UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Xtant Medical HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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664 Cruiser Lane
Belgrade, Montana 59714
(406) 388-0480

Notice of Special Meeting of Stockholders To Be Held February 13, 2018

To Our Stockholders:

You are invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Xtant Medical Holdings, Inc. (the “Company”) on February 13, 2018, at 10:00 a.m. Eastern Standard Time, at 112 South Tryon Street, 2nd Floor, Charlotte, North Carolina 28284.

On January 11, 2018, we announced that we had entered into a Restructuring and Exchange Agreement (the “Restructuring Agreement”) with ROS Acquisition Offshore LP (“ROS”), OrbiMed Royalty Opportunities II, LP (“OrbiMed”, and together with ROS, the “Investors”), Bruce Fund, Inc. (“Bruce Fund”), Park West Partners International, Limited (“PWPI”), Park West Investors Master Fund, Limited (“PWIMF”), and Telemetry Securities, L.L.C. (“Telemetry”, and together with Bruce Fund, PWPI and PWIMF, the “Consenting Noteholders”), which constitute all of the holders (collectively, the “Noteholders”) of the Company’s outstanding 6.00% convertible senior unsecured notes due 2021 (the “Notes”).

Under the Restructuring Agreement, the Investors have agreed to convert the Notes issued to the Investors in January 2017 in the aggregate principal amount of $1.627 million, plus accrued and unpaid interest, at the $0.7589 per share conversion rate originally provided thereunder, into approximately 2.3 million shares of common stock of the Company, par value $0.000001 per share (“Common Stock”), on January     , 2018 (the “Tier 1 Transaction”). After completion of the Tier 1 Transaction and after giving effect to the 1:12 reverse stock split described below, upon approval by our stockholders, the remaining $70.238 million aggregate principal amount of the Notes held by the Noteholders (the “Remaining Notes”), plus accrued and unpaid interest, will be exchanged for newly-issued shares of Common Stock at an exchange rate of 138.8889 shares per $1,000 principal amount of notes, for an exchange price of $7.20 per share (which, on a pre-reverse stock split basis, equates to an exchange price of $0.60 per share) (the “Tier 2 Transaction”). Assuming that the proposals described below are approved by our stockholders and the Tier 2 Transaction is consummated on February 15, 2018, the Remaining Notes would be exchanged for approximately 10.4 million newly-issued shares of Common Stock (which, on a pre-reverse stock split basis, equates to approximately 124.6 million shares of Common Stock) in the Tier 2 Transaction. Furthermore, if the proposals described below are approved by our stockholders, the Investors have also agreed to purchase from the Company in a private placement, simultaneously with the consummation of the Tier 2 Transaction, an aggregate of $6,809,887 of Common Stock at a price per share of $7.20 (which, on a pre-reverse stock split basis, equates to a price per share of $0.60) (the “Private Placement” and, together with the Tier 1 Transaction and the Tier 2 Transaction, the “Transactions”). Assuming that the Tier 2 Transaction and the Private Placement are consummated on February 15, 2018, following the consummation of the Transactions, the Investors would own, in the aggregate, approximately 70.4%, and the Noteholders would own, in the aggregate, approximately 88.5%, of the outstanding Common Stock. Consequently, existing non-Noteholder stockholders of the Company, who currently own approximately 95.7% of the outstanding Common Stock, would own approximately 11.3% of the outstanding Common Stock following the consummation of the Transactions. Following the consummation of the Tier 2 Transaction and the Private Placement, we intend to launch a rights offering to allow stockholders of the Company to purchase Common Stock at the same price per share as the Tier 2 Transaction and the Private Placement.

The primary purposes of our entry into the Restructuring Agreement are to reform our capital structure, meet our liquidity needs, to reposition the Company for long-term growth, and to regain compliance with NYSE American LLC (formerly the NYSE MKT) (“NYSE American”) listing standards. Stockholder approval is required under Sections 713(a) and 713(b) of the NYSE American Company Guide to complete the Transactions, which (i) will require the issuance in the Tier 2 Transaction and Private Placement of Common Stock in excess of 20% of the total number of shares of our Common Stock outstanding immediately before the Tier 2 Transaction and (ii) will result in a change of control of the Company. In addition, stockholder approval is required in order to effectuate a reverse stock split and amend our certificate of incorporation to allow a sufficient number of authorized shares to complete the Tier 2 Transaction and the Private Placement. These approvals are required for us to realize the full potential of our transaction with the Noteholders. If we fail to obtain these approvals, the Transactions will not be completed and we will not receive the benefits described above and in the enclosed Proxy Statement. Accordingly, we urge you to vote your shares for the approval of all proposals described in this document.

Specifically, we are asking you to vote on the following proposals (the “Proposals”) at the Special Meeting:

1.	To approve the issuance of shares of Common Stock for purposes of Sections 713(a) and 713(b) of the NYSE American Company Guide;

2.	To approve an amendment to our certificate of incorporation to effect a reverse stock split of the Common Stock at a ratio of 1:12, to change the number of authorized shares of Common Stock and preferred stock available for issuance and to make such other changes as are described in the enclosed Proxy Statement, as requested by the Investors pursuant to the Restructuring Agreement;

3.	To elect six (6) directors named in the accompanying Proxy Statement effective on the closing of the Transactions to serve on the Company’s Board of Directors until their respective successors have been duly elected and qualified;

4.	To approve an adjournment of the meeting, if necessary or appropriate, to solicit additional proxies in favor of the foregoing Proposals; and

5.	To transact such other business as may properly be brought before the Special Meeting and any adjournment or postponement thereof.

For additional information concerning the Transactions with the Noteholders, please see the sections of the Proxy Statement titled Background of the Transactions beginning on page 7 and Description of the Transactions beginning on page 12.

Stockholders of record at the close of business on January 18, 2018, shall be entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof.

Your vote is important. Please submit a proxy as soon as possible so that your shares can be voted at the Special Meeting. You may submit your proxy by mail or via the Internet, and you may revoke your proxy and vote in person if you decide to attend the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on February 13, 2018: The Proxy Statement is available at www.xtantmedical.com (click “Investors” and “SEC Filings”).

Thank you for your continued support of Xtant Medical Holdings.

By order of the Board of Directors

/s/ Carl D. O’Connell
Carl D. O’Connell
Chief Executive Officer

Belgrade, Montana

                 , 2018

Information about Attending the Special Meeting

Only stockholders of record on the record date of January 18, 2018, are entitled to notice of, and to attend or vote at, the Special Meeting. If you plan to attend the meeting in person, please bring the following:

1.	Photo identification.

2.	Acceptable Proof of Ownership if your shares are held in “street name.”

Street Name means your shares are held of record by brokers, banks or other institutions.

Acceptable Proof of Ownership is either (a) a letter from your broker confirming that you beneficially owned shares of the Company’s Common Stock on the record date or (b) an account statement showing that you beneficially owned shares of the Company’s Common Stock on the record date. If your shares are held in street name, you may attend the meeting with proof of ownership, but you may not vote your shares in person at the Special Meeting unless you have obtained a “legal proxy” or other evidence from your Broker giving you the right to vote your shares at the Special Meeting.

XTANT MEDICAL HOLDINGS, INC.
664 Cruiser Lane
Belgrade, Montana 59714
(406) 388-0480

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 13, 2018

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE SPECIAL MEETING

Q:	Why am I receiving these materials?

A:	We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for a special meeting of stockholders (the “Special Meeting”), which will take place on February 13, 2018. As a stockholder of record, you are invited to attend the Special Meeting and are entitled and requested to vote on the items of business described in this Proxy Statement. This Proxy Statement and accompanying proxy card (or voting instruction card) are being mailed on or about , 2018 to all stockholders entitled to vote at the Special Meeting.

Q:	When and where will the Special Meeting be held?

A:	The Special Meeting will be held on February 13, 2018 at 10:00 a.m. Eastern Standard Time at 112 South Tryon Street, 2nd Floor, Charlotte, North Carolina 28284.

Q:	What information is contained in this Proxy Statement?

A:	The information in this Proxy Statement relates to the Proposals to be voted on at the Special Meeting, the voting process, and other information that the Securities and Exchange Commission (the “SEC”) requires us to provide to our stockholders in connection with the Special Meeting of our stockholders.

Q:	What items of business will be voted on at the Special Meeting?

A:	We are asking our stockholders of record to vote on the following Proposals, all of which are described in detail in this Proxy Statement:

•      A Proposal to approve the issuance of shares of Common Stock for purposes of Sections 713(a) and 713(b) of the NYSE American Company Guide

•      A Proposal to approve an amendment to our certificate of incorporation to effect a reverse stock split of the Common Stock at a ratio of 1:12, to change the number of authorized shares of Common Stock and preferred stock available for issuance and to make such other changes as are described below, as requested by the Investors pursuant to the Restructuring Agreement.

•      A Proposal to elect six (6) directors effective on the closing of the Transactions to serve on the Board until their respective successors have been duly elected and qualified.

You can find more information about the Transactions with the Noteholders in the sections of this Proxy Statement titled Background of the Transactions beginning on page 7 and Description of the Transactions beginning on page 12.

In total, we are asking you to vote on three Proposals, all of which have been approved by our Board and our Special Strategic Committee to the Board (the “Strategic Committee”). We may also request that you approve a fourth Proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies in favor of the other Proposals.

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Q:	How many votes must the nominees for director have to be elected?

A:	In order for a director to be elected at a meeting at which a quorum is present, a nominee must receive the affirmative vote of a plurality of the shares voted. There is no cumulative voting for our directors or otherwise.

Q:	What are the voting requirements to approve the other Proposals?

A:	The affirmative vote of a majority of the shares cast in person or represented by proxy at the Special Meeting and entitled to vote on the matter is required to approve the issuance of shares of Common Stock and to approve an amendment to our certificate of incorporation (which includes the reverse stock split).

Q:	How does the Board recommend that I vote?

A:	Our Board recommends that you vote your shares “FOR” the approval of the issuance of shares of Common Stock for purposes of Sections 713(a) and 713(b) of the NYSE American Company Guide, “FOR” the amendment to our certificate of incorporation (which includes the reverse stock split), and “FOR” the election of the members to the Board. For further details, please see the section of this Proxy Statement titled Recommendation of the Board of Directors of the Company beginning on page 18.

Q:	What shares may I vote?

A:

Each share of our Common Stock issued and outstanding as of the close of business on January 18, 2018 (the “Record Date”) is entitled to one vote on each of the matters to be voted upon at the Special Meeting.

You may vote all shares owned by you as of the Record Date, including (a) shares held directly in your name as the stockholder of record and (b) shares held for you as the beneficial owner through a broker, trustee or other nominee (collectively, a “Broker”). We had                    shares of Common Stock issued and outstanding on the Record Date.

Q:	What is the difference between being a stockholder of record and being the beneficial owner of shares held in street name?

A:

A stockholder of record owns shares which are registered in his or her own name. A beneficial owner owns shares which are held in street name through a third party, such as a Broker. As summarized below, there are some distinctions between stockholders of record and beneficial owners.

Stockholder of Record

You are the stockholder of record of any of your shares registered directly in your name with our transfer agent, Corporate Stock Transfer. With respect to such shares, these proxy materials are being sent to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to our designee, Carl D. O’Connell, Chief Executive Officer, or to any other person you wish to designate, or to vote in person at the Special Meeting. We have enclosed a proxy card for you to grant your voting proxy to Mr. O’Connell.

Shares Beneficially Held in Street Name

You are the beneficial owner of any of your shares held in street name. With respect to such shares registered through a Broker, these proxy materials, together with a voting instruction card, are being forwarded to you by your Broker. As the beneficial owner, you have the right to direct your Broker how to vote. You may use the voting instruction card provided by your Broker for this purpose. Even if you have directed your Broker how to vote, you may also attend the Special Meeting. However, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” or other evidence from your Broker giving you the right to vote the shares at the Special Meeting.

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Q:	Who is entitled to attend the Special Meeting and what are the admission procedures?

A:	You are entitled to attend the Special Meeting only if you were a stockholder as of the close of business on the Record Date or if you hold a valid proxy for the Special Meeting. A list of stockholders eligible to vote at the Special Meeting will be available for inspection at the Special Meeting. If you are a beneficial holder, you will need to provide proof of beneficial ownership as of the Record Date, such as a brokerage account statement showing that you owned shares of Common Stock as of the Record Date or the voting instruction card provided by your Broker. The Special Meeting will begin promptly at 10:00 a.m., Eastern Standard Time. You should be prepared to present photo identification for admittance. Check-in will begin one-half hour prior to the meeting. Please allow ample time for the admission procedures.

Q:	May I vote my shares in person at the Special Meeting?

A:	If you were a stockholder of record on the Record Date, you may vote your shares in person at the Special Meeting or through a proxy. If you decide to vote your shares in person, you do not need to present your share certificate(s) at the Special Meeting; your name will be on the list of stockholders eligible to vote. If you hold your shares beneficially in street name, you may vote your shares in person at the Special Meeting only if you obtain a legal proxy or other evidence from your Broker giving you the right to vote the shares. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Special Meeting.

Q:	How can I vote my shares without attending the Special Meeting?

A:

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Special Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your Broker. For directions on how to vote, please refer to the instructions on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your Broker.

Stockholders of record may submit proxies by completing, signing, dating and mailing their proxy cards to the address provided on the proxy card. Stockholders who hold shares beneficially in street name may vote by completing, signing and dating the voting instruction cards provided and mailing them to the address provided on the voting instruction card. The proxy card and voting instruction card also include directions as to how you may submit your vote through the Internet. The voting instruction card may also include directions for alternative methods of submitting your vote. We encourage you to vote early. If you choose to vote by mail, please allow sufficient time for your proxy or voting instruction card to reach our vote tabulator prior to the Special Meeting.

Q:	Who will count the votes?

A:	Votes at the Special Meeting will be counted by an inspector of election, who will be appointed by the Board.

Q:	What is the effect of not voting?

A:

If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Special Meeting. If you are a stockholder of record and you properly sign and return your proxy card, your shares will be voted as you direct. If no instructions are indicated on such proxy card and you are a stockholder of record, shares represented by the proxy will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement, namely “FOR” the approval of the issuance of shares of Common Stock for purposes of Sections 713(a) and 713(b) of the NYSE American Company Guide, “FOR” the amendment to our certificate of incorporation (which includes the reverse stock split) and “FOR” the approval of the nominees to the Board.

If you are a beneficial owner of shares in street name and do not provide the Broker that holds your shares with specific voting instructions, then your shares will be considered “broker non-votes” and will have no effect on that proposal. Therefore, if you own shares through a Broker, you must instruct your broker how to vote in order for your vote to be counted.

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Q:	How are broker non-votes and abstentions treated?

A:	Broker non-votes and abstentions with respect to a proposal are counted as present or represented by proxy for purposes of establishing a quorum.

Q:	Can I revoke my proxy or change my vote after I have voted?

A:	You may revoke your proxy and change your vote by voting again or by attending the Special Meeting and voting in person. Only your latest dated proxy card received at or prior to the Special Meeting will be counted. However, your attendance at the Special Meeting will not have the effect of revoking your proxy unless you forward written notice to the Corporate Secretary at Xtant Medical Holdings, Inc., 664 Cruiser Lane, Belgrade, Montana 59714, or you vote by ballot at the Special Meeting. If you are a beneficial owner, you will need to request a legal proxy from your Broker and bring it with you to vote at the Special Meeting.

Q:	How many votes do you need to hold the Special Meeting?

A:	The presence, in person or by proxy, of the holders of one-third of the shares of Common Stock outstanding and entitled to vote on the Record Date is necessary to hold the Special Meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be considered as present at the Special Meeting for purposes of establishing a quorum.

Q:	Who will bear the cost of soliciting votes for the Special Meeting?

A:	The Company is making this solicitation and will pay the entire cost of preparing, printing, assembling, mailing and distributing these proxy materials. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, electronic mail and facsimile by directors, officers and regular employees of the Company. None of the Company’s directors, officers or employees will receive any additional compensation for soliciting proxies on behalf of the Board. The Company may also make arrangements with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of soliciting material to the beneficial owners of Common Stock held of record by those owners. The Company will reimburse those brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with that service.

Q:	Where can I find the voting results of the Special Meeting?

A:	We intend to announce preliminary voting results at the Special Meeting and will disclose results in a Current Report on Form 8-K that will be filed not more than four business days following the Special Meeting.

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CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this Proxy Statement, or filings with the SEC and our public releases that are not purely historical are forward-looking statements within the meaning of applicable securities laws.  Our forward-looking statements include, but are not limited to, statements regarding our “expectations,” “hopes,” “beliefs,” “intentions,” or “strategies” regarding the future.  In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should” and “would,” as well as similar expressions, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward looking.  Forward-looking statements contained in or incorporated by reference into this Proxy Statement may include, for example, statements about:

•	our ability to obtain stockholder approval of the Proposals;

•	our ability to consummate the Transactions;

•	the consequences of obtaining and not obtaining stockholder approval of the Proposals and the consummation and non-consummation of the Transactions;

•	if the Transactions are consummated, the effects of increased ownership by the Investors;

•	the effects of the proposed amendment to our certificate of incorporation on, among other things, our NYSE American listing and the price of our Common Stock;

•	the composition and corporate governance policies of our Board and its committees following the consummation of the Transactions;

•	our ability to achieve the Company Forecasts;

•	our ability to comply with the covenants in our senior credit facility and to make all upcoming and deferred interest payments;

•	our ability to maintain sufficient liquidity to fund our operations;

•	our ability to remain listed on the NYSE American;

•	our ability to obtain financing on reasonable terms;

•	our ability to increase revenue;

•	our ability to continue as a going concern;

•	our ability to maintain sufficient liquidity to fund our operations;

•	the ability of our sales force to achieve expected results;

•	our ability to remain competitive;

•	government regulations;

•	our ability to innovate and develop new products;

•	our ability to obtain donor cadavers for our products;

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•	our ability to engage and retain qualified technical personnel and members of our management team;

•	the availability of our facilities;

•	government and third-party coverage and reimbursement for our products;

•	our ability to obtain regulatory approvals;

•	our ability to successfully integrate recent and future business combinations or acquisitions;

•	our ability to use our net operating loss carry-forwards (including any impairment thereof as a result of the Transactions) to offset future taxable income;

•	our ability to deduct all or a portion of the interest payments on the notes for U.S. federal income tax purposes;

•	our ability to service our debt;

•	product liability claims and other litigation to which we may be subjected;

•	product recalls and defects;

•	timing and results of clinical studies;

•	our ability to obtain and protect our intellectual property and proprietary rights;

•	infringement and ownership of intellectual property;

•	our ability to remain accredited with the American Association of Tissue Banks.

•	influence by our management;

•	our ability to pay dividends; and

•	our ability to issue preferred stock.

Any of these factors and other factors in this Proxy Statement or any documents incorporated by reference could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us. Although we believe our plans, intentions and expectations reflected in the forward-looking statements we make are reasonable, we can give no assurance that we will achieve these plans, intentions or expectations. Our assumptions about future events may prove to be inaccurate. We caution you that the forward-looking statements contained in this Proxy Statement are not guarantees of future performance, and we cannot assure you that those statements will be realized or the forward-looking events and circumstances will occur. All forward-looking statements speak only as of the date of this Proxy Statement.

We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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BACKGROUND OF THE TRANSACTIONS

On January 11, 2018, we announced that we entered into a Restructuring and Exchange Agreement (the “Restructuring Agreement”) with ROS Acquisition Offshore LP (“ROS”), OrbiMed Royalty Opportunities II, LP (“OrbiMed”, and together with ROS, the “Investors”), Bruce Fund, Inc. (“Bruce Fund”), Park West Partners International, Limited (“PWPI”), Park West Investors Master Fund, Limited (“PWIMF”), and Telemetry Securities, L.L.C. (“Telemetry”, and together with Bruce Fund, PWPI and PWIMF, the “Consenting Noteholders”), which constitute all of the holders (collectively, the “Noteholders”) of the Company’s outstanding convertible notes (the “Notes”).

Under the Restructuring Agreement, the Investors have agreed to convert the Notes issued to the Investors in January 2017 in the aggregate principal amount of $1.627 million, plus accrued and unpaid interest, at the $0.7589 per share conversion rate originally provided thereunder, into approximately 2.3 million shares of common stock of the Company, par value $0.000001 per share (“Common Stock”), on January     , 2018 (the “Tier 1 Transaction”). After completion of the Tier 1 Transaction and after giving effect to the 1:12 reverse stock split described below, upon approval by our stockholders, the remaining $70.238 million aggregate principal amount of the Notes held by the Noteholders (the “Remaining Notes”), plus accrued and unpaid interest, will be exchanged for newly-issued shares of Common Stock at an exchange rate of 138.8889 shares per $1,000 principal amount of notes, for an exchange price of $7.20 per share (which, on a pre-reverse stock split basis, equates to an exchange price of $0.60 per share) (the “Tier 2 Transaction”). Assuming that the proposals described below are approved by our stockholders and the Tier 2 Transaction is consummated on February 15, 2018, the Remaining Notes would be exchanged for approximately 10.4 million newly-issued shares of Common Stock (which, on a pre-reverse stock split basis, equates to approximately 124.6 million shares of Common Stock) in the Tier 2 Transaction. Furthermore, if the proposals described below are approved by our stockholders, the Investors have also agreed to purchase from the Company in a private placement, simultaneously with the consummation of the Tier 2 Transaction, an aggregate of $6,809,887 of Common Stock at a price per share of $7.20 (which, on a pre-reverse stock split basis, equates to a price per share of $0.60) (the “Private Placement” and, together with the Tier 1 Transaction and the Tier 2 Transaction, the “Transactions”). Assuming that the Tier 2 Transaction and the Private Placement are consummated on February 15, 2018, following the consummation of the Transactions, the Investors would own, in the aggregate, approximately 70.4%, and the Noteholders would own, in the aggregate, approximately 88.5%, of the outstanding Common Stock. Consequently, existing non-Noteholder stockholders of the Company, who currently own approximately 95.7% of the outstanding Common Stock, would own approximately 11.3% of the outstanding Common Stock following the consummation of the Transactions. Following the consummation of the Tier 2 Transaction and the Private Placement, we intend to launch a rights offering to allow stockholders of the Company to purchase Common Stock at the same price per share as the Tier 2 Transaction and the Private Placement.

The material terms of the Transactions are described in this section of this Proxy Statement under the subsection titled Description of the Transactions beginning on page 12.

To complete the Transactions, we have agreed to seek stockholder approval of the following matters:

•	Approval of the issuance of shares of our Common Stock in excess of 20% of the total number of shares of our Common Stock outstanding immediately before the closing of the Tier 2 Transaction and the Private Placement, and which will result in a change of control of the Company, as required by Sections 713(a) and 713(b) of the NYSE American Company Manual, respectively;

•	Approval of an amendment to our certificate of incorporation to effect a reverse stock split of the Common Stock at a ratio of 1:12, to change the number of authorized shares of Common Stock and preferred stock available for issuance and to make such other changes as are described below, as requested by the Investors pursuant to the Restructuring Agreement; and

•	Election of six (6) directors to serve on the Company’s Board of Directors until their respective successors have been duly elected and qualified;

Detailed information about these Proposals can be found in this section of this Proxy Statement beginning on page 38.

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The Board of Directors of the Company (the “Board”) and the Special Strategic Committee to the Board (the “Strategic Committee”) approved the Transactions after taking into account various factors, including the history of our strategic efforts to realize value for our business operations, our ability to generate cash flow, our current debt obligations, current market conditions, our status as a company listed on the NYSE American, our substantial doubt about our ability to continue as a going concern and other alternatives available to us, as described below.

We have incurred losses and have had cash flow issues since our inception. For the past few years, we have sought to pursue strategic alternatives regarding our lack of sufficient cash flow. In 2015, we began searching for possible options for generating additional cash flow. In the course of doing this, we have reviewed various proposals and engaged in discussions to determine whether any such transaction could be achieved on terms that we believed would be beneficial to our stockholders.

On July 31, 2015, we acquired all of the outstanding capital stock of X-spine Systems, Inc. (“X-spine”) for approximately $60 million in cash, repayment of approximately $13 million of X-spine debt, and approximately 4.24 million shares of Common Stock.

Concurrent with the acquisition of X-spine, on July 31, 2015, we also completed an offering of $65.0 million aggregate principal amount of the Notes, pursuant to an Indenture, dated as of July 31, 2015, between the Company and Wilmington Trust, National Association (the “Indenture”). OrbiMed and ROS purchased $52.0 million aggregate principal amount of the Notes in the offering. On August 10, 2015, OrbiMed and ROS exercised their option with respect to an additional $3 million aggregate principal amount of the Notes.

Also on July 31, 2015, the Company refinanced approximately $24 million in existing term loans and borrowed an additional $18 million pursuant to an Amended and Restated Credit Agreement with ROS and OrbiMed (the “Credit Facility”).

Despite the acquisition of X-spine, we still continued to incur losses and have cash flow issues, which caused the Company to seek additional options for capital generation and alternative methods of payment to pay interest owed under the Notes and the Credit Facility. On April 14, 2016, due to our inability to pay cash interest due on the Notes under the Indenture and the Credit Facility, we issued $2,238,166 aggregate principal amount of convertible senior unsecured notes (the “2016 Notes”) in a private placement to OrbiMed and ROS. The proceeds were utilized to pay interest due under both the Notes under the Indenture and the Credit Facility on April 15, 2016.

Until April 2016, when we began our discussions with representatives of OrbiMed and ROS, we were unable to negotiate financing alternatives on terms satisfactory to us and in the best interests of our stockholders. We believed that seeking bankruptcy was not in the best interests of our stockholders as long as other alternatives could be pursued. In April 2016, representatives of OrbiMed and ROS approached us initially to discuss options for restructuring of OrbiMed’s and ROS’ Notes under the Indenture. Our management members met with those representatives to discuss a possible transaction and conducted several telephonic and in-person meetings to discuss potential options, which resulted in OrbiMed and ROS agreeing to allow the Company to enter into a senior secured revolving credit facility with another lender.

On May 25, 2016, we entered into a Loan and Security Agreement (the “LSA”) with Silicon Valley Bank, a California corporation (the “SVB”), pursuant to which SVB agreed to provide us with a revolving line of credit in the aggregate principal amount of $6,000,000. On August 12, 2016, we entered into a First Loan Modification Agreement (the “Modification Agreement”) with SVB, which increased the aggregate principal amount of the revolving line of credit to $11,000,000.

In July 2016, the Company began discussing with Maxim Group LLC (“Maxim”) the possibility of raising capital through a rights offering (the “Maxim Rights Offering”).

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On August 15, 2016, we received a letter from the NYSE American notifying us that we were not in compliance with the NYSE American’s continued listing standards. Specifically, we were not in compliance with Section 1003(a)(i) of the Company Guide with stockholders’ equity of less than $2,000,000 and net losses in two of our three most recent fiscal years, Section 1003(a)(ii) with stockholders’ equity of less than $4,000,000 and net losses in three of our four most recent fiscal years and Section 1003(a)(iii) of the Company Guide with stockholders’ equity of less than $6,000,000 and net losses in five of our most recent fiscal years. According to Section 1003(a) of the Company Guide, the NYSE American will normally consider providing an exemption for entities not in compliance with Sections 1003(a)(i) through (a)(iii) of the Company Guide if the entity is in compliance with the following standards: (1) total value of market capitalization of at least $50,000,000; or total assets and revenue of $50,000,000 each in its last fiscal year, or in two of its last three fiscal years; and (2) the issuer has at least 1,100,000 shares publicly held, a market value of publicly held shares of at least $15,000,000 and 400 round lot shareholders. Previously, we were exempt from the minimum stockholders equity requirement because (i) at least 1,100,000 shares are publicly held, (ii) a market value of publicly held shares was at least $15,000,000, (iii) there were 400 round lot shareholders, and (iv) the market capitalization of its public float was more than the required $50,000,000 or total assets and revenue of $50,000,000 each in our last fiscal year, or in two of our last three fiscal years. However, this exemption was no longer available due to the decline of our Common Stock price.

On October 31, 2016, the Company entered into a dealer-manager agreement (the “Dealer-Manager Agreement”) with Maxim, to engage Maxim as dealer-manager for the Maxim Rights Offering. On October 31, 2016, the Company distributed to holders of its Common Stock and to holders of its convertible notes, at no charge, non-transferable subscription rights to purchase units. Each unit consisted of one share of Common Stock and one tradeable warrant representing the right to purchase one share of Common Stock (“Tradeable Warrants”).

In the Maxim Rights Offering, holders received two subscription rights for each share of Common Stock, or each share of Common Stock underlying our convertible notes owned on the record date, October 21, 2016. Subscribers whose subscriptions otherwise would have resulted in their beneficial ownership of more than 4.99% of Common Stock could elect to receive, in lieu of shares of Common Stock in excess of that threshold, pre-funded warrants to purchase the same number of shares of Common Stock for $0.01 (“Pre-Funded Warrants”), and the subscription price per unit consisting of a Pre-Funded Warrant in lieu of a share of Common Stock was reduced by the $0.01 exercise price, however no Pre-Funded Warrants were sold in the Maxim Rights Offering.

On November 1, 2016, we were notified by the NYSE American that NYSE Regulation had accepted our plan to regain compliance with the NYSE American’s continued listing standards of the NYSE American Company Guide by February 15, 2018, subject to periodic review by the NYSE American for compliance with the initiatives set forth in the plan. We were notified by the NYSE American that if we were not in compliance with the continued listing standards by February 15, 2018, or if we do not make progress consistent with the plan during the plan period, the NYSE Regulation staff would initiate delisting proceedings.

The Maxim Rights Offering closed on November 14, 2016. The units were priced at $0.75 per unit with gross proceeds from the Maxim Rights Offering of approximately $3.8 million and the net proceeds from the Maxim Rights Offering of approximately $2.5 million after deducting fees and expenses payable to Maxim, and after deducting other expenses payable by us and excluding any proceeds received upon exercise of any Tradeable Warrants issued in the offering. The Tradeable Warrants associated with the equity raised were subject to an analysis that resulted in the Tradeable Warrants being recorded as equity with the Common Stock in stockholder’s equity.

After failing to raise the amount of capital we hoped to raise in the Maxim Rights Offering, in order to explore potential strategic alternatives, on December 13, 2016, we formed the Strategic Committee. The purpose of the Strategic Committee has been to evaluate the Company’s performance of its obligations to its institutional lenders, holders of its convertible debt securities and other creditors, to review potential reorganization and/or restructuring or similar transactions with such parties, to review, evaluate, and negotiate mergers, acquisitions, investments or dispositions of material assets or a material portion of any business and to report its conclusions and recommendations to the Board, as appropriate. The Strategic Committee consists of Messrs. Deedrick, Mazzocchi, Timko and Buckman, each of whom is an independent director. Mr. Deedrick serves as the Chairman of the Strategic Committee.

Effective January 13, 2017, due to our inability to pay cash interest due on the Notes under the Indenture and the 2016 Notes, we issued an additional $1,627,145 aggregate principal amount of convertible senior unsecured notes in a private placement to OrbiMed and ROS (the “2017 Notes” and, together with the 2016 Notes, the “Additional Notes”). The proceeds were utilized to pay interest due on both the Notes under the Indenture and the 2016 Notes on January 15, 2017.

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On February 13, 2017, the Company engaged Alvarez & Marsal Securities, LLC (“A&M”) to act as its financial advisor with respect to evaluating and pursuing a potential restructuring, financing or sale of the Company.

In March 2017, in connection with their audit for the year ended December 31, 2016, EKS&H LLLP, the Company’s independent registered public accounting firm, concluded that, due to the Company’s recurring losses from operations and the fact that the Company has operational and financial uncertainties that raise substantial doubt about its ability to continue as a going concern, it was necessary for EKS&H to include an emphasis of matter paragraph regarding going concern in their audit opinion.

In May 2017, we and representatives of OrbiMed and ROS began discussing various strategic transactions, including the structure of a potential conversion or exchange of the Notes.

On May 8, 2017, the Company entered into an agreement (the “CRO Agreement”) with Aurora Management Partners Inc. (“Aurora”). Pursuant to the CRO Agreement, David Baker serves as Chief Restructuring Officer of the Company (the “CRO”). The CRO and Aurora personnel, referred to as Deputy Restructuring Officers, assisting on this engagement report to the Strategic Committee and provide periodic updates on progress made in fulfilling the scope of services.

On May 12, 2017, the Company entered into an amendment to the Credit Facility with OrbiMed and ROS pursuant to which it borrowed an additional $15 million from OrbiMed and ROS and used such funds to pay off all obligations under the LSA with SVB and for working capital purposes. Throughout 2017, due to its inability to pay cash interest due thereunder, the Company has entered into various amendments and waivers to the Indenture, the Credit Facility and the Notes to defer interest owed under such obligations and to waive defaults under covenants in such documents.

On May 26, 2017, our Board engaged the law firm of Stoel Rives LLP (“Stoel Rives”) as independent counsel for its services in representing the Board and the Strategic Committee. On May 30, 2017, OrbiMed and ROS filed a Schedule 13D disclosing that they were engaged in discussions with the Company regarding possible conversion or exchange of some or all of the Notes into Common Stock.

Throughout the months of June and July 2017, we and representatives of OrbiMed and ROS continued discussing the potential structure and terms of possible transactions, including the potential exchange rate for the Notes as it related to the then-current trading price of the Common Stock. The parties considered converting the 2017 Notes at the $0.7589 per share conversion rate provided thereunder in the Tier 1 Transaction and exchanging the remaining Notes for Common Stock in the Tier 2 Transaction at a rate of $0.60 per share (which, at the time, did not take into account a potential reverse stock split). This exchange price was approximately 13% higher than $0.52 per share, which was the closing price on May 30, 2017, the date on which OrbiMed and ROS first disclosed their discussions with the Company regarding such potential transactions. Key factors leading to our decision to pursue the Transactions were the ability of the Note conversions and exchanges and the subsequent Private Placement discussed in this Proxy Statement to reform our capital structure, free up cash flow and provide financial support for future operations.

On July 28, 2017, Duff & Phelps, LLC (“Duff & Phelps”) was retained as an independent financial advisor to the Board and the Strategic Committee to opine as to whether the conversion price for the Notes, in connection with the Tier 2 Transaction, was fair to the public stockholders of the Company, from a financial point of view.

In the following months, the parties and their legal counsel prepared and negotiated the terms of the definitive documentation for the Transactions. During this period, the Strategic Committee considered other potential strategic alternatives, but did not believe any alternative transactions were viable. The Strategic Committee, in cooperation with the Company’s professional advisors, undertook a market check to ensure that the Transactions described in this Proxy Statement were in the best interests of the Company and its stockholders. The Company and its advisors engaged a number of strategically selected companies to assess their interest in consummating a transaction with the Company that would have a value in excess of the restructuring transaction contemplated in the Restructuring Agreement. The parties were selected based on a combination of factors including experience in the industry and ability to consummate a transaction based on timeline and financial capacity. Of the parties contacted, none expressed interest in pursuing further discussions.

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During this period, we also sought guidance from the NYSE American regarding several aspects of the Transactions to gauge whether the completion of such transactions would bring the Company back in compliance with NYSE American guidelines. The NYSE American informed us that completion of such transactions would bring us back in compliance with NYSE American continued listing standards but, unless we were in compliance with such standards by February 15, 2018, we would be delisted from NYSE American. In light thereof, we continued negotiations with OrbiMed and ROS on the Transactions, including discussions regarding a potential reverse stock split in order to increase the trading price of our Common Stock on the NYSE American, with the goal of consummating the Tier 2 Transaction by February 15, 2018 in order to be in compliance with NYSE American continued listing standards and remaining listed on NYSE American.

On December 4, 2017, the Company provided A&M with written notice that it had elected to terminate its engagement with A&M, effective immediately.

On December 26, 2017, the Board held a meeting to discuss the preliminary terms and conditions of the Restructuring Agreement.  Representatives of Ballard Spahr LLP, counsel to the Company (“Ballard Spahr”) made a presentation to the Board, which included all of the members of the Strategic Committee, regarding the preliminary terms and conditions of the Restructuring Agreement and Stoel Rives participated in the call in its capacity as counsel to the Board.  Representatives from Duff & Phelps reviewed with the Board its fairness analysis and responded to questions from the Board.

On January 10, 2018, the Board and the Strategic Committee held a meeting to discuss the final terms and conditions of the Restructuring Agreement. Representatives of Ballard Spahr discussed with the Board and the Strategic Committee the proposed final terms and conditions of the Restructuring Agreement and Stoel Rives participated in the call in its capacity as counsel to the Board. Representatives from Duff & Phelps delivered its written opinion to the Strategic Committee and the Board that, as of that date, and based upon and subject to the assumptions, limitations and qualifications contained in its opinion, the conversion of the Notes into Common Stock at the Conversion Price (as defined below) in connection with the Tier 2 Transaction is fair, from a financial point of view, to the public stockholders of the Company. See the section of this Proxy Statement titled Opinion of the Company’s Financial Advisor beginning on page 20. Thereafter, our Board and the Strategic Committee approved the Restructuring Agreement and the Transactions, and on January 11, 2018, the parties signed the Restructuring Agreement. The terms of the key transaction documents are described in detail in the section of this Proxy Statement titled Description of the Transactions beginning on page 12.

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DESCRIPTION OF THE TRANSACTIONS

Restructuring Agreement

Under the Restructuring Agreement, the Noteholders agreed to the restructuring of the Company and the exchange and conversion of their Notes in a series of transactions. Below is a summary of the material terms of the Restructuring Agreement. The discussion of the Transactions and the Restructuring Agreement is qualified in its entirety by reference to the Restructuring Agreement, which is attached to this proxy statement as Annex A. This summary does not purport to be complete and may not contain all of the information about the Restructuring Agreement that is important to you.

Actions Required to Be Completed Prior to or Simultaneously with the Execution of the Restructuring Agreement.

In addition to other standard obligations and approvals that the Company needed to complete under the terms of the Restructuring Agreement, the following actions were required to be completed before or at the same time as the parties executed the Restructuring Agreement:

Fairness Opinion

Prior to the execution of the Restructuring Agreement, the Board received the fairness opinion of Duff & Phelps, which stated that as of January 10, 2018, and subject to the assumptions, limitations and qualifications contained therein, the exchange rate of 138.8889 shares per $1,000 principal amount of notes, for an exchange price of $7.20 is fair to the public stockholders of the Company, from a financial point of view, as an exchange rate for the Notes. For more details, please see the section in this Proxy Statement titled Opinion of the Company’s Financial Advisor on page 20.

Support Agreement

On January 11, 2018, the Noteholders, the Company’s executive officers and directors and certain of the Company’s stockholders (collectively the “Support Equityholders”), who, as of such date, held approximately 24.8% of the outstanding Common Stock, entered into a support agreement (the “Support Agreement”) simultaneously with the execution of the Restructuring Agreement, which is attached to this Proxy Statement as Annex B. Under the Support Agreement, the Support Equityholders agreed to vote their shares of Common Stock in favor of the approval of: (i) the amendment to the Company’s certificate of incorporation and issuance of Common Stock pursuant to the exchange of the Notes under the Tier 2 Transaction, (ii) any proposal to adjourn or postpone the meeting to a later date, if there are not sufficient votes for the approval of the such proposals on the date on which such meeting is held, and (iii) any other proposal included in this Proxy Statement that relates to the consummation of the transactions contemplated by the Restructuring Agreement that the Board recommended the stockholders approve. The Support Equityholders also appointed OrbiMed and ROS as attorney-in-fact and proxy to vote all applicable shares of the Support Equityholders consistent with the provisions of the Support Agreement. The Support Equityholders made standard representations and warranties related to their ownership of Common Stock.

Actions Required to Be Completed Prior to the Closing of the Restructuring Agreement.

In addition to other standard obligations, approvals and securities filings that the Company needs to complete under the terms of the Restructuring Agreement, the following actions are required to be completed between the signing and the closing of the Transactions:

2017 Notes Amendment

As a condition to the closing of the Transactions, on or prior to the Record Date, the Company, ROS and OrbiMed are required to enter into an amendment to the 2017 Notes (the “2017 Notes Amendment”), which will amend the 2017 Notes by removing the limitations on stock ownership that prevent any holder or any of its affiliates from effecting a conversion of the 2017 Notes if such conversion would result in the holder or any of its affiliates beneficially owning in excess of 9.99% of the then outstanding shares of Common Stock and providing that the Conversion Consideration (as defined therein) shall be payable upon all outstanding principal amount plus accrued and unpaid interest of the 2017 Notes. The 2017 Notes Amendment is required to enable OrbiMed and ROS to convert the 2017 Notes pursuant to the Tier 1 Transaction.

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Success Bonuses

The Restructuring Agreement contemplates that certain success bonuses be agreed to following the entry into the Restructuring Agreement, which are as follows: (i) up to four senior members of management will each be paid a Transaction success bonus of $35,000 in cash and (ii) Carl O’Connell, the Chief Executive Officer of the Company, will be paid a Transaction success bonus of $70,000 in cash, in each case, with half paid within 45 days following the closing of the Transactions and half paid within 90 days following the closing of the Transactions, provided they are employed by the Company through the time of the payment of the bonus. Additional retention bonuses for these members of management may be negotiated within 90 days following the closing of the Transactions.

Actions Required to Be Completed On the Closing of the Restructuring Agreement.

In addition to other standard obligations, approvals and securities filings that the Company will need to complete under the terms of the Restructuring Agreement, the following actions are required to be completed or delivered by or at the final closing of the Transactions:

Stockholder Approval

We are required to hold the Special Meeting to which this Proxy Statement relates in order to obtain stockholder approval for all applicable Proposals related to the Transactions, including Proposals 1, 2 and 3.

2016 Notes Amendment

As a condition to the closing of the Transactions, the Company, ROS and OrbiMed are required to enter into an amendment to the 2016 Notes (the “2016 Notes Amendment”), which will amend the 2016 Notes by clarifying that the restriction that prevents any holder or any of its affiliates from effecting a conversion thereof if such conversion would result in the holder or any of its affiliates beneficially owning in excess of 9.99% of the then outstanding shares of Common Stock shall not be applicable to the Tier 2 Transaction. The 2016 Notes Amendment is required to enable OrbiMed and ROS to exchange the 2016 Notes pursuant to the Tier 2 Transaction.

Indenture Amendment

As a condition to the closing of the Transactions, the Company and Wilmington Trust, National Association (the “Trustee”), are required to enter into an amendment to the Indenture (the “Indenture Amendment”), which will amend the Indenture by clarifying that the restriction that prevents any holder or any of its affiliates from effecting a conversion thereof if such conversion would result in the holder or any of its affiliates beneficially owning in excess of 9.99% of the then outstanding shares of Common Stock shall not be applicable to the Tier 2 Transaction. The Indenture Amendment is required to enable the Noteholders to exchange their Notes pursuant to the Tier 2 Transaction.

Charter Amendment

Pursuant to the terms of the amendment to the Company’s Certificate of Incorporation and following stockholder approval, the Company will effect a reverse stock split at a ratio of 1-for-12, change the number of authorized shares of Common Stock and preferred stock available for issuance and make such other changes as are described below. See Proposal 2 of this Proxy Statement for further description of such amendment to the Certificate of Incorporation.

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Registration Rights Agreement

As a condition to the closing of the Transactions, we are required to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Noteholders. Upon demand by the Noteholders, the proposed Registration Rights Agreement requires us to, among other things, file with the SEC a shelf registration statement (which, initially, will be on Form S-1 and, as soon as we are eligible, will be on Form S-3) covering the resale, from time to time, of the Common Stock issuable upon conversion or exchange of the Notes or issued in the Private Placement within 90 days of such demand and use our best efforts to cause the shelf registration statement to become effective under the Securities Act no later than the 180th day after such demand.

Investor Rights Agreement

As a condition to the closing of the Transactions, we are required to enter into an Investor Rights Agreement (the “Investor Rights Agreement”) with OrbiMed, ROS, PWPI and PWIMF. Under the proposed Investor Rights Agreement, ROS and OrbiMed are permitted to nominate a majority of the directors and designate the chairperson of the Board at subsequent annual meetings, as long as they maintain an ownership threshold in the Company of at least 40% of the then outstanding Common Stock (the “Ownership Threshold”). If ROS and OrbiMed are unable to maintain the Ownership Threshold, the Investor Rights Agreement contemplates a reduction of nomination rights commensurate with the Company ownership interests.

For so long as the Ownership Threshold is met, the Company must obtain the approval of ROS and OrbiMed to proceed with the following actions: (i) issue new securities; (ii) incur over $250,000 of debt in a fiscal year; (iii) sell or transfer over $250,000 of assets or businesses of the Company or its subsidiaries in a fiscal year; (iv) acquire over $250,000 of assets or properties in a fiscal year; (v) make capital expenditures over $125,000 individually, or $1,500,000 in the aggregate during a fiscal year; (vi) approve the Company’s annual budget; (vii) hire or terminate the Company’s chief executive officer; (viii) appoint or remove the chairperson of the Board; and (ix) make, loans to, investments in, or purchase, or permit any subsidiary to purchase, any stock or other securities in another entity in excess of $250,000 in a fiscal year. As long as the Ownership Threshold is met, the Company may not increase the size of the Board beyond seven directors without the approval of a majority of the directors nominated by ROS and OrbiMed.

The Investor Rights Agreement grants OrbiMed, ROS, PWPI and PWIMF the right to purchase from the Company a pro rata amount of any new securities that the Company may propose to issue and sell. The Investor Rights Agreement may be terminated (a) upon the mutual written agreement of all the parties, (b) upon written notice of the Company, ROS or OrbiMed if ROS and OrbiMed’s ownership percentage of the then outstanding Common Stock is less than 10%, or (c) upon written notice of ROS and OrbiMed. PWPI and PWIMF’s right to purchase from the Company a pro rata amount of any new securities will also terminate at such time as their aggregate ownership percentage of the then outstanding Common Stock is less than 8.5%.

Credit Agreement Amendment

As a condition to the closing of the Transactions, we, ROS and OrbiMed are required to enter into an amendment to the Credit Facility which will amend the Credit Facility as follows:

(a)	Through December 31, 2018, the Company will have the option at its sole discretion (i) to pay “payment-in-kind” (“PIK”) interest at LIBOR plus 12% or (ii) pay cash interest at LIBOR plus 10%.

(b)	Beginning January 1, 2019 through June 30, 2019, the Company will have the option at its sole discretion to either (i) pay PIK interest at LIBOR plus 15% or (ii) pay cash interest at LIBOR plus 10%.

(c)	Beginning July 1, 2019 through the maturity date of the Credit Facility, the Company will pay cash interest at LIBOR plus 10%.

(d)	All prepayment or repayment fees under the Credit Facility will be reduced from 9% to 1%.

(e)	The following financial covenants will be revised as follows:

(i)	The Company will be required to maintain a minimum Adjusted EBITDA as follows:

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Testing Period	Minimum Adjusted EBITDA
Three quarter period ended September 30, 2018	$2.2 million
Four quarter period ended December 31, 2018	$4.0 million
Four quarter period ended March 31, 2019	$5.5 million
Four quarter period ended June 30, 2019	$7.0 million
Four quarter period ended September 30, 2019	$8.5 million
Four quarter period ended December 31, 2019	$10 million
Four quarter period ended March 31, 2020	The greater of (a) $10 million or (b) 75% of projected Adjusted EBITDA for such period pursuant to projections, based on good faith estimates and assumptions believed to be reasonable at the time made, delivered to ROS no later than December 31, 2019
Four quarter period ended June 30, 2020	The greater of (a) $10 million or (b) 75% of projected Adjusted EBITDA for such period pursuant to projections, based on good faith estimates and assumptions believed to be reasonable at the time made, delivered to ROS no later than December 31, 2019

(ii)	The minimum liquidity of the Company shall be $500,000 at all times.

(iii)	The minimum revenue base covenant will not be applicable for quarters ended after December 31, 2017.

(iv)	The Company will maintain a consolidated senior leverage ratio no greater than as follows:

Four Fiscal Quarters Ended	Consolidated Senior Leverage Ratio
June 30, 2019	10.00:1.00
September 30, 2019	10.00:1.00
December 31, 2019	8.00:1.00
March 31, 2020	7.00:1.00
June 30, 2020	7.00:1.00

Private Placement

The Investors have also agreed to purchase from the Company in a private placement, upon terms and conditions reasonably satisfactory to the Investors and the Company, simultaneously with the consummation of the Tier 2 Transaction, an aggregate of $6,809,887 of Common Stock at a price per share of $7.20 (which, on a pre-reverse stock split basis, equates to a price per share of $0.60).

Rights Offering

Following the consummation of the Tier 2 Transaction and the Private Placement, the Restructuring Agreement requires us to launch a rights offering to allow stockholders of the Company to purchase Common Stock at the same price per share as the Tier 2 Transaction and the Private Placement.

Transfer Restrictions on Securities

The Restructuring Agreement restricts the transfer, sale or assignment of any Notes of a Noteholder between the signing and final closing of the Restructuring Agreement. The Restructuring Agreement does not restrict a Noteholder from transferring shares of Common Stock issued upon conversion or exchange of the Notes.

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Covenants of the Company

The Company agreed to several standard covenants under the Restructuring Agreement. Until the final closing, the Company agrees to operate its businesses in the ordinary course of business based on past historic practices and operations, but also taking into account the Transactions. Without the prior written consent of the Investors, we may not engage in several specified actions, including, but not limited to the following: issue, sell or pledge additional securities; split, reclassify or otherwise acquire any of our outstanding securities; declare dividends; purchase, sell or encumber material properties or assets; acquire any business; amend our organizational documents; make certain employment compensation or benefit changes; prepay, incur or assume any indebtedness; redeem any capital stock or related interests; make certain changes in accounting methods; make any changes to tax elections or take certain other actions related to taxes; enter into any real property leases or fail to renew any lease of real property; enter into any contract that is material or could conflict with the Transactions; amend or terminate any material contract; pay, discharge, settle or satisfy any claims, liabilities or obligations; take any action that would conflict with or delay the Transactions; enter into any collective bargaining agreement or terminate the employment of any person that has an employment, severance or similar agreement with the Company; discharge or satisfy any lien or pay any obligation or liability; fail to maintain sufficient insurance coverage; commence any bankruptcy, dissolution, insolvency or similar proceeding; create additional subsidiaries of the Company; engage in any business other than the business the Company currently conducts; or commit to do any of the foregoing, in each case, subject to certain exceptions.

We also agreed to obtain, by the closing of the Transactions, prepaid directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the closing for six years from the closing, covering each existing member of the Board on terms with respect to such coverage and amounts no less favorable than those of such policies in effect on the date of the Restructuring Agreement. Without the prior written consent of the Investors, we may not expend in excess of 300% of the amount paid by us for coverage for the most recently completed 12-month period prior to the date of the Restructuring Agreement.

Prior to the receipt of the stockholder approval solicited under this Proxy Statement, the Company may initiate, solicit or make certain proposals and engage in or participate in any discussions or negotiations with any persons with respect to potential acquisition proposals of the Company. Upon receipt of such an acquisition proposal, the Company agrees to disclose all applicable information to the Noteholders.

Representations and Warranties

In the Restructuring Agreement, we made customary representations and warranties to the Noteholders relating to us, our business, and the shares of our Common Stock to be issued to the Noteholders. These representations and warranties were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Restructuring Agreement, may be subject to limitations agreed upon by the parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Restructuring Agreement instead of establishing these matters as facts), and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.

Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of their respective subsidiaries or affiliates. The representations, warranties and covenants made in the Restructuring Agreement by the Company and the Noteholders were made solely by the parties to, and for the purposes of, the Restructuring Agreement and as of specific dates and were qualified and subject to important limitations agreed to by the Company and the Noteholders in connection with negotiating the terms of the Restructuring Agreement. In particular, in your review of the representations and warranties contained in the Restructuring Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the Restructuring Agreement may have the right not to consummate the Transactions if the representations and warranties of another party prove to be untrue due to a change in circumstance or otherwise, and allocating risk among the parties to the Restructuring Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in the confidential disclosure schedule that the Company provided to the Noteholders in connection with the Restructuring Agreement, which disclosures were not reflected in the Restructuring Agreement.

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Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Restructuring Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or their subsidiaries or affiliates. The provisions of the Restructuring Agreement, including the representations and warranties, should not be read alone, but instead should only be read together with the information provided elsewhere in this Proxy Statement, as well as the periodic and current reports and statements that the Company files with the SEC. For information on how to view or obtain copies of these documents, please see the section of this Proxy Statement titled Additional Information on page 60.

Termination

The Restructuring Agreement may be terminated as follows:

•	by written consent of the Company and the Investors;

•	by any party if the closing is not consummated by May 15, 2018; provided that the terminating party has not been a principal cause of the failure to close due to its failure to perform obligations under the Restructuring Agreement;

•	by any party, if certain legal restraints preventing the Transactions have occurred and have become final and nonappealable;

•	by the Investors, if the stockholder approval under this Proxy Statement is not obtained;

•	by the Investors, if any of the Company or the Consenting Noteholders materially breach any provision of the Restructuring Agreement that would give rise to the failure of an Investor closing condition and is not cured within 10 days after receipt of written notice;

•	by the Company, if the Investors or the Consenting Noteholders materially breach any provision of the Restructuring Agreement that would give rise to the failure of a Company closing condition and is not cured within 10 days after receipt of written notice;

•	solely with respect to its obligations under the Restructuring Agreement, by any Consenting Noteholder, if any of the Company or the Investors materially breach any provisions of the Restructuring Agreement that would give rise to the failure of a Consenting Noteholder closing condition and is not cured within 10 days after receipt of written notice; or

•	by the Company, upon entering into a definitive agreement with respect to a superior acquisition proposal.

Indemnification

The Company agrees to indemnify certain officers and representatives of the Company and certain affiliates and representatives of the Noteholders for all damages arising from any losses based upon any act related to the Company, the Transactions, the Restructuring Agreement or any related documents.

Fees and Expenses

The Company agreed under the Restructuring Agreement to pay (i) all reasonable costs and expenses that it incurs with respect to the Transactions and (ii) at the closing of the Tier 2 Transaction and the Private Placement, all documented costs and expenses presented for payment by the counsel and professionals retained by each Noteholder (provided that such fees shall not exceed $10,000 in the aggregate for any Consenting Noteholder).

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RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE COMPANY

At a meeting of the Board held on January 10, 2018, the Board and the Strategic Committee approved the Restructuring Agreement and the Transactions by a unanimous vote of all directors present, and the Board and the Strategic Committee recommend that you vote your shares “FOR” the approval of the issuance of shares of Common Stock for purposes of Section 713(a) and 713(b) of the NYSE American Company Guide, “FOR” the amendment to our certificate of incorporation (which includes the reverse stock split) and “FOR” the approval of the election of the members to the Board.

Our Board and the Strategic Committee have, by the unanimous vote of all directors voting:

•	determined that the Restructuring Agreement and the Transactions are advisable and in the best interests of the Company and its stockholders;

•	determined that the Transactions are fair to the stockholders of the Company;

•	adopted resolutions approving the Restructuring Agreement and the Transactions; and

•	resolved to recommend that the stockholders approve the issuance of shares of Common Stock for purposes of Section 713(a) and 713(b) of the NYSE American Company Guide, the amendment to our certificate of incorporation (which includes the reverse stock split) and the election of the members to the Board.

In reaching its decision, the Board and the Strategic Committee evaluated the Restructuring Agreement and the Transactions in consultation with our management and our legal and financial advisors, including Stoel Rives, the independent legal advisor to the Strategic Committee. In addition, the Board and the Strategic Committee considered the fairness analysis provided by Duff & Phelps to the Board and the Strategic Committee.

The reasons considered by the Board and the Strategic Committee in favor of approving the Restructuring Agreement and the Transactions included the following (not necessarily in order of relative importance):

•	our historical inability, despite our extended efforts over the past two years, to raise financing or to otherwise realize value for our business operations due to our current capital structure;

•	our inability to satisfy our current debt obligations under the Notes, the Credit Facility and the Indenture, and the likelihood that failure to obtain stockholder approval of the Transactions could lead to an acceleration of our indebtedness owed under the Indenture, the Additional Notes and the Credit Facility, which would likely force us to file for bankruptcy;

•	the substantial doubt about our ability to continue as a going concern and the likelihood that, if the Transactions are not consummated, the Company will be unable to raise additional financing and that the resulting lack of liquidity may require the Company to declare bankruptcy;

•	the likely effect of bankruptcy on holders of Common Stock and on the Company;

•	the likelihood that, if the Transactions are not consummated, the Company will be delisted from the NYSE American, it will be difficult for the Company to be relisted on the NYSE American and the resultant effects on the liquidity of the Common Stock;

•	our efforts to review, evaluate and negotiate mergers, acquisitions, investments or dispositions of material assets, or other strategic alternatives, which did not result in the signing or consummation of a transaction on terms that we believed would be beneficial to our stockholders;

•	the fact that, under the Restructuring Agreement, the Company may initiate, solicit or make certain proposals and engage in or participate in any discussions or negotiations with any persons with respect to potential acquisition proposals of the Company, and if such discussions result in a proposal that the Board determines in good faith is a superior proposal, the Board may adopt such superior proposal without incurring a break-up fee;

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•	the current and historical market prices of the Common Stock;

•	the opinion of Duff & Phelps, dated January 10, 2018, to the Board as to the fairness, from a financial point of view, of the conversion of the Notes into Common Stock at the Conversion Price (as defined below) in connection with the Tier 2 Transaction, to the public stockholders of the Company, based upon and subject to the assumptions, limitations and qualifications contained in its opinion;

•	the likelihood that the Restructuring Agreement and the Transactions would be consummated; and

•	the commitment by OrbiMed and ROS to provide $6.8 million of additional capital in the Private Placement.

The Board and the Strategic Committee also considered the following negative factors associated with the Restructuring Agreement and the Transactions:

•	if the Transactions are consummated, after the Investors fully convert and exchange the Notes and participate in the Private Placement pursuant to the terms and conditions of the Restructuring Agreement, the Investors will own, in the aggregate, approximately 70.4%, and the Noteholders would own, in the aggregate, approximately 88.5%, of our outstanding Common Stock, and our other non-Noteholder stockholders of the Company, who currently own approximately 95.7% of the outstanding Common Stock, will be substantially diluted from an ownership standpoint and will own approximately 11.3% of our outstanding Common Stock;

•	if the Transactions are consummated, the Investors will control a majority of our Common Stock, and as a result, the Investors will have the voting power to elect all of the members of our Board and determine the outcome of all matters requiring stockholder approval, thereby controlling our management and affairs;

•	the possibility that the Investors’ interests may not always coincide with the interests of our other stockholders and that they may act in a manner that advances their individual interests and not necessarily those of other stockholders;

•	the possibility that the Restructuring Agreement may be terminated and that the Transactions may not be consummated and thus that the benefits thereof may not be realized;

•	the possibility that the consummation of the Transactions may be delayed, resulting in the delisting of the Company from the NYSE American, and the resultant effects on the liquidity of the Common Stock;

•	the fact that the Restructuring Agreement contains significant restrictions on our ability to conduct our business prior to the consummation of the Transactions; and

•	the potential of litigation in connection with the Restructuring Agreement and the Transactions.

In the judgment of the Board and the Strategic Committee, however, these potential risks were favorably offset by the potential benefits of the Restructuring Agreement and the Transactions, including those described above and below.

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Opinion of the Company’s Financial Advisor

Pursuant to an engagement letter dated July 28, 2017 and the Addendum thereto dated December 15, 2017 (collectively, the “Engagement Letter”), the Company retained Duff & Phelps, to serve as an independent financial advisor to its Board and to render an opinion to the Board and the Strategic Committee as to whether the conversion price for the Notes, in connection with the Tier 2 Transaction, was fair, from a financial point of view, to the public holders of the Common Stock. The Company retained Duff & Phelps based on Duff & Phelps’ qualifications, reputation and experience in providing fairness opinions, and its experience in valuing companies generally, and in the healthcare and medical device industries specifically. Duff & Phelps is a premier global valuation and corporate finance advisor that is regularly engaged to provide financial advisory services, including fairness opinions, in connection with mergers and acquisitions, leveraged buyouts, going-private transactions and recapitalization transactions.

Duff & Phelps was engaged to determine whether the $0.60, or $7.20 after giving effect to the Company’s 1:12 reverse stock split, per share conversion price (the “Conversion Price”) for the $70.238 million of aggregate principal plus any accrued and unpaid interest of the Notes, in connection with the Tier 2 Transaction, is fair, from a financial point of view, to the public holders of the Common Stock.

On December 26, 2017, representatives from Duff & Phelps reviewed with the Board, which included all of the members of the Strategic Committee, its fairness analysis of the Tier 2 Transaction and responded to questions from the Board. On January 10, 2018, at the request of the Board and the Strategic Committee, Duff & Phelps delivered its written opinion to the Strategic Committee and the Board that, as of January 10, 2018, and based upon and subject to the assumptions, limitations and qualifications contained in its opinion, the conversion of the Notes into Common Stock at the Conversion Price in connection with the Tier 2 Transaction is fair, from a financial point of view, to the public holders of the Common Stock. Duff & Phelps has consented to the reproduction of its opinion in this Proxy Statement.

Duff & Phelps’ opinion did not address the fairness of any transactions related to the Transactions other than the Tier 2 Transaction or any other transaction in connection with the Restructuring Agreement, including but not limited to the Private Placement, the Tier 1 Transaction or the reverse stock split.

The full text of Duff & Phelps’ written opinion, dated January 10, 2018, which sets forth, among other things, certain assumptions made, certain matters considered and the limitations with respect to the review undertaken by Duff & Phelps in connection with the Tier 2 Transaction, is attached as Annex C to this Proxy Statement and is incorporated herein by reference. We urge you to read Duff & Phelps’ opinion carefully and in its entirety.

Duff & Phelps’ opinion was provided for the information and assistance of the Strategic Committee and the Board in connection with its consideration of the Transactions and the Restructuring Agreement and (i) does not address the merits of the underlying business decision to enter into the Transactions and the Restructuring Agreement versus any alternative strategy or transaction, (ii) does not address any transaction related to the Transactions and the Restructuring Agreement, (iii) is not a recommendation as to how the Strategic Committee, the Board or any stockholder of the Company should vote or act with respect to any matters relating to the Transactions and the Restructuring Agreement, or whether to proceed with the Transactions and the Restructuring Agreement or any related transaction, and (iv) does not indicate that the Conversion Price for the Notes is the best exchange rate possibly attainable under any circumstances. The decision as to whether to proceed with the Transactions and the Restructuring Agreement or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which Duff & Phelps’ opinion was based.

Duff & Phelps’ opinion was only one of the factors taken into consideration by the Strategic Committee and the Board in making its determination with respect to the Transactions and the Restructuring Agreement. Duff & Phelps’ opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to the Strategic Committee, the Board or any other party. Duff & Phelps has not undertaken, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion.

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The information set forth below summarizes the material financial and comparative analyses performed by Duff & Phelps, but does not purport to be a complete description of the financial analyses performed by Duff & Phelps or the data considered by it in connection with its opinion. The preparation of a fairness opinion involves various subjective determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to particular circumstances. In arriving at its opinion, Duff & Phelps considered a number of analytical methodologies. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the strengths, weaknesses and applicability of any particular technique. While the conclusions reached in connection with each analysis were considered carefully by Duff & Phelps in arriving at its opinion, Duff & Phelps did not consider it practicable to, nor did it attempt to, assign relative weights to the individual analyses and specific factors considered in reaching its opinion. The conclusion reached by Duff & Phelps was based on all analyses and factors, taken as a whole, and also on the application of Duff & Phelps’ own experience and judgment. This conclusion may involve significant elements of subjective judgment and qualitative analysis. No one method of analysis should be regarded as critical to the overall conclusion. Accordingly, Duff & Phelps believes that its analyses must be considered as a whole, and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the evaluation process underlying its opinion.

In connection with its opinion, Duff & Phelps made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation in general, and with respect to similar transactions in particular. Duff & Phelps’ procedures, investigations and financial analysis with respect to the preparation of its opinion included, but were not limited to, the items summarized below:

1.	Duff & Phelps reviewed the following documents provided by the Company:

a.	the Company’s annual reports and audited financial statements in the Company’s Form 10-K filed with the SEC for the calendar years ended December 31, 2015 and December 31, 2016, and the Company’s unaudited interim financial statements in the Company’s Form 10-Q filed with the SEC for the quarterly period ended September 30, 2017;

b.	the Company’s pro forma financial information contained in the Company’s Form 8-K filed with the SEC for the calendar year ended December 31, 2014;

c.	the Company’s anticipated corrections to the financial information for the quarters ending March 31, 2017 and June 30, 2017 contained in the Company’s Form 8-K filed with the SEC on November 20, 2017, as reflected in the Company’s Form 10-Q filed with the SEC for the quarterly period ended September 30, 2017;

d.	the Company’s unaudited pro forma financial information prepared by management of the Company for the calendar year ended December 31, 2015;

e.	the detailed financial projections prepared by management of the Company and provided to Duff & Phelps for the calendar years ending December 31, 2017 through December 31, 2020 (the “Management Projections”);

f.	a letter dated December 18, 2017 from the Chief Executive Officer and the Deputy Restructuring Officer of the Company to Duff & Phelps, which made certain representations to Duff & Phelps with respect to the Management Projections and the underlying assumptions related thereto (the “Management Representation Letter”);

g.	the Company’s Management Presentation dated March 28, 2017;

h.	the Company’s Board of Directors Meeting Discussion Materials prepared by A&M dated July 18, 2017;

i.	the Company’s Board of Directors Meeting Presentation dated December 12, 2017;

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j.	other internal documents relating to the history, current operations and probable future outlook of the Company;

k.	documents related to the Company’s indebtedness, including: (i) Bacterin International Holdings, Inc.’s (n/k/a the Company) $65,000,000 indenture for the Notes dated as of July 31, 2015 and the subsequent amendments thereto; (ii) the $995,700 and $42,856.59 promissory notes issued by the Company to ROS, and the $564,300 and $24,288.41 promissory notes issued by the Company to OrbiMed for the 2017 Notes dated January 17, 2017; and (iii) the amended and restated term loan credit agreement dated July 27, 2015 by and among Bacterin International, Inc., ROS and OrbiMed and the subsequent amendments thereto;

l.	the December 20, 2017 draft of the Amended and Restated Certificate of Incorporation of Xtant Medical Holdings, Inc.; and

m.	documents related to the Transactions, including the January 8, 2018 draft Restructuring and Exchange Agreement by and among the Company, OrbiMed, ROS and the consenting noteholder parties.

2.	Duff & Phelps discussed the documents referred to above and the background and other elements of the Transactions with management of the Company.

3.	Duff & Phelps reviewed the historical trading price and trading volume of the Common Stock and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant.

4.	Duff & Phelps performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques, including a discounted cash flow analysis, an analysis of selected public companies and selected transactions that Duff & Phelps deemed relevant, and an analysis of selected publicly traded debt that Duff & Phelps deemed relevant.

5.	Duff & Phelps conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

No limits were placed on Duff & Phelps by the Company, the Strategic Committee or the Board of Directors in terms of the information to which it had access or on the matters it could consider in rendering its opinion.

In performing its analyses and rendering its opinion with respect to the Tier 2 Transaction, Duff & Phelps, with the Company’s consent:

1.	relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including management of the Company, and did not independently verify such information;

2.	relied upon the fact that the Strategic Committee, the Board and the Company have been advised by counsel as to all legal matters with respect to the contemplated Transactions and the Restructuring Agreement, including, without limitation, whether all procedures required by law to be taken in connection with the Tier 2 Transaction have been duly, validly and timely taken, and all conditions to the Tier 2 Transaction have been satisfied;

3.	assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps by the Company were reasonably prepared by the Company and based upon the best currently available information and good faith judgment of the person at the Company furnishing the same, and Duff & Phelps expresses no opinion with respect to such estimates, evaluations, forecasts and projections or the underlying assumptions;

4.	assumed that information supplied and representations made to Duff & Phelps by management of the Company are substantially accurate regarding the Company and the Transactions;

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5.	assumed that the final versions of all documents provided to Duff & Phelps by the Company and reviewed by Duff & Phelps in draft form and referenced in Section 1.k above conform in all material respects to the drafts provided to Duff & Phelps by the Company and reviewed by Duff & Phelps;

6.	assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps by the Company and referenced herein, and that there is no information or facts that would make the information provided by the Company and reviewed by Duff & Phelps and referenced herein incomplete or misleading;

7.	assumed that all of the conditions required to implement the Tier 2 Transaction will be satisfied, including, without limitation, the reverse stock split, and that the Tier 2 Transaction will be completed in accordance with the draft documents referenced in Section 1.m above without any amendments thereto or any waivers of any terms or conditions thereof;

8.	did not address the fairness of any related transactions, including, without limitation, the loan amendments, the Private Placement, or the reverse stock split; and

9.	assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transactions and the Restructuring Agreement (including, without limitation, the consent of the Strategic Committee and the Board), will be obtained without any adverse effect on the Company.

In Duff & Phelps’ analysis and in connection with the preparation of its opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Transactions. To the extent that any of the foregoing assumptions, qualifications and limiting conditions, or any of the facts on which Duff & Phelps’ opinion is based prove to be untrue in any material respect, the opinion cannot and should not be relied upon.

Duff & Phelps prepared its analysis as of December 26, 2017 and, at the request of the Board and the Strategic Committee, delivered its written opinion with respect thereto on January 10, 2018. Duff & Phelps’ opinion was necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated only as of January 10, 2018, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion which may come or be brought to the attention of Duff & Phelps after January 10, 2018.

Duff & Phelps’ did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise). Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Notes, the assets, businesses or operations of the Company, or any alternatives to the Transactions and the Restructuring Agreement, (ii) structure or negotiate the terms or the effect of the exchange rate of the Notes or any part of the Transactions or the Restructuring Agreement and, therefore, Duff & Phelps has assumed that the terms of the Notes Conversion, including, without limitation, the exchange rate of the Notes, are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Transactions and the Restructuring Agreement, or (iii) advise the Strategic Committee, the Board or any other party with respect to alternatives to the Transactions or the relative merits of the Transactions.

Duff & Phelps’ opinion does not express any opinion as to the market price or value of the Common Stock (or anything else) after the announcement or the consummation of the Transactions.

Duff & Phelps’ opinion should not be construed as a valuation opinion, a credit rating, a solvency opinion, an analysis of the Company’s credit worthiness, tax advice, accounting advice, or legal advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

Duff & Phelps’ opinion does not express any opinion with respect to the amount or nature of any compensation to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the consideration to be received by the public stockholders of the Company in any the Transactions or other transactions in connection with the Restructuring Agreement, or with respect to the fairness of any such compensation.

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Although these paragraphs include some information in tabular format, those tables are not intended to stand alone and must be read together with the full text of each summary and the limitations and qualifications in the Duff & Phelps’ opinion.

Valuation Analysis

As part of its analysis, Duff & Phelps’ performed an enterprise valuation analysis of the Company using generally accepted valuation methodologies.

Discounted Cash Flow Analysis. Duff & Phelps performed a discounted cash flow (“DCF”) analysis using the Management Projections for fiscal years 2017 through 2020 to derive indications of total enterprise value. A DCF analysis is designed to provide insight into the intrinsic value of a business based on its projected earnings and capital requirements, as well as the net present value of projected free cash flows as provided by the Company’s management in the Management Projections.

In the analysis shown in the table below, Duff & Phelps calculated the projected debt-free, free cash flows of the Company, for the fiscal years 2017 through 2020. After deducting depreciation from EBITDA, Duff & Phelps accounted for the tax effects of the debt-free pre-tax earnings utilizing a 25.0% tax rate, reflecting a reduction in the US statutory tax rate, to calculate net operating profit after taxes (“NOPAT”). Duff & Phelps then calculated the projected debt-free, free cash flows of the Company, by subtracting capital expenditures and changes in average working capital, to account for projected seasonality, from NOPAT. All of the assumptions and estimates used to determine the debt-free, free cash flows of the Company were provided by the Company’s management.

Duff & Phelps estimated the value of the Company in 2020, the end of the projection period, by capitalizing the projected EBITDA in fiscal 2020 by multiples ranging from 10.0x EBITDA to 11.0x EBITDA. These multiples were selected based on an analysis of selected public companies and selected merger and acquisition transactions, as described below. The resulting estimated future value of the Company in 2020 is referred to as the terminal value.

Duff & Phelps then discounted the projected debt-free, free cash flows of the Company for the fiscal years 2017 through 2020, as well as the terminal value for the Company, by the Company’s estimated weighted average cost of capital ranging from 13.0% to 14.0%. Fiscal 2017 debt-free, free cash flows of the Company were adjusted to include only the interim period from October 1, 2017 through December 31, 2017. The interim period for 2017 accounts for the fact the most current financial statements made available to Duff & Phelps were as of September 30, 2017.

The Company’s estimated weighted average cost of capital was based on the Capital Asset Pricing Model using information derived from the companies in the selected public company analysis. The weighted average cost of capital reflected the relative risk associated with the Company’s projected debt-free, free cash flows, the Company’s current and pro-forma capital structures, as well as the rates of return that the Company’s security holders could expect to realize on alternative investment opportunities.

The DCF analysis shown below, resulted in an estimated total enterprise value of the Company ranging from $132.0 million to $147.0 million.

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Discounted Cash Flow Analysis
($ in thousands)
		Management Projections
		2017P		2018P		2019P		2020P
Total Revenue		$83,035		$87,412		$97,987		$103,927
Growth		(7.7)%		5.3%		12.1%		6.1%

EBITDA		$1,521		$7,431		$14,036		$16,543
EBITDA Margin		1.8%		8.5%		14.3%		15.9%
Growth		NM		NM		88.9%		17.9%

		10/17 - 12/17
Earnings Before Interest and Taxes		$104		$3,286		$9,617		$13,146
Pro Forma Taxes @ 25.0% (1)		0		(822)		(2,404)		(3,287)
Net Operating Profit After Tax		$104		$2,465		$7,213		$9,860

Depreciation		984		4,145		4,418		3,397
Capital Expenditures		(520)		(1,321)		(1,200)		(1,200)
(Increase) / Decrease in Working Capital (2)		971		(570)		(2,295)		(1,061)
Free Cash Flow		$1,540		$4,719		$8,136		$10,995

Terminal EBITDA Exit Multiple		10.0	x	10.5	x	11.0	x
Weighted Average Cost of Capital		14.0%		13.5%		13.0%

Concluded Enterprise Value Range		$132,000		$139,500		$147,000

Implied Enterprise Value Multiples

EV / 2017 EBITDA	$1,521	NM		NM		NM
EV / 2018 EBITDA	7,431	17.8	x	18.8	x	19.8	x
EV / 2019 EBITDA	14,036	9.4	x	9.9	x	10.5	x

EV / 2017 Revenue	83,035	1.59	x	1.68	x	1.77	x
EV / 2018 Revenue	87,412	1.51	x	1.60	x	1.68	x

(1) Reflects blended tax rate; adjusted to reflect changes to the US statutory corporate tax rate

(2) Reflects change in average working capital balance

Source: Management Projections

Market Approach. Duff & Phelps analyzed valuation multiples of enterprise value to EBITDA of the selected public companies and selected M&A transactions to apply to the Company’s projected 2020 EBITDA to estimate the terminal value in the DCF analysis. Duff & Phelps did not utilize a multiple of the Company’s 2017 or 2018 performance because the Company is restructuring its sales and operating model, resulting in operating performance that is not necessarily representative of the Company’s earnings and cash flow generation capability going forward.

The selected public companies utilized for comparative purposes were not identical to the Company, and the transactions utilized for comparative purposes in the following analysis were not identical to the Tier 2 Transaction. Duff & Phelps does not have access to non-public information of any of the companies or transactions used for comparative purposes. Accordingly, a complete valuation analysis of the Company, the Tier 2 Transaction and the Private Placement cannot rely solely upon a quantitative review of the selected public companies and selected transactions, but involve complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets and other factors that could affect their value relative to that of the Company and the Tier 2 Transaction and the Private Placement. Therefore, the selected public companies and selected M&A transactions analysis is subject to these limitations.

Selected Public Companies Analysis. A selected public companies analysis compares a subject company to a group of public companies that investors may consider to have similar investment characteristics relative to the Company, and applies valuation multiples to the Company’s financial performance metrics based on the qualitative and quantitative comparison. Comparative factors include, but are not limited to, size, historical and projected growth and profitability and factors that affect the riskiness of future cash flows.

Duff & Phelps compared certain financial information of the Company to corresponding data and ratios from publicly traded companies that Duff & Phelps deemed relevant to its analysis. For purposes of its analysis, Duff & Phelps used certain publicly available historical financial data and consensus equity analyst estimates for the selected publicly traded companies. Duff & Phelps included the eleven companies below in the selected public companies analysis based on their relative similarity, primarily in terms of industry and markets served, to those of the Company.

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Market Cap <$1B	Market Cap >$1B, <$5B	Market Cap >$5B
SeaSpine Holdings Corporation	Globus Medical, Inc.	Medtronic plc
Orthofix International N.V.	Integra LifeSciences Holdings Corporation	Stryker Corporation
RTI Surgical, Inc.	NuVasive, Inc.	Zimmer Biomet Holdings, Inc.
K2M Group Holdings, Inc.	Wright Medical Group N.V.

Duff & Phelps noted that the Company has not yet achieved profitability and, although the Company achieved a modest positive EBITDA in 2016 and is expecting a modest positive EBITDA in 2017, the Company’s profits are generally lower than the profit margins achieved by the selected public companies. Furthermore, the estimated revenue growth rate for the Company is a negative 7.7% for fiscal 2017, before growing at a projected revenue growth rate of 5.3% in 2018 and then at 12.1% in 2019. The Company’s estimated 2017 revenue growth is weaker than all of the selected public companies, and its 2018 and 2019 revenue growth is similar to the selected public companies, taken as a group.

Summary of Market Approach Analysis: In selecting multiples, Duff & Phelps reviewed the selected public companies, taken as a group. Duff & Phelps noted that the Company is significantly smaller in size relative to the selected public companies, with generally weaker profitability and weaker near-term growth prospects.

Based on the Company’s smaller size, lower profitability and recent negative growth, Duff & Phelps selected terminal EBITDA multiples of 10.0x to 11.0x to apply to the Company’s projected 2020 EBITDA. These EBITDA multiples are below the mean and median multiples of the selected public companies.

Selected Public Companies Analysis
COMPANY INFORMATION	REVENUE GROWTH				EBITDA GROWTH				EBITDA MARGIN
Company Name	2-YR CAGR	2017	2018	2019	2-YR CAGR	2017	2018	2019	3-YR AVG	2017	2018	2019

Market Capitalization < $1B
K2M Group Holdings, Inc.	8.2%	8.2%	10.7%	10.3%	NA	NM	NM	NM	-5.3%	-1.9%	1.6%	7.4%
Orthofix International N.V.	0.6	4.7	4.7	4.6	2.4%	4.1%	10.7%	10.0%	14.6	15.4	16.3	17.1
RTI Surgical, Inc. (1)	1.3	NA	NA	4.1	-5.9	NA	NA	NA	12.4	NA	13.3	NA
SeaSpine Holdings Corporation	-2.4	1.6	4.1	NA	NM	NM	NM	NM	-12.4	-25.0	-12.2	NA

Mean	1.9%	4.8%	6.5%	6.3%	-1.8%	4.1%	10.7%	10.0%	2.3%	-3.8%	4.7%	12.3%
Median	0.9%	4.7%	4.7%	4.6%	-1.8%	4.1%	10.7%	10.0%	3.6%	-1.9%	7.4%	12.3%

Market Capitalization > $1B, > $5B
Globus Medical, Inc.	6.5%	10.8%	9.0%	6.8%	6.5%	12.1%	8.9%	8.8%	35.2%	35.7%	35.7%	36.4%
Integra LifeSciences Holdings Corporation (1)	2.5	NA	25.8	5.3	10.4	NA	32.6	10.7	21.0	NA	23.7	24.9
NuVasive, Inc.	8.1	7.1	5.4	6.4	16.0	9.8	13.5	10.2	20.2	23.0	24.7	25.6
Wright Medical Group N.V.	32.3	7.6	8.7	11.7	NM	117.5	39.5	40.0	-4.9	11.5	14.7	18.4

Mean	12.3%	8.5%	12.2%	7.6%	11.0%	46.5%	23.6%	17.4%	17.9%	23.4%	24.7%	26.3%
Median	7.3%	7.6%	8.9%	6.6%	10.4%	12.1%	23.0%	10.5%	20.6%	23.0%	24.2%	25.3%

Market Capitalization > $5B
Metronic plc (1)	2.8%	0.1%	2.4%	4.6%	13.7%	1.2%	6.2%	9.7%	NA	31.3%	32.5%	34.1%
Stryker Corporation	5.4	9.2	7.2	6.0	6.1	9.6	9.3	8.1	27.1%	27.5	28.1	28.6
Zimmer Biomet Holdings, Inc. (1)	-1.2	1.2	2.1	2.7	NA	3.3	0.3	6.0	NA	37.2	36.5	37.7

Mean	2.3%	3.5%	3.9%	4.4%	9.9%	4.7%	5.3%	7.9%	27.1%	32.0%	32.4%	33.5%
Median	2.8%	1.2%	2.4%	4.6%	9.9%	3.3%	6.2%	8.1%	27.1%	31.3%	32.5%	34.1%

Aggregate Mean	5.8%	5.6%	8.0%	6.3%	7.0%	22.5%	15.1%	12.9%	12.0%	17.2%	19.5%	25.6%
Aggregate Median	2.8%	7.1%	6.3%	5.7%	6.5%	9.6%	10.0%	9.9%	14.6%	23.0%	23.7%	25.6%

Xtant Medical Holdings, Inc. (1) (2)	5.0%	-6.4%	4.9%	5.7%	NA	145.2%	217.1%	-12.0%	-3.2%	3.2%	9.7%	8.1%

Management Projections	7.7%	-7.7%	5.3%	12.1%	-27.1%	NM	NM	88.9%	1.1%	1.8%	8.5%	14.3%

(1) Pro forma metrics for historical periods not available

(2) Historical metrics as reported; Projected metrics based on analysis consensus estimates

2-YR CAGR = Compounded annual growth rate for the latest fiscal year (2016) over the fiscal year two periods prior (2014)

EBITDA = Earnings Before Interest, Texas, Depreciation and Amortization

Source: S&P Capital IQ, SEC Filings and Management Projections

26

Selected Public Companies Analysis					As of December 20, 2017
(US$ in millions, except per share data)

COMPANY INFORMATION	MARKET DATA				ENTERPRISE VALUE AS MULTIPLE OF
Company Name	Common Stock Price on 12/20/2017	% of 52- Week High	Market Organization	Enterprise Value	2017 EBITDA		2018 EBITDA		2019 EBITDA		2017 Revenue		2018 Revenue		2019 Revenue
Market Capitalization < $1B
K2M Group Holdings, Inc.	$18.30	70.4%	$793	$833	NM		NM		NM		3.25	x	2.94	x	2.67	x
Orthofix International N.V.	55.05	99.8	1,003	970	14.7	x	13.3	x	12.0	x	2.26		2.16		2.07
RTI Surgical, Inc. (1)	4.15	69.2	252	348	NA		9.3		NA		NA		1.24		1.19
SeaSpine Holdings Corporation	9.99	74.2	134	116	NM		NM		NM		0.88		0.85		0.80

Mean		78.4%	$546	$567	14.7	x	11.3	x	12.0	x	2.13	x	1.80	x	1.68	x
Median		72.3%	$523	$590	14.7	x	11.3	x	12.0	x	2.26	x	1.70	x	1.63	x

Market Capitalization > $1B, < $5B
Globus Medical, Inc.	$40.10	96.2%	$3,865	$3,527	15.8	x	14.5	x	13.3	x	5.64	x	5.18	x	4.85	x
Integra LifeSciences Holdings Corporation	49.91	88.5	3,917	5,140	NA		14.7		13.3		4.39		3.49		3.31
NuVasive, Inc.	59.24	72.5	3,019	3,590	15.2		13.4		12.1		3.48		3.30		3.11
Wright Medical Group N.V.	23.01	73.0	2,404	3,059	35.9		25.8		18.4		4.12		3.79		3.39

Mean		82.5%	$3,301	$3,829	22.3	x	17.1	x	14.3	x	4.41	x	3.94	x	3.66	x
Median		80.7%	$3,442	$3,558	15.8	x	14.6	x	13.3	x	4.25	x	3.64	x	3.35	x

Market Capitalization > $5B
Medtronic plc	$81.38	90.7%	$110,148	$121,866	13.2	x	12.5	x	11.4	x	4.15	x	4.05	x	3.87	x
Stryker Corporation	154.78	96.4	57,925	63,637	18.7		17.1		15.8		5.14		4.80		4.53
Zimmer Biomet Holdings, Inc.	121.18	90.8	24,536	34,925	12.1		12.0		11.4		4.49		4.40		4.28

Mean		92.6%	$64,203	$73,476	14.7	x	13.9	x	12.8	x	4.59	x	4.42	x	4.23	x
Median		90.8%	$57,925	$63,637	13.2	x	12.5	x	11.4	x	4.49	x	4.40	x	4.28	x

Aggregate Mean		83.8%	$18,909	$21,637	17.9	x	14.7	x	13.5	x	3.78	x	3.29	x	3.10	x
Aggregate Median		88.5%	$3,019	$3,527	15.2	x	13.4	x	12.7	x	4.13	x	3.49	x	3.31	x

Enterprise Value = (Market Capitalization + Management Equity + Debt + Preferred Stock + Non-Controlling Interest) - (Cash & Equivalents + Net Non-Operating Assets)

EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization

Source: S&P Capital IQ, SEC Filings, Annual and Interim Reports

27

Selected Transactions Analysis. Duff & Phelps also identified certain precedent M&A transactions involving target companies that had businesses somewhat similar to that of the Company with transaction values under $1.0 billion. Duff & Phelps compared the Company to the target companies involved in the selected M&A transactions listed in the table below. The selection of these M&A transactions was based, among other things, on the target company’s industry, the relative size of the applicable M&A transactions compared to the Company and the availability of public information related to the applicable M&A transactions. These EBITDA multiples were also considered when selecting multiples to apply to the Company’s 2020 EBITDA.

Selected M&A Transaction Analysis
($ in millions)
Announced	Target Name	Target Business Description	Acquirer Name	Enterprise Value	2-Year Revenue CAGR	LTM Revenue	LTM EBITDA	EBITDA Margin	EV / Revenue		EV / EBITDA

Spinal Related Companies
Oct-17	Vexim SA	Provides invasive solutions for treatment of traumatic spine pathologies	Stryker Corporation	$184.7	21.8%	$23.2	NM	NM	7.97	x	NM
Jul-16	DFINE Inc.	Develops minimally invasive therapeutic devices that are used to treat pathologies of vertebrae, metastatic spinal tumors, and vertebral compressions fractures	Merit Medical Systems, Inc.	$97.5	NA	$33.4	NM	NA	2.92	x	NA
Mar-16	Alcoa Remmele Medical Operations (nka: LISI MEDICAL Remmele)	Manufacturers orthopedic, traumatological, spinal, and dental implants and instruments	Hi-Shear Corporation, Lisi Medical SAS	$102.0	NA	$70.0	NM	NA	1.46	x	NA
Jul-15	X-spine Systems, Inc. (1)	Develops spinal implants and instrumentation for the treatment of spinal disease worldwide	Bacterin International Holdings, Inc. (nka: Xtant Medical Holdings, Inc.)	$87.9	NA	$42.2	$7.3	17.3%	2.08	x	12.0	x
Feb-15	Branch Medical Group, Inc.	Manufacturers medical implants and graphic cases for spinal products, orthopedic products, and sterilization trays	Globus Medical, Inc.	$63.2	NA	$23.3	$9.1	39.1%	2.71	x	6.9	x
Oct-13	Lanx, Inc.	Develops and commercializes spinal surgery products for surgeons in the United States	EBI Holdings, LLC	$147.0	NA	$90.0	NA	NA	1.63	x	NA
Mar-13	Baxano, Inc.	Develops and manufactures minimally invasive tools for restoring spine function and preserving healthy tissue	TranS1, Inc. (nka Baxano Surgical, Inc.)	$23.6	NA	$9.4	NA	NA	2.51	x	NA

			Mean	$100.9	21.8%	$41.6	$8.2	28.2%	3.04	x	9.5	x
			Median	$97.5	21.8%	$33.4	$8.2	28.2%	2.51	x	9.5	x

(1) Reflects Company’s reported transaction value and X-spine’s 2014 year-end financial metrics.

Source: Capital IQ and company filings

28

Selected M&A Transaction Analysis
($ in millions)
Announced	Target Name	Target Business Description	Acquirer Name	Enterprise Value	2-Year Revenue CAGR	LTM Revenue	LTM EBITDA	EBITDA Margin	EV / Revenue		EV / EBITDA

Medical Device and Instrumentation Companies
Oct-17	Exactech, Inc. (1)	Develops, manufactures, markets, distributes, and sales orthopedic implant devices, related surgical instrumentation, and biologic services	TPG Capital, L.P.	$625.7	2.9%	$264.4	$43.2	16.3%	2.37	x	14.5	x
Oct-17	JOTEC GmbH	Develops surgical vascular prostheses and stint graft systems for the treatment of aortic diseases	Cry olife, Inc.	$253.6	NA	$51.0	NA	NA	4.97	x	NA
Sep-16	Lifeline Scientific, Inc.	Develops products and services for cell, tissue, and organ transplantation in the United States and internationally	Shanghai Genext Medical Technology Co. Ltd.	$73.9	7.0%	$42.6	$8.9	20.9%	1.74	x	8.3	x
Aug-16	Laborie Medical Technologies, Inc.	Engages in the development, manufacture, and marketing of medical devices and disposables in urology, gynecology, and colorectal fields	Patricia Industries AB	$659.8	NA	$117.0	NA	NA	5.64	x	NA
Apr-16	Symmetry Surgical Inc.	Manufactures and distributes instruments for neurosurgery and spine surgery applications	RoundTable Healthcare Management, LLC	$129.5	(0.9)%	$84.1	$9.1	10.8%	1.54	x	14.2	x
Jul-15	TriVascular Technologies, Inc.	Develops and commercializes technologies to advance minimally invasive treatment of abdominal aortic aneurysms (AAA)	Endologix, Inc.	$123.1	86.0%	$34.7	NM	NM	3.55	x	NM
May-15	Synergetics USA, Inc.	Provides precision surgical devices, surgical equipment, and consumables primarily for the ophthalmology and neurosurgery markets	Valeant Pharmaceuticals International	$184.8	5.2%	$71.7	$10.1	14.1%	2.58	x	18.3	x
Dec-13	Solta Medical, Inc.	Designs, develops, manufactures, and markets energy-based medical device systems for aesthetic applications for plastic surgeons, general and family practitioners, gynecologists, ophthalmologists, and others	Valeant Pharmaceuticals International, Inc.	$271.5	10.2%	$151.1	$2.5	1.6%	1.80	x	NM
Jun-13	Power Surgical Technology, Inc.	Designs, manufactures, and markets spinal and orthopedic implants and instruments for customers internationally	RTI Biologics, Inc. (nka: RTI Surgical, Inc.)	$130.0	NA	$88.2	NA	NA	1.47	x	NA
May-13	Theragenetics Corporation	Manufactures and distributes wound closures, vascular access products, and specialty needle products	Juniper Investment Company, LLC	$53.7	(0.6)%	$80.7	$10.1	12.6%	0.67	x	5.3	x

			Mean	$250.6	15.7%	$98.5	$14.0	12.7%	2.63	x	12.1	x
			Median	$157.4	5.2%	$82.4	$9.6	13.3%	2.08	x	14.2	x

			Aggregate Mean	$188.9	16.4%	$75.1	$12.5	16.6%	2.80	x	11.4	x
			Aggregate Median	$129.5	6.1%	$70.0	$9.1	15.2%	2.37	x	12.0	x

(1) Transaction announced

Source Capital IQ and company filings

29

Analysis of Implied Valuation Multiples. Duff & Phelps compared the valuation multiples from the selected public company analysis and the selected M&A transactions analysis to the range of implied enterprise value multiples for the Company based on the DCF analysis. Due to the Company’s depressed EBITDA estimates for 2017 and projected 2018, the implied multiples for these years are not meaningful. Therefore, Duff & Phelps focused on the implied EBITDA multiple for 2019 when the Company is projected to achieve more normalized profitability. Duff & Phelps also analyzed implied multiples of enterprise value to revenue. The implied 2019 EBITDA multiples and the 2017, 2018 and 2019 revenue multiples for the Company fall below the mean and medians of the selected public companies. Based on the Company’s risk, growth, and profitability relative to the selected publicly traded companies and precedent transactions, the implied multiples were determined to be reasonable.

Selected Public Companies Analysis / M&A Transactions Analysis
($ in thousands)
Enterprise Valuation Multiples
Metric	Public Company Range					Public Company Median		Transaction Median (1)		Company Performance	Enterprise Value Range

						Concluded Enterprise Value Range					$132,000		-	$147,000
Implied Enterprise Value Multiples
EV/2017 EBITDA	12.1	x	-	35.9	x	15.2	x	12.0	x	$1,521	NM		-	NM
EV/2018 EBITDA	9.3	x	-	25.8	x	13.4	x	NA		7,431	17.8	x	-	19.8	x
EV/2019 EBITDA	11.4	x	-	18.4	x	12.7	x	NA		14,036	9.4	x	-	10.5	x
EV/2017 Revenue	0.88	x	-	5.64	x	4.13	x	2.37	x	83,035	1.59	x	-	1.77	x
EV/2018 Revenue	0.85	x	-	5.18	x	3.49	x	NA		87,412	1.51	x	-	1.68	x
EV/2019 Revenue	0.80	x	-	4.85	x	3.31	x	NA		97,987	1.35	x	-	1.50	x

(1) 2017 transaction multiples reflect implied latest twelve month multiples from the M&A transactions shown on the prior page

Determination of Adjusted Enterprise Value

Duff & Phelps’ DCF valuation analysis resulted in indications of the Company’s total enterprise value ranging from $132.0 million to $147.0 million. Duff & Phelps then made certain adjustment to determine adjusted enterprise value.

Duff & Phelps performed an analysis of working capital and held discussions with Company management. This analysis resulted in a working capital deficit of approximately $1.9 million. This working capital deficit was subtracted from the enterprise value range.

In addition, Duff & Phelps performed an analysis and held discussions with Company management regarding the utilization of net operating loss carryforwards. On a pre-transaction basis, the Company’s management does not expect to be able to utilize the net operating loss carryforwards due to the Company’s high level of leverage and expected continued losses. On a post-transaction basis, the Company’s management anticipates that the net operating loss carryforwards will be limited under a IRS §382 limitation due to the change of control expected. The value of the Company’s net operating loss carryforwards on a post-transaction basis were estimated at $2.1 million to $2.2 million.

The adjustments for the working capital deficit, along with the post-Transaction adjustment for the net operating loss carryforwards results in a pre-Transaction adjusted enterprise value range of $130.1 million to $145.1 million and a post-Transaction adjusted enterprise value range of $132.2 million to $147.3 million.

30

Pre-Tier 2 Transaction Per Share Value Range

On a pre-transaction basis, Duff & Phelps estimated the adjusted enterprise value to be $130.1 million to $145.1 million. The Company’s net debt, including the 9.0% debt repayment fee and other obligations, have a face value of approximately $152.0 million, which exceeds the calculated enterprise value of the Company. Therefore, Duff & Phelps estimated the pre-transaction per share value of the Company utilizing a Black-Scholes option pricing model to estimate the Company’s pre-transaction equity value per share range of $0.02 to $2.37 (after adjusting for the reverse stock split). The table below summarizes the assumptions utilized:

Pre-Proposed Transaction Equity Value

($ in thousands, except per share values)

	Low		High
Enterprise Value Range	$130,105	to	$145,105

Book Value of Net Debt Outstanding	(151,954)
Cash	2,069
Transaction Expenses	(2,915)
Restructuring Expenses	(2,527)
Total Obligations	(155,327)

Assumed Time to Default	1 month to 3 months
Volatility Range	25%
Shares Outstanding (in 000s)	1,514

Equity Value Range	$25	to	$3,593

Indicated Per Share Value Range	$0.02	-	$2.37

Note: Balances as of September 30, 2017

Note: Shares outstanding and per share values are after giving effect to the Reverse Stock Split

Post-Tier 2 Transaction Per Share Value Range

On a post-transaction basis, Duff & Phelps estimated that the Company’s adjusted enterprise value to be $132.2 million to $147.3 million. To determine the total equity, there were adjustments made for (i) the conversion of the 2017 Notes to Common Stock, (ii) the exchange of the Remaining Notes into Common Stock, (iii) the inflow of $6.8 million in proceeds from the Private Placement, (iv) the deduction of capital leases and the term loan (reflecting a 1.0% debt repayment fee), (v) the addition of cash and equivalents, and (vi) the deduction of transaction costs and other non-recurring costs. These adjustments result in an estimated post-transaction equity value range of approximately $61.4 million to $76.5 million. Duff & Phelps then calculated the per share value by dividing the equity value range by shares outstanding after the conversion of the 2017 Notes and the Remaining Notes resulting in a per share value range of $4.79 to $5.97 per share (after adjusting for the reverse stock split).

Valuation Conclusion

($ in thousands, except per share values)

	Pre-Proposed Transaction				Post-Proposed Transaction
	D&P Estimate			Current	D&P Estimate
	Low		High	Trading Value	Low		High
Enterprise Value Conclusion	$132,000	-	$147,000		$132,000	-	$147,000
Present Value of Net Operating Loss Tax Benefit (2)	-	-	-		2,100	-	2,200
Net Working Capital Deficit	(1,895)	-	(1,895)		(1,895)	-	(1,895)
Adjusted Enterprise Value Conclusion	$130,105	-	$145,105		$132,205	-	$147,305
Cash and Equivalents (3)					2,069	-	2,069
Proceeds from Private Placement (4)					6,800	-	6,800
Transaction Costs (4)					(4,525)	-	(4,525)
Non-Recurring Costs (4)					(2,527)	-	(2,527)
Capital Leases (3)					(977)	-	(977)
Tern Loan (3) (5)					(71,607)	-	(71,607)
January 2016 and 2021 Notes (6)					-	-	-
Equity Value (7)	$25	-	$3,593	$9,755	$61,438	-	$76,538
Shares Outstanding as of September 30, 2017	1,514		1,514	1,514	1,514		1,514	Exchange
New Shares from Proposed Transaction					11,299		11,299	Rate of
Fully Diluted Shares Outstanding	1,514		1,514	1,514	12,813		12,813	Notes

Indicated Per Share Value (7)	$0.02	-	$2.37	$6.44	$4.79	-	$5.97	$7.20

Implied Enterprise Value Multiples
EV/2017 EBITDA	$1,521	NM		NM		NM		NM
EV/2018 EBITDA	7,431	17.5	x	19.5	x	17.8	x	19.8	x
EV/2019 EBITDA	14,036	9.3	x	10.3	x	9.4	x	10.5	x
EV/2017 Revenue	83,035	1.57	x	1.75	x	1.59	x	1.77	x
EV/2018 Revenue	87,412	1.49	x	1.66	x	1.51	x	1.69	x
EV/2019 Revenue	97,987	1.33	x	1.48	x	1.35	x	1.50	x

(1) Closing price as of December 20, 2017 adjusted for the Reverse Stock Split

(2) Per Company management, Pre-Proposed Transaction future benefits from net operating loss carryforwards would not be realized; Post-Proposed Transaction utilization would be limited by Section 382 limitation.

(3) Balance as of September 30, 2017

(4) Per Company management

(5) Includes $10.1 million of accrued interest and 9.0% Repayment Fee Pre-Transaction and 1.0% Repayment Fee Post-Transaction

(6) Pre-Transaction balance as of September 30, 2017

(7) Pre-Transaction values based on analysis shown on the prior page

Note: All shares outstanding and per share values are after giving effect to the Reverse Stock Split

31

Historical Stock Trading. Because the Common Stock is publicly traded, Duff & Phelps considered the per share value ascribed to it by the public markets. Duff & Phelps analyzed the Company’s historical stock prices, trading volumes, levels of institutional ownership and historical valuation multiples. On December 20, 2017, the closing price of the Common Stock was $0.54 per share, and as adjusted for the reverse stock split the closing price would be $6.44 per share. In performing its fundamental valuation, Duff & Phelps considered the reported price per share of the Common Stock as an indication of value.

Summary Conclusion

Based on Duff & Phelps’ analysis, as summarized in the table above, the Conversion Price of $7.20 exceeds the Company’s estimated pre-transaction per share value range of $0.02 to $2.37 per share. The Conversion Price also represents a premium to the Company’s closing stock price on December 20, 2017 of $6.44 per share, as adjusted for the reverse stock split. In addition, the Tier 2 Transaction is accretive to the holders of the Common Stock, as the Company’s per share value, taking into consideration all of the elements of the Proposed Transaction, is estimated at $4.79 to $5.97 per share. As a result, Duff & Phelps observed that its analysis supported its determination of the fairness, from a financial point of view, to the public holders of the Common Stock of the conversion of the Notes in connection with the Tier at the Conversion Price of $7.20 per share.

Other

Fairness Opinion Review Committee. The issuance of Duff & Phelps' opinion was approved by its fairness review committee.

Disclosure of Prior Relationships. Duff & Phelps acted as financial advisor to the Board and received a fee for its services. No portion of Duff & Phelps’ fee was contingent upon either the conclusion expressed in its opinion or whether or not the Tier 2 Transaction is successfully consummated. Pursuant to the terms of the Engagement Letter, a portion of Duff & Phelps’ fee is payable upon the later of (i) Duff & Phelps’ informing the Strategic Committee of the Board that it is prepared to deliver its Opinion, and (ii) January 10, 2018. Duff & Phelps has also performed certain portfolio valuation engagements for OrbiMed Advisors LLC (“OrbiMed Advisors”) and for these engagements Duff & Phelps received customary fees, expense reimbursement and indemnification. These engagements did not include OrbiMed Advisors’ investments in the Company.

Fees and Expenses. Pursuant to its Engagement Letter with the Company, Duff & Phelps received a professional fee for providing a fairness opinion in the amount of $325,000. The Company has also agreed to reimburse Duff & Phelps for its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Duff & Phelps, its affiliates and each of their respective directors, officers, attorneys and other agents, stockholders, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of Duff & Phelps’ engagement.

32

Certain Company Forecasts

We do not, as a matter of course, publicly disclose financial forecasts of future financial performance or other results as set forth below and are especially cautious of making financial forecasts due to the unpredictability of the underlying assumptions and estimates.

However, in connection with the evaluation of the Restructuring Agreement and the Transactions, and in connection with the rendering of Duff & Phelps’ opinion described above, Duff & Phelps and our Board were provided with certain non-public, unaudited, financial forecasts for the Company (pro forma for the consummation of the Transactions), which are described below and which we refer to as the “Company Forecasts.” The Company Forecasts were prepared by management for years ranging from 2017 to 2020 and were provided to Duff & Phelps and presented to our Board in December 2017. Our Board reviewed the Company Forecasts in its evaluation of the Transactions, and Duff & Phelps relied on the Company Forecasts in rendering its fairness opinion.

We prepared the Company Forecasts solely for internal use and not with a view toward public disclosure and, accordingly, the Company Forecasts do not necessarily comply with the published guidelines of the SEC regarding projections and the use of measures other than generally accepted accounting principles as applied in the United States (“GAAP”), the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections or forecasts. Neither our independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures regarding the Company Forecasts, nor have they expressed any opinion or any other form of assurance on the information or its achievability, and they assume no responsibility for, and disclaim any association with, the Company Forecasts.

The Company Forecasts, while presented with numerical specificity, necessarily were based on numerous variables and assumptions, including, but not limited to, those relating to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to our business, all of which are difficult to predict and many of which are beyond our control. The Company Forecasts are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. We cannot assure you that the forecasted results under any of the scenarios presented will be realized or that actual results will not be significantly higher or lower than forecasted in any of the scenarios. The Company Forecasts cover multiple years and the information by its nature becomes less predictive with each successive year. The assumptions on which the Company Forecasts were based involve judgments regarding future economic, competitive and regulatory conditions and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. The Company Forecasts also reflect assumptions for certain business decisions that are subject to change. The Company Forecasts cannot, therefore, be considered a guarantee of future operating results, and this information should not be relied on as such. We do not assume any responsibility for the validity, reasonableness, accuracy or completeness of the Company Forecasts.

The Company Forecasts are forward-looking statements. For information on factors that may cause our future financial results to materially vary, see Cautionary Statements Regarding Forward-Looking Statements on page 5.

The information from the Company Forecasts should be evaluated, if at all, in conjunction with the historical consolidated financial statements contained in our public filings with the SEC. In light of the foregoing factors and the uncertainties inherent in the Company Forecasts, readers of this Proxy Statement are cautioned not to place undue, if any, reliance on the Company Forecasts. The Company Forecasts have been prepared on a pro forma basis for the effect of the Restructuring Agreement and the Transactions.

The Company Forecasts included below are not being included in this Proxy Statement to influence your vote on the Proposals or because we believe they are material or because we believe they are a reliable prediction of actual future results. Instead, the Company Forecasts are being included herein since they were reviewed by the Board in connection with the evaluation of the Transactions and were used by Duff & Phelps in connection with the rendering of its fairness opinion.

33

In light of the foregoing factors and the uncertainties inherent in the Company Forecasts, stockholders are cautioned not to place undue, if any, reliance on such projections.

($000s)	FY2017	FY2018	FY2019	FY2020
Gross Sales	83,035	87,412	97,987	103,927
Sales Growth Rate	-7.7%	5.3%	12.1%	6.1%

Gross Profit	52,903	58,438	65,959	70,448
Gross Margin %	63.7%	66.9%	67.3%	67.8%
Total Operating Expenses	66,417	60,985	61,140	62,101

Income (Loss) from Operations	(13,515)	(2,546)	4,818	8,347
Other Expense	(18,107)	(12,146)	(11,356)	(9,664)
Net Loss	(31,622)	(14,692)	(6,538)	(1,317)

Balance Sheet
ASSETS
Total current assets	40,055	47,473	55,764	60,997

PP&E	10,836	8,013	4,794	2,597
Goodwill	41,535	41,535	41,535	41,535
Intangible assets, net	31,423	26,924	22,425	17,926
Other assets	2,118	555	555	555
Total Assets	125,967	124,499	125,072	123,609

LIABILITIES & EQUITY
Total current liabilities	89,944	22,997	23,775	23,728
Capital lease obligations (including current portion)	952	852	752	652
Long-term convertible debt	72,930	-	-	-
Long-term debt, less issuance costs	-	76,160	82,594	82,594
Total Liabilities	163,826	100,009	107,120	106,974

Total Stockholders’ (Deficit) Equity	(37,859)	24,490	17,952	16,635
Total Liabilities and Stockholders’ Equity	125,967	124,499	125,072	123,609

We make no representation to any stockholder or any other person regarding our ultimate performance compared to the information included in the above unaudited, projected financial information under any of the Company Forecasts. The inclusion of unaudited, projected financial information in this Proxy Statement should not be regarded as an indication that the prospective financial information under any of the scenarios will be an accurate prediction of future events, and they should not be relied on as such. Except to the extent required by federal securities laws, we do not intend to, and disclaim any obligation to, update, revise or correct the above prospective financial information to reflect circumstances existing after the date when made or to reflect the occurrence of future events.

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CONSEQUENCES OF STOCKHOLDER VOTE ON PROPOSALS 1, 2 AND 3

We expect the following consequences to occur depending on the outcome of the stockholder vote on Proposals 1, 2 or 3 at the Special Meeting.

Consequences if Proposals 1, 2 or 3 Are Not Approved

Termination of Restructuring Agreement

If any of Proposals 1, 2 or 3 are not approved at the Special Meeting, the Restructuring Agreement allows the Investors to terminate the Restructuring Agreement.

No Exchange of Notes

If Proposal 2 (Amendment to Certificate of Incorporation) is not approved, we will not have enough authorized shares of Common Stock under our certificate of incorporation to complete the Tier 2 Transaction and the Private Placement. If Proposal 1 (Issuance of Common Stock Under Notes) is not approved, we will not be able to exchange the Notes for Common Stock in the Tier 2 Transaction or consummate the Private Placement due to the stockholder approval requirements of Sections 713(a) and 713(b) of the NYSE American Company Guide. In either case, if the Notes would not be converted or exchanged into equity and we would continue to face severe liquidity constraints and the prospect of bankruptcy. The full conversion and exchange of the Notes and the Private Placement are integral parts of the Transactions.

Acceleration of Notes, Indenture and Credit Facility and Termination of Strategic Relationship

If any of Proposals 1, 2 or 3 are not approved at the Special Meeting, the Investors may exercise any rights they may have to accelerate full repayment of the Notes or other indebtedness set forth under the Credit Facility or the Indenture. If the Notes, Indenture and/or Credit Facility are accelerated, we will be forced to quickly raise additional funds to avoid defaulting on our payment obligations, and we cannot guarantee that we would be able to raise sufficient funds. If we default on our payment conditions under the Notes, Indenture and/or Credit Facility, we will face the prospect of bankruptcy.

Delisting of Shares from NYSE American

On August 15, 2016, we received a letter from the NYSE American notifying us that we were not in compliance with the NYSE American’s continued listing standards. Specifically, we were not in compliance with Section 1003(a)(i) of the Company Guide with stockholders’ equity of less than $2,000,000 and net losses in two of our three most recent fiscal years, Section 1003(a)(ii) with stockholders’ equity of less than $4,000,000 and net losses in three of our four most recent fiscal years and Section 1003(a)(iii) of the Company Guide with stockholders’ equity of less than $6,000,000 and net losses in five of our most recent fiscal years. According to Section 1003(a) of the Company Guide, the NYSE American will normally consider providing an exemption for entities not in compliance with Sections 1003(a)(i) through (a)(iii) of the Company Guide if the entity is in compliance with the following standards: (1) total value of market capitalization of at least $50,000,000; or total assets and revenue of $50,000,000 each in its last fiscal year, or in two of its last three fiscal years; and (2) the issuer has at least 1,100,000 shares publicly held, a market value of publicly held shares of at least $15,000,000 and 400 round lot shareholders. Previously, we were exempt from the minimum stockholders equity requirement because (i) at least 1,100,000 shares are publicly held, (ii) a market value of publicly held shares was at least $15,000,000, (iii) there were 400 round lot shareholders, and (iv) the market capitalization of its public float was more than the required $50,000,000 or total assets and revenue of $50,000,000 each in our last fiscal year, or in two of our last three fiscal years. However, this exemption was no longer available due to the decline of our Common Stock price.

On November 1, 2016, we were notified by the NYSE American that NYSE Regulation has accepted our plan to regain compliance with the NYSE American’s continued listing standards of the NYSE American Company Guide by February 15, 2018, subject to periodic review by the NYSE American for compliance with the initiatives set forth in the plan. If we are not in compliance with the continued listing standards by February 15, 2018, or if we do not make progress consistent with the plan during the plan period, the NYSE Regulation staff will initiate delisting proceedings as appropriate.

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If any of Proposals 1, 2 or 3 are not approved at the Special Meeting and the Tier 2 Transaction does not close by February 15, 2018, we will be delisted from the NYSE American, which could further decrease the value of our Common Stock.

Consequences if Proposals 1, 2 and 3 Are Approved

Full Conversion and Exchange of Notes

If Proposals 1 and 2 are approved, the Noteholders may exchange the Notes for shares of Common Stock in the Tier 2 Transaction.

Increased Ownership by the Investors

Based on the number of shares of our Common Stock outstanding on the closing, if the Investors fully convert and exchange their Notes at the conversion and exchange rates set forth in the Restructuring Agreement and complete the Private Placement, the Investors (ROS and OrbiMed) will own approximately 70.4% of our outstanding Common Stock. The non-Noteholder stockholders of the Company, who currently own approximately 95.7% of the outstanding Common Stock, will be substantially diluted from an ownership standpoint and will own approximately 11.3% of the outstanding Common Stock following the consummation of the Tier 2 Transaction and the Private Placement.

The following table sets forth the capitalization of the Company, taken on a consolidated basis with its subsidiaries, as of September 31, 2017, on an actual basis and on a pro forma basis to give effect to the reverse stock split and the Transactions, assuming that the Tier 2 Transaction and the Private Placement are consummated on February 15, 2018:

	As of September 30, 2017 (Unaudited)
	Actual	Pro Forma
Cash, cash equivalents and trade accounts receivable	$15,978,178	$22,788,065

Long-term debt:
Indenture Notes	67,026,807	0
2016 Notes	2,169,692	0
2017 Notes	1,584,713	0
Credit Facility	65,609,693	65,609,693
Capital lease obligations (less current portion)	658,011	658,011
Total long-term debt	137,048,916	66,267,704

Stockholders’ equity
Preferred stock, $0.000001 par value per share; 5,000,000 shares authorized, no shares issued and outstanding, actual; and 10,000,000 shares authorized, no shares issued and outstanding, pro forma	0	0
Common Stock, $0.000001 par value per share; 95,000,000 shares authorized and 18,173,007 issued and outstanding, actual; 50,000,000 shares authorized and 13,080,282 issued and outstanding pro forma	18	13
Additional paid-in capital	86,297,517	164,972,715
Accumulated deficit	(116,526,195)	(117,610,294	)(1)
Total stockholders’ (deficit) equity	(30,228,660)	47,362,434
Total capitalization	$106,820,256	$113,630,138

(1)	Increase in accumulated deficit a result of the remaining write-off of debt issuance costs associated with 6% convertible senior unsecured notes due 2021.

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For so long as the Investors are a significant stockholder, the Investors and their affiliates may exercise significant influence over our management and affairs, including influence beyond what is expressly described under the Transaction documents. The Investors and their affiliates also will be able to strongly influence or determine all matters requiring stockholder approval, regardless of whether or not other stockholders believe that a potential transaction is in their own best interests. In any of these matters, the interests of the Investors and their affiliates may differ or conflict with your interests.

The high concentration of stock ownership in one stockholder may also directly or indirectly deter hostile takeovers, delay or prevent changes in control or changes in management, or limit the ability of our other stockholders to approve transactions that they may deem to be in our best interests. Additionally, the trading price of our Common Stock may be adversely effected to the extent investors perceive a disadvantage in owning stock of a company with a significant stockholder.

Moreover, we will be a “controlled company” within the meaning of the corporate governance standards of the NYSE American. Under the rules of the NYSE American, a company of which more than 50% of the outstanding voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain stock exchange corporate governance requirements, including the requirement that a majority of the board of directors consists of independent directors and the requirement that a listed company have a nominating and governance committee and a compensation committee that is composed entirely of independent directors. Following the consummation of the Transactions, we may utilize these exemptions, and stockholders may not have the same protections afforded to stockholders that are subject to all of the stock exchange corporate governance requirements.

Impairment of our net operating losses (“NOLs”)

As of December 31, 2016, we had net operating loss (which we refer to as “NOL”) carryforwards of approximately $72.0 million for U.S. federal and state income tax purposes. Under the Internal Revenue Code, an “ownership change” with respect to a corporation can significantly limit the amount of pre-ownership change NOLs and certain other tax assets that the corporation may utilize after the ownership change to offset future taxable income, possibly reducing the amount of cash available to the corporation to satisfy its obligations. An ownership change generally should occur if the aggregate stock ownership of holders of at least 5% of our stock increases by more than 50 percentage points over the preceding three-year period. The issuance of our Common Stock to holders of Notes pursuant to the Transactions may have cause an ownership change with respect to our Common Stock. Further, the purchase of Common Stock pursuant to the Private Placement may trigger an ownership change with respect to our Common Stock.

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PROPOSAL 1: Issuance of Shares of Common Stock for purposes of Sections 713(a) and 713(B) of the NYSE American Company Guide

On January 10, 2018, our Board adopted, upon recommendation of the Strategic Committee, a resolution recommending that our stockholders approve the issuance of shares of our Common Stock in the Transactions, which requires stockholder approval both as (i) an amount exceeding 20% of our outstanding common stock, as determined before such issuance, under Section 713(a) of the NYSE American Company Guide and (ii) an issuance that will result in a change of control of the Company under Section 713(b) of the NYSE American Company Guide.

Under the Tier 2 Transaction, the Investors and the Consenting Noteholders will exchange certain of their Notes for shares of our Common Stock at an exchange rate of 138.8889 shares per $1,000 principal amount of notes, for an exchange price of $7.20 per share (which, on a pre-reverse stock split basis, equates to an exchange rate of $0.60 per share). The Notes included in the Tier 2 Transaction are as follows:

•	$68,000,000 principal amount (which, including accrued and unpaid interest, will amount to approximately $72,515,200 as of February 15, 2018) of 6.00% convertible senior unsecured notes of the Company due 2021, issued in a private offering completed on July 31, 2015 pursuant to the Indenture to all of the Noteholders (and the option exercised by OrbiMed and ROS on August 10, 2015); and

•	$2,238,166 principal amount (which, including accrued and unpaid interest, amounted to approximately $2,386,781 as of February 15, 2018) of 6.00% convertible senior unsecured notes of the Company due 2021, issued in a private offering completed on April 14, 2016 governed by the convertible promissory notes with ROS and OrbiMed.

Furthermore, simultaneously with the consummation of the Tier 2 Transaction, the Investors have also agreed to purchase from the Company in the Private Placement an aggregate of 945,818 shares of Common Stock at a price per share of $7.20 (which, on a pre-reverse stock split basis, equates to a price per share of $0.60).

Reasons for Approval

Because our Common Stock is listed on the NYSE American, we are subject to the NYSE American’s rules and regulations. Section 713(a) of the NYSE American Company Guide requires stockholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of related transactions, if (i) the common stock to be issued has (or will have upon issuance) voting power equal to or greater than 20% of the company’s outstanding voting power, or (ii) the number of shares of common stock to be issued is (or will be upon issuance be) equal to or greater than 20% of the Company’s outstanding common stock, in each case determined before such issuance (the “Cap”).

The issuance of all of the Common Stock that the Investors are entitled to receive under the Tier 2 Transaction and the Private Placement would exceed the Cap, and, accordingly, must be approved by stockholders under Section 713(a) of the NYSE American Company Guide. Without stockholder approval of this Proposal 1, the Notes cannot be converted into or exchanged for, and the Private Placement cannot result in the issuance of, an aggregate number of shares exceeding the Cap. The full conversion and exchange of the Notes and the Private Placement are integral parts of the Transactions.

Section 713(b) of the NYSE American Company Guide requires us to obtain stockholder approval prior to certain issuances with respect to common stock or securities convertible into common stock that will result in a change of control of the Company. This rule does not specifically define when a change in control of a Company may be deemed to occur. However, guidance suggests that a change of control would occur, subject to certain limited exceptions, if after a transaction a person or an entity will hold 20% or more of the Company’s then outstanding capital stock. For the purpose of calculating the holdings of such person or entity, NYSE American would take into account, in addition to the securities received by such person or entity in the transaction, all of the shares owned by such person or entity unrelated to the transaction and would assume the conversion of any convertible securities held by such person or entity. Following the Transactions, the Investors will own approximately 70.4% of our outstanding Common Stock. We are seeking stockholder approval for any change in control in accordance with NYSE American Company Guide Section 713(b) as a result of the Transactions.

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As discussed in Consequences of Stockholder Vote on Proposals 1, 2 and 3 on page 35, if this proposal is not approved, the Investors may terminate the Restructuring Agreement, which could lead to acceleration events under the Indenture, the Credit Facility and the Notes and delisting from the NYSE American.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of holders of Common Stock present at the meeting and entitled to vote on each matter is required for approval of this proposal.

The Board recommends a vote FOR the approval of the issuance of shares of Common Stock for purposes of Sections 713(a) and 713(b) of the NYSE American Company Guide.

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PROPOSAL 2: AMENDMENT TO CERTIFICATE OF INCORPORATION

The Board recommends that our stockholders approve the amendment to the Company’s Certificate of Incorporation attached hereto as Annex D (the “Certificate of Amendment”) to amend and restate the Company’s Certificate of Incorporation to, among other things:

•	effect a reverse stock split at a ratio of 1-for-12;

•	after giving effect to the reverse stock split, decrease the number of authorized shares of Common Stock available for issuance from 95,000,000 to 50,000,000 and increase the number of authorized shares of preferred stock available for issuance from 5,000,000 to 10,000,000;

•	authorize our Board to increase or decrease the number of shares of any series of our capital stock, provided that such increase or decrease does not exceed the number of authorized shares or be less than the number of shares then outstanding;

•	authorize our Board to issue new series of preferred stock without approval of the holders of Common Stock or other series of preferred stock, with such powers, preferences and rights as may be determined by our Board;

•	authorize a majority of our Board to fix the number of directors of the Company;

•	indemnify the members of our Board to the fullest extent permitted by law;

•	remove the classification of our Board to require all directors to be elected annually;

•	provide that special meetings of the stockholders of the Company may only be called by the Board, the chairman of the Board or the chief executive officer of the Company;

•	provide that no stockholder will be permitted to cumulative voting at any election of directors;

•	elect not to be governed by Section 203 of the General Corporation law of the State of Delaware;

•	elect the Court of Chancery of the State of Delaware to be the exclusive forum for any derivative action or proceeding brought on behalf of the Company, any action asserting a breach of a fiduciary duty owed by any director, officer or other employee of the Company, any action under the Delaware General Corporation Law, the Certificate of Incorporation or the bylaws of the Company or any actions governed by the internal affairs doctrine; and

•	require the vote of at least two-thirds of the voting power of the then outstanding shares of capital stock of the Company to amend or repeal certain provisions of the Certificate of Incorporation of the Company.

If the stockholders approve the reverse stock split, and the Board decides to implement it, the reverse stock split will become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State. The reverse stock split will be realized simultaneously for all outstanding Common Stock and the ratio determined by the Board will be the same for all outstanding Common Stock. The reverse stock split will affect all holders of Common Stock uniformly and each stockholder will hold the same percentage of Common Stock outstanding immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split, except for adjustments that may result from the treatment of fractional shares as described below.

The Certificate of Amendment will not change the par value per share of Common Stock (which will remain at $0.000001 per share).

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Reasons for Approval

Enable Tier 2 Transaction and Private Placement

The reverse stock split will effectively increase the number of authorized shares of our Common Stock available for issue. Our certificate of incorporation does not currently authorize a sufficient number of shares to complete the Tier 2 Transaction and the Private Placement. Without stockholder approval of the amendment to our certificate of incorporation, we will not be able to complete the Transactions.

Maintain or Reestablish our NYSE American Listing

While there can be no guarantee, we expect that the reverse stock split will proportionately increase the trading price of our Common Stock on the NYSE American, which, if maintained, would allow us to maintain our listing, assuming we can continue to meet the other listing requirements. In addition, if the Tier 2 Transaction does not close by February 15, 2018, we will be delisted from the NYSE American. In order to relist our shares on the NYSE American, we will need to meet the minimum share price listing requirements. Without stockholder approval of the reverse stock split, we may not be able to reestablish our NYSE American listing.

Increase Our Common Stock Price to a Level More Appealing for Investors.

We believe that the reverse stock split could enhance the appeal of our Common Stock to the financial community, including institutional investors, and the general investing public. We believe that a number of institutional investors and investment funds are reluctant to invest in lower-priced securities and that brokerage firms may be reluctant to recommend lower priced stock to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell its shares, or are less likely to be followed by institutional securities research firms and therefore to have less third-party analysis of the company available to investors.  We believe that the reduction in the number of issued and outstanding shares of the Common Stock caused by the reverse stock split, together with the anticipated increased stock price immediately following and resulting from the reverse stock split, may encourage interest and trading in our Common Stock and thus possibly promote greater liquidity for our stockholders, thereby resulting in a broader market for the Common Stock than that which currently exists.

We cannot assure you that all or any of the anticipated beneficial effects on the trading market for our Common Stock will occur. Our Board cannot predict with certainty what effect the reverse stock split will have on the market price of the Common Stock, particularly over the longer term. Some investors may view a reverse stock split negatively, which could result in a decrease in our market capitalization. Additionally, any improvement in liquidity due to increased institutional or brokerage interest or lower trading commissions may be offset by the lower number of outstanding shares.

Determination of Ratio

The ratio of the reverse stock split, if approved and implemented, will be 1-for-12. In determining the reverse stock split ratio, the Board consider numerous factors including:

•	the historical and projected performance of the Common Stock;

•	general economic and other related conditions prevailing in our industry and in the marketplace;

•	the projected impact of the selected reverse stock split ratio on trading liquidity in the Common Stock and our ability to continue the Common Stock’s listing on the NYSE American;

•	our capitalization (including the number of shares of Common Stock issued and outstanding) and number of shares of Common Stock to be authorized for issuance following the reverse stock split;

•	the prevailing trading price for Common Stock and the volume level thereof; and

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•	potential devaluation of our market capitalization as a result of a reverse stock split.

Principal Effects of the Reverse Stock Split

A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished, as in this case, by reclassifying and combining all of our outstanding shares of Common Stock into a proportionately smaller number of shares. For example, if the Company decides to implement the 1-for-12 reverse stock split of Common Stock, then a stockholder holding 12,000 shares of Common Stock before the reverse stock split would instead hold 1,000 shares of Common Stock immediately after the reverse stock split. Each stockholder’s proportionate ownership of outstanding shares of Common Stock would remain the same, except that stockholders that would otherwise receive fractional shares as a result of the reverse stock split will receive cash payments in lieu of fractional shares.

The following table illustrates the effects of the reverse stock split, without giving effect to any adjustments for fractional shares of Common Stock, on our outstanding shares of Common Stock and authorized but unreserved shares of Common Stock as of December 31, 2017:

	Before Reverse Stock Split	After Reverse Stock Split of 1-for-12
Common Stock Authorized	95,000,000	50,000,000
Common Stock Outstanding as of December 31, 2017	18,178,792	1,514,899
Common Stock Underlying Options, RSUs and Warrants	7,339,370	611,614
Common Stock Available for Grants under the Company’s Equity Incentive Plan	810,000	67,500
Total Common Stock Authorized but Unreserved	49,460,886	37,230,424

Because no fractional shares will be issued, holders of Common Stock could be eliminated in the event that the proposed reverse stock split is implemented. However, the Board does not intend to use the reverse stock split as a part of or a first step in a “going private” transaction within the meaning of Rule 13e-3 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). There is no plan or contemplated plan by the Company or the Investors to take itself private at the date of this Proxy Statement.

Certain Risks Associated with the Reverse Stock Split

Before voting on this Proposal 2, you should consider the following risks associated with the implementation of the reverse stock split:

•	Although we expect that the reverse stock split will result in an increase in the market price of the Common Stock, we cannot assure you that the reverse stock split, if implemented, will increase the market price of the Common Stock in proportion to the reduction in the number of shares of the Common Stock outstanding, if at all, or result in a permanent increase in the market price. The effect the reverse stock split may have upon the market price of the Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of the Common Stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the SEC. Accordingly, the total market capitalization of the Common Stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of the Common Stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

•	The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

•	While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Common Stock may not necessarily improve.

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•	Although the Board believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the reverse stock split and the anticipated increase in the market price of Common Stock could encourage interest in the Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the reverse stock split.

•	We cannot guarantee that the reverse stock split will be sufficient to increase the price of our Common Stock for purposes of maintaining or reestablishing our NYSE American listing, either in the near term or long term. In addition, even if the reverse stock split has the desired effect on the trading price of our Common Stock, we cannot guarantee that we will be able to, or choose to, maintain or reestablish our NYSE American listing.

Certain Risks Associated with Other Amendments

Certain other proposed amendments to our certificate of incorporation contain provisions that could make it harder for a third party to acquire us, even if doing so might be beneficial to our stockholders. These provisions include:

•	the ability of our Board to designate one or more series of preference shares and issue preference shares without stockholder approval;

•	the sole power of a majority of our Board to fix the number of directors;

•	the power of our Board to fill any vacancy on our Board in most circumstances, including when such vacancy occurs as a result of an increase in the number of directors or otherwise;

•	requiring the vote of at least two-thirds of the voting power of the then outstanding shares of capital stock of the Company to amend or repeal certain provisions of the Certificate of Incorporation of the Company; and

•	providing that special meetings of the stockholders of the Company may only be called by the Board, the chairman of the Board or the chief executive officer of the Company.

These anti-takeover provisions could discourage, delay or prevent transactions involving a change in control of the Company, including transactions that our stockholders may deem advantageous or that would provide our stockholders an opportunity to receive a premium for their Common Stock as part of a sale of the Company. This could, in turn, negatively affect the trading price of our Common Stock. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire.

Effect on Authorized but Unissued Shares

The reverse stock split and the change in the number of our authorized shares of Common Stock will have the effect of significantly increasing the number of authorized but unissued shares of Common Stock. Because the number of outstanding shares will be reduced as a result of the reverse stock split, the number of shares available for issuance will effectively be increased. See the table under the caption “Principal Effects of the Reverse Stock Split” that shows the number of unreserved shares of Common Stock that would be available for issuance at various reverse stock split ratios.

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Anti-Takeover and Dilutive Effects

Shares of Common Stock that are authorized but unissued provide the Board with flexibility to effect, among other transactions, public or private financings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Certificate of Amendment would give the Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the NYSE American rules. The Certificate of Amendment is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company. The Board does not have any present intent to use the authorized but unissued Common Stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of the outstanding Common Stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in the Company. Holders of Common Stock are not entitled to preemptive rights or other protections against dilution. The Board intends to take these factors into account before authorizing any new issuance of shares.

Effect on Fractional Stockholders

No fractional shares of Common Stock will be issued in connection with the reverse stock split. If, as a result of the reverse stock split, a stockholder of record would otherwise hold a fractional share, the stockholder will receive a cash payment in lieu of the issuance of any such fractional share in an amount per share equal to the closing price per share on the NYSE American on the trading day immediately preceding the effective time of the reverse stock split (as adjusted to give effect to the reverse stock split), without interest. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other right except to receive the cash payment therefor.

If a stockholder is entitled to a cash payment in lieu of any fractional share interest, a check will be mailed to the stockholder’s registered address as soon as practicable after the reverse stock split. By signing and cashing the check, stockholders will warrant that they owned the shares of Common Stock for which they received a cash payment.

Procedure for Effecting the Reverse Stock Split

If our stockholders approve this proposal, and the Board elects to effect the reverse stock split, we will effect the reverse stock split by filing the Certificate of Amendment with the Secretary of State of the State of Delaware. The reverse stock split will become effective, and the combination of, and reduction in, the number of our outstanding shares as a result of the reverse stock split will occur automatically, at the time of the filing of the Certificate of Amendment (referred to as the “effective time”), without any action on the part of our stockholders and without regard to the date that stock certificates representing any certificated shares prior to the reverse stock split are physically surrendered for new stock certificates. Beginning at the effective time, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the reverse stock split.

Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until they receive a letter of transmittal from our transfer agent.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of important tax considerations of the reverse stock split. For purposes of this discussion, a stockholder is a “U.S. holder” if the holder is a beneficial owner of Common Stock and is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation or other entity or arrangement treated as a corporation for U.S. federal income tax purposes, created in or organized under the laws of the United States, any state thereof or the District of Columbia;

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•	an estate the income of which is subject to U.S. federal income tax without regard to its source; or

•	a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following addresses only U.S. holders who hold Common Stock as capital assets. Holders of Common Stock who are not U.S. holders may have different tax consequences than those described below and are urged to consult their own tax advisors about their tax treatment under U.S. and non-U.S. laws. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign and other laws. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

A U.S. holder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest. The aggregate tax basis of the post-reverse stock split shares received will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor (excluding any portion of the U.S. holder’s basis allocated to fractional shares), and the holding period of the post-reverse stock split shares received will include the holding period of the pre-reverse stock split shares exchanged.

A U.S. holder of the pre-reverse stock split shares who receives cash will generally be treated as having exchanged a fractional share interest for cash in a redemption by us. Accordingly, the U.S. holder will recognize gain or loss, equal to the difference between the portion of the U.S. holder’s adjusted tax basis of the pre-reverse stock split shares allocated to the fractional share interest and the cash received in lieu of the fractional share interest. The gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, as of the effective time of the reverse stock split, the U.S. holder’s holding period of the fractional share (which includes the holding period of the pre-reverse stock split shares) exceeds one year.

The foregoing views are not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

Accounting Matters

The par value of the Common Stock will remain unchanged at $0.000001 per share after the reverse stock split. As a result, our stated capital, which consists of the par value per share of the Common Stock multiplied by the aggregate number of shares of the Common Stock issued and outstanding, will be reduced proportionately at the effective time of the reverse stock split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of Common Stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share and other per share amounts will be increased as a result of the reverse stock split because there will be fewer shares of Common Stock outstanding.

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Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the shares of the Common Stock outstanding on the Record Date will be required to approve the Amendment to the Company’s Certificate of Incorporation, which contemplates a reverse stock split of the Common Stock at a ratio of 1:12, an increase of authorized shares of Common Stock and preferred stock available for issuance and such other changes as are described in this Proxy Statement. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the proposal. Shares represented by valid proxies and not revoked will be voted at the Special Meeting in accordance with the instructions given. If no voting instructions are given, such shares will be voted “FOR” this proposal.

The Board recommends a vote FOR the adoption of the proposed amendment to the Company’s Certificate of Incorporation.

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PROPOSAL 3: ELECTION OF DIRECTORS

Nominees for Director

Prior to the Special Meeting, the Company’s Board of Directors consisted of three classes of directors with staggered terms of three years each. Following the approval of Proposal 2, the board will be declassified and will only have one class of directors, whom will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal. The term of each director will expire at the Company’s subsequent annual meeting of the stockholder, at which time such directors will stand for re-election.

The names, ages and positions of our nominees for director are as follows:

Name	Age	Position
John Bakewell	56	Director
Michael Eggenberg	48	Director
Michael Mainelli	56	Director
Robert McNamara	61	Director
Jeffrey Peters	49	Director
Matthew Rizzo	45	Director

The business experience of our nominees for director for the past five years (and, in some instances, for prior years) is summarized below.

John K. Bakewell is a consultant to the medical technology industry. Mr. Bakewell served as the Chief Financial Officer of Exact Sciences Corporation, a molecular diagnostics company, from January 2016 to November 2016. Mr. Bakewell previously served as the Chief Financial Officer of Lantheus Holdings, Inc., a diagnostic medical imaging company, from June 2014 to December 2015 and as Chief Financial Officer of Interline Brands, Inc., a distributor and direct marketer of broad-line maintenance, repair and operations products, from June 2013 to May 2014. Mr. Bakewell previously was the Executive Vice President and Chief Financial Officer of RegionalCare Hospital Partners, an owner and operator of non-urban hospitals, from January 2010 to December 2011. In addition, Mr. Bakewell held the position of Chief Financial Officer with Wright Medical Group, Inc., an orthopaedic medical device company, from 2000 to 2009, with Altra Energy Technologies, Inc. from 1998 to 2000, with Cyberonics, Inc. from 1993 to 1998 and with Zeos International, Ltd. from 1990 to 1993. Mr. Bakewell has also served as a member of the board of directors of Entellus Medical, Inc., a public medical technology company that designs and manufactures products for the treatment of chronic and recurrent sinusitis in adults and children, since July 2015, and as a member of the board of directors of Corindus Vascular Robotics, Inc., a public medical technology company and the global leader in robotic-assisted vascular interventions, since July 2017. Since July 2008, Mr. Bakewell has served on the board of directors of Keystone Dental, Inc., a private medical device company,. Mr. Bakewell holds a Bachelor of Arts in Accounting from the University of Northern Iowa and is a certified public accountant (inactive). Mr. Bakewell’s financial experience as a chief financial officer of several publicly traded medical technology companies and his background and sophistication in finance and accounting contributes valuable experience to our Board of Directors.

Michael Eggenberg is a Managing Director with OrbiMed Advisors LLC since December 2016, focused on healthcare royalty and structured finance investments.  Previously, Mr. Eggenberg was a Managing Director at Fortress Investment Group, focused on Special Opportunities Funds from May 2005 to December 2016. Prior to Fortress, Mr. Eggenberg held positions at CIT, Wells Fargo and Nations Bank. Mr. Eggenberg received his B.S. in Finance and General Business from Drexel University. Mr. Eggenberg brings valuable experience in the life science industry and finance experience to the Board of Directors.

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Michael Mainelli has worked in the medical device industry for over twenty-five years, serving the diagnostic imaging, surgical, and orthopedic markets. He has extensive international experience having led operations in the UK and Israel. Most recently, he served as President and CEO of Stanmore Implants Worldwide, LTD from 2013 to 2016, a UK based specialty orthopaedics company, and led the sale of the company to Stryker Corporation. Prior to Stanmore, he was the CEO of Active Implants Corporation, an early stage company developing an innovative meniscal implant, from 2008 to 2011. Prior to Active Implants, he was the Group President of the Medical Device Segment of Intermagnetics General Corporation from 2005 to 2006 before the company was acquired by Royal Philips. Prior to employment by Intermagnetics, Mr. Mainelli was with Stryker Corporation serving in the positions of VP-Corporate Development, Assistant to the Chairman, President-Stryker Japan and President-Stryker Spine. Prior to Stryker, he was employed by General Electric in various management roles. He has served on the board of directors of Orthofix International, a publicly traded medical device company, and Active Implants Corporation and Stanmore Implants, which were VC-backed privately-owned companies. He currently serves on the board of directors of Autocam Medical, a privately-owned medical device contract manufacturing company. He earned a MBA from the University of Chicago, a MSE from the University of Pennsylvania and a BSME from Northeastern University. Mr. Mainelli brings strong experience in the implant and medical device industries to the Board of Directors.

Robert McNamara served as Executive Vice President of LDR Holdings since January 2013 and as the Chief Financial Officer for LDR Holdings since April 2012 up until its acquisition by Zimmer Biomet in 2016. From September 2010 to April 2012, Mr. McNamara served as a financial consultant, working primarily in the medical device and biotechnology industries. From May 2009 to September 2010, he served as Chief Financial Officer of Purfresh, Inc., a privately held clean technology company. In addition, Mr. McNamara has previously served as the Senior Vice President and Chief Financial Officer for publicly traded medical device companies Accuray, Inc., Somnus Medical Technologies and Target Therapeutics, was a member of the Board of Directors of Northstar Neurosciences and is the former Mayor of Menlo Park, California. Mr. McNamara holds a B.S. in Accounting from the University of San Francisco and an M.B.A. in Finance from The Wharton School of the University of Pennsylvania. Mr. McNamara brings valuable finance and accounting experience in the medical device industry to the Board of Directors.

Jeffrey Peters has over 25 years of medical device experience and currently serves as the president and chief executive officer of Cardialen, a private medical device company developing low-energy therapy for cardiac arrhythmias.  Previously, Mr. Peters was the chief executive officer of Anulex Technologies (2011-2014), a company developing minimally invasive spine therapies. He also served as the chief technology officer of ev3 (now Medtronic) from 2001-2007. Mr. Peters’ financial roles include portfolio manager at Black River Asset Management, entrepreneur-in-residence at Foundation Medical, and stock analyst at Dain Rauscher Wessels. Mr. Peters received his B.S. and M.B.A. from the University of Minnesota. Mr. Peters brings experience in the medical device and life science industries to the Board of Directors.

Matthew S. Rizzo is a Partner with OrbiMed Advisors LLC, having joined the firm in April 2010, and is focused on healthcare royalty and structured finance investments. Previously, Mr. Rizzo was at Ikaria Holdings as a Senior Director in business development for pharmaceutical licensing and acquisitions. Prior to Ikaria, Mr. Rizzo was a Vice President at Fortress Investment Group, focused on healthcare investments in the Drawbridge Special Opportunities Funds. Prior to Fortress, he was at GlaxoSmithKline where he worked in business and commercial analysis. Mr. Rizzo received his M.B.A. from Duke University and his B.S. from the State University of New York at Buffalo. Mr. Rizzo brings valuable experience in the life science industry and finance experience to the Board of Directors.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of holders of Common Stock present at the meeting and entitled to vote on each matter is required for the election of each nominee.

The Board of Directors recommends that you vote “FOR” the election of Messrs. Bakewell, Eggenberg, Mainelli, McNamara, Peters and Rizzo.

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GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

Director Independence

The NYSE American listing standards require that the boards of listed companies have a majority of independent directors and, with limited exceptions, that audit and compensation committee members must all be independent as affirmatively determined by the Board. After reviewing the NYSE American standards of independence, our current Board affirmatively determined, by written consent in lieu of a special meeting of the Board, effective December 7, 2017, that the following current directors were independent: Kent Swanson, Michael Lopach, John Deedrick, Eric Timko, Paul Buckman and Rudy Mazzocchi. The basis for these determinations was that each of these current directors had no relationships with the Company other than being a director and/or stockholder of the Company. All of the members of the Company’s current Audit, Compensation, Nominations and Corporate Governance, Business Development and Strategic committees are independent.

If the Proposals described in this Proxy Statement are approved by stockholders, including the election of the nominees described in Proposal 3 of this Proxy Statement to the Board, the members of the Company’s Audit Committee following the consummation of the Transactions, Messers. Mainelli, Bakewell and McNamara, will be independent under the NYSE American standards of independence. Upon the consummation of the Transactions, OrbiMed and ROS will control a majority of the combined voting power of all classes of our outstanding voting stock. As a result, we expect to be a “controlled company” within the meaning of the NYSE American corporate governance standards. Under the NYSE American rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a controlled company and may elect not to comply with certain NYSE American corporate governance requirements, including the requirements that:

•	a majority of the board of directors consist of independent directors;

•	the board has a nomination and governance committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the board has a compensation committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

If the Proposals described in this Proxy Statement are approved by stockholders, so long as we are a controlled company, we plan to rely on NYSE American’s controlled company exemptions and do not plan to have a majority independent Board, an independent nomination and governance committee or an independent compensation committee. Consequently, upon the consummation of the Transactions, we plan to disband the Compensation and Nominations and Corporate Governance committees of the Board. Furthermore, upon the consummation of the Transactions, we also plan to disband the Business Development and Special Strategic committees of the Board.

Board Meetings; Attendance at Annual Stockholders Meeting

The Board met 36 times during fiscal 2017, 33 of which were conducted by teleconference. All directors attended at least 75% of the meetings of the Board and Board Committees on which the director served during the last fiscal year. The Company does not have a formal policy on Board member attendance at annual meetings of stockholders, but encourages Directors to attend. The following Board members serving at the time of the Company’s 2017 annual meeting of stockholders attended the annual meeting: Messrs. O’Connell, Buckman and Swanson.

Board Leadership Structure and Risk Oversight

The current Board is led by Kent Swanson in his role as Chairman. Mr. Swanson is an independent director. The Company believes this structure is appropriate because it enables the Board to provide independent oversight and guidance. Following the election of the new Board under this Proxy Statement, the Chairman will be nominated by the Investors pursuant to the Investor Rights Agreement.

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The Board has overall responsibility for risk oversight with a focus on the most significant risks facing the Company. The Board relies upon the Chief Executive Officer to supervise day-to-day risk management, and the Chief Executive Officer reports directly to the Board and certain committees on such matters as appropriate.

Stockholder Communications

The Board currently does not have a formal process for stockholders to send communications to the Board and does not feel that such a process is necessary at this time. If the Company receives stockholder communications that cannot be properly addressed by officers of the Company, the officers bring the matter to the attention of the Board.

Corporate Governance

The Company has adopted a Code of Ethics for the CEO and Senior Financial Officers, as well as a Code of Conduct that applies to all directors, officers and employees. Our corporate governance materials, including our Code of Conduct and our Code of Ethics for the CEO and Senior Financial Officers, are available on our website at www.xtantmedical.com (click “Investors” and “Corporate Governance”).

Committees

Our current Board has the following committees and committee members (all of whom are independent directors):

Audit	Compensation	Nominations and Corporate Governance	Business Development	Strategic
Mr. Lopach, Chair	Mr. Buckman, Chair	Mr. Deedrick, Chair	Mr. Deedrick, Chair	Mr. Deedrick, Chair
Mr. Buckman	Mr. Lopach	Mr. Mazzocchi	Mr. Mazzocchi	Mr. Mazzocchi
Mr. Mazzocchi	Mr. Timko	Mr. Timko	Mr. Timko	Mr. Timko
			Mr. Buckman	Mr. Buckman

If the Proposals described in this Proxy Statement are approved by stockholders, following the consummation of the Transactions, the Board will have the following committee and committee members (all of whom are independent directors):

Audit
Mr. Bakewell, Chair
Mr. Mainelli
Mr. McNamara

Our Audit Committee, Compensation Committee, and Nominations and Corporate Governance Committee charters are posted on our website at www.xtantmedical.com (click “Investors” and “Corporate Governance”). A description of each committee's function and number of meetings during fiscal 2017 follows.

Audit Committee

The purpose of the Audit Committee is to assist the oversight of our Board of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of the Company’s independent auditor and internal audit function. The primary responsibilities of the Audit Committee are set forth in its charter, and include various matters with respect to the oversight of the Company’s accounting and financial reporting process and audits of the financial statements of the Company. The Audit Committee also selects the independent auditor to conduct the annual audit of the financial statements of the Company; reviews the proposed scope of such audit; reviews accounting and financial controls of the Company with the independent auditor and our financial accounting staff; and reviews and approves transactions between the Company and directors, officers, and affiliates.

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The Audit Committee currently consists of Messrs. Lopach, Buckman and Mazzocchi, each an “independent director” in accordance with NYSE American listing standards. Mr. Lopach serves as the Chairman of the Audit Committee. If the Proposals described in this Proxy Statement are approved by stockholders, following the consummation of the Transactions, the Audit Committee will consist of Messers. Mainelli, Bakewell and McNamara, each an “independent director” in accordance with NYSE American listing standards, and Mr. Blakewell will serve as the Chairman of the Audit Committee.

Under the NYSE American listing standards, all audit committee members must be “financially literate,” as that term is determined by the Board in its business judgment. Further, under SEC rules, the Board must determine whether at least one member of the audit committee is an “audit committee financial expert,” as defined by the SEC’s rules. The Board has determined that all current members of the Audit Committee are “financially literate” and that Messrs. Lopach and Buckman each qualify as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. If the Proposals described in this Proxy Statement are approved by stockholders, following the consummation of the Transactions, we expect each member of the Audit Committee to be “financially literate” and qualify as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. The Audit Committee met 7 times during 2017.

Report of the Audit Committee

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial control, for preparing the financial statements and for the public reporting process. EKS&H, our independent auditor, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles. In this context, the Audit Committee has (i) reviewed and discussed the audited financial statements with management and our independent auditor, (ii) discussed with our independent auditor the matters that are required to be discussed by the applicable Public Company Accounting Oversight Board standards, and (iii) received written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s 2016 Annual Report on Form 10-K.

Respectfully submitted,

Michael Lopach
Paul R. Buckman
Rudy A. Mazzocchi

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

Compensation Committee

The primary purposes of the Compensation Committee are to determine or recommend the compensation of our CEO and other executive officers and to oversee the administration of the Amended and Restated Xtant Medical Equity Incentive Plan. Our Compensation Committee currently consists of Messrs. Buckman, Lopach and Timko, each of whom is an “independent director” in accordance with NYSE American listing standards. If the Proposals described in this Proxy Statement are approved by stockholders, following the consummation of the Transactions, we expect to rely on NYSE American controlled company exemptions and disband the Compensation Committee. The Compensation Committee met 3 times during 2017.

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Our Chief Executive Officer makes recommendations to the Compensation Committee regarding the Company’s business goals and the performance of executives in achieving those goals, and recommends other executives’ compensation levels to the Compensation Committee based on such performance. The Compensation Committee considers these recommendations and then makes an independent decision regarding officer compensation levels and awards. Neither the Compensation Committee nor management engaged the services of a compensation consultant during the year ended December 31, 2017.

Nominations and Corporate Governance Committee

The purposes of the Nominations and Corporate Governance Committee include the selection or recommendation to our Board of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of our Board, the oversight of the evaluations of our Board and management, and the development and recommendation to our Board of a set of corporate governance principles applicable to our company.

In identifying and evaluating candidates for membership on the Board, the Nominations and Corporate Governance Committee may take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity (including, but not limited to, gender, race, ethnicity, age, experience and skills), and the extent to which the candidate would fill a present need on the Board. The entirety of each candidate's credentials is considered, and there are no specific minimum qualifications that must be met by a director nominee. The Company does not have a formal diversity policy for directors. The Nominations and Corporate Governance Committee identifies director candidates based on input provided by a number of sources, including members of the Committee, other directors, our stockholders, members of management and third parties. The Nominations and Corporate Governance Committee does not distinguish between nominees recommended by our stockholders and those recommended by other parties. Any stockholder recommendation must be sent to our Corporate Secretary at Xtant Medical Holdings, Inc., 664 Cruiser Lane, Belgrade, Montana 59714, and must include certain information concerning the nominee as specified in the Company’s Amended and Restated Bylaws.

The Nominations and Corporate Governance Committee currently consists of Messrs. Deedrick, Mazzocchi and Timko each of whom is an “independent director” in accordance with NYSE American listing standards. Mr. Deedrick serves as the current Chairman of the Nominations and Corporate Governance Committee. If the Proposals described in this Proxy Statement are approved by stockholders, following the consummation of the Transactions, we expect to rely on NYSE American controlled company exemptions and disband the Nominations and Corporate Governance Committee. The Nominations and Corporate Governance Committee met 4 times during 2017.

Business Development Committee

The purpose of the Business Development Committee is to assist the Board in carrying out oversight responsibilities related to potential strategic transactions. The current Business Development Committee consists of Messrs. Deedrick, Mazzocchi, Timko and Buckman, each of whom is an independent director. Mr. Deedrick serves as the current Chairman of the Business Development Committee. If the Proposals described in this Proxy Statement are approved by stockholders, following the consummation of the Transactions, we expect to disband the Business Development Committee. The Business Development Committee met 4 times during 2017.

Special Strategic Committee

The purpose of the Strategic Committee is to evaluate the Company’s performance of its obligations to its institutional lenders, holders of its convertible debt securities and other creditors and to review potential reorganization and/or restructuring or similar transactions with such parties and to review, evaluate, and negotiate mergers, acquisitions, investments or dispositions of material assets or a material portion of any business and to report its conclusions and recommendations to the Board, as appropriate. The current Strategic Committee consists of Messrs. Deedrick, Mazzocchi, Timko and Buckman, each of whom is an independent director. Mr. Deedrick serves as the current Chairman of the Strategic Committee. If the Proposals described in this Proxy Statement are approved by stockholders, following the consummation of the Transactions, we expect to disband the Strategic Committee. The Strategic Committee met 12 times during 2017.

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Director Compensation

Independent directors received an annual retainer of $40,000 per year, the independent Chairman of our Board received an additional $20,000 per year, the Audit Committee Chair received $12,500 per year, other Committee Chairs received $10,000 per year, Audit Committee members received $5,000 per year, other Committee members received $4,000 per year and all independent directors received an annual equity grant valued at $40,000. In addition, the Chair of our Business Development Committee received $12,500 per year and all other members of the Business Development Committee received $5,000 per year.

The following table describes the compensation earned by our independent Board members during fiscal 2017.

Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Kent Swanson	$60,000	$40,000	$-	$-	$-	$-	$100,000
Michael Lopach	$56,500	$40,000	$-	$-	$-	$-	$96,500
Paul Buckman	$73,500	$40,000	$-	$-	$-	$-	$113,500
Eric Timko	$53,000	$40,000	$-	$-	$-	$-	$93,000
John Deedrick	$71,500	$40,000	$-	$-	$-	$-	$111,500
Rudy Mazzocchi	$55,500	$40,000	$-	$-	$-	$-	$95,500

(1)	Key assumptions used to estimate the grant date fair value of stock and option awards are contained in Note 10 to the latest audited financial statements in our 2016 Annual Report on Form 10-K.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

As discussed in this Proxy Statement, the Company entered into the Restructuring Agreement with the Noteholders. Other than as described above with respect to (i) ROS and OrbiMed and (ii) PWPI and PWIMF, the Noteholders do not constitute a “group” as such term is defined in Section 13(d) of the Exchange Act.

Furthermore, as discussed in this Proxy Statement, the Company entered into the Support Agreement with the Noteholders, the Company’s executive officers and directors and certain of the Company’s stockholders.

For more information about the Restructuring Agreement and the Support Agreement, please see the section of this Proxy Statement titled Description of the Transactions beginning on page 12.

Certain former X-spine shareholders, who each now own less than 10% of our Common Stock, own a controlling interest in Norwood Tool Company d/b/a Norwood Medical, one of X-spine’s larger suppliers. In 2017, Xtant purchased less than 10% of its operating products from Norwood Medical.

Dr. Kirschman’s sister, Deborah Kirschman Klopsch, served as Xtant’s Corporate Counsel and Director of Corporate Compliance until July 2, 2017, and then provided consultation services to the Company from July 2, 2017 through July 25, 2017. Compensation paid to Ms. Klopsch was $82,314 and $140,614 in 2017 and 2016, respectively. Ms. Klopsch also received 1,005 restricted stock units at $3.19 a share for an anticipated cost of approximately $3,000 to be expensed ratably over the vesting period as General and Administrative expense; however, only 40% of such amount was incurred, as only 384 of her restricted stock units vested before her departure. See Note 10 to the financial statements in our 2016 Annual Report on Form 10-K.

Unless delegated to the Compensation Committee by the Board, the Audit Committee or the disinterested members of the full Board reviews and approves all related party transactions.

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Family Relationships

There are no family relationships between or among our current directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers not disclosed above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following table sets forth information regarding the beneficial ownership of our Common Stock as of December 31, 2017 by (a) each of our directors and named executive officers, (b) all of our current directors and executive officers as a group, and (c) each person who is known by us to beneficially own more than 5% of our Common Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(2)		Percentage of Shares Beneficially Owned(3)

Directors and Named Executive Officers(1):

Carl O’Connell	75,000	(4)	*
Kent Swanson	456,794	(5)	2.5%
Michael Lopach	73,741	(6)	*
Paul Buckman	20,101	(7)	*
John Deedrick	56,550	(8)	*
Eric Timko	29,700	(9)	*
Rudy Mazzocchi	29,700	(10)	*
David Kirschman, M.D.	1,697,063	(11)	9.3%

All executive officers and directors as a group (8 persons)	2,438,649		13.4%

Five Percent Stockholders:
OrbiMed Advisors LLC
601 Lexington Ave., 54th Floor
New York, NY 10022	1,816,061	(12)	9.99%

Kenneth J. Hemmelgarn, Jr. Revocable Living Trust dated February 9, 1998
9485 Gulfshore Drive, B-201
Naples, FL 34108	1,272,796	(13)	7.0%

Brian J. Hemmelgarn Revocable Living Trust dated February 9, 1998
P.O. Box 421
15643 Captive Drive
Captiva, FL 33924	1,272,796	(14)	7.0%

* Less than 1% of outstanding shares of Common Stock.

(1)	The address for directors and named executive officers is c/o Xtant Medical Holdings, Inc., 664 Cruiser Lane, Belgrade, Montana 59714.

(2)	Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes shares that the named person has the right to acquire within 60 days after December 31, 2017, by the exercise or conversion of any warrant, stock option or convertible preferred stock. Unless otherwise noted, shares are owned of record and beneficially by the named person and the persons named in the table have sole voting and investment power with respect to the shares beneficially owned by them as set forth opposite their respective names.

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(3)	The calculation in this column is based on 18,178,792 shares of Common Stock outstanding on December 31, 2017. The shares of Common Stock underlying warrants and stock options are deemed outstanding for purposes of computing the percentage of the person holding them, but are not deemed outstanding for the purpose of computing the percentage of any other person.

(4)	Consists of options to purchase 75,000 shares of our Common Stock.

(5)	Consists of (a) 120,794 shares of our Common Stock held directly, (b) 20,000 shares held by a family limited partnership, (c) warrants to purchase 5,000 shares of our Common Stock, (d) options to purchase 11,000 shares of our Common Stock, (e) 150,000 stock right shares purchased November 17, 2017, (f) 150,000 stock right warrants purchased November 17, 2017, and (g) 0 of the 51,948 restricted stock units (“RSUs”) of the annual board award on July 25, 2017 vesting on July 27, 2018.

(6)	Consists of (a) 41,451 shares of our Common Stock held directly, (b) 14,258 shares held by a 401(k) plan, (c) warrants to purchase 2,032 shares of our Common Stock, (d) options to purchase 16,000 shares of our Common Stock, and (e) 0 of the 51,948 RSUs of the annual board award on July 25, 2017 vesting on July 25, 2018.

(7)	Consists of (a) 20,101 shares of our Common Stock held directly, and (b) 0 vested of the 51,948 RSUs of annual board award on July 25, 2017 vesting on July 25, 2018.

(8)	Consists of (a) 46,550 shares of our Common Stock, (b) options to purchase 10,000 shares of our Common Stock, and (c) 0 of the 51,948 RSUs of the annual board award on July 25, 2017 vesting on July 25, 2018.

(9)	Consists of (a) options to purchase 29,700 shares of our common shares, and (b) 0 of the 51,948 RSUs annual board award on July 25, 2017 vesting on July 25, 2018.

(10)	Consists of (a) options to purchase 29,700 shares of our common shares, and (b) 0 of the 51,948 RSUs annual board award on July 25, 2017 vesting on July 25, 2018.

(11)	Consists of 1,697,063 shares of our Common Stock acquired in connection with our acquisition of X-spine, which are no longer subject to a lock-up agreement and escrow agreement.

(12)	Based on Schedule 13D filed with the SEC on May 30, 2017, as well as our knowledge regarding recent purchases of the Notes by affiliates of OrbiMed Advisors LLC (“OrbiMed Advisors”). Includes 475,439 shares of our Common Stock and warrants to purchase 87,719 shares of our Common Stock held by ROS, an entity managed by OrbiMed Advisors. Affiliates of OrbiMed Advisors also purchased $52.0 million aggregate principal amount of the Notes, which are convertible into shares of our Common Stock. However, the indenture prevents note holders from converting their Notes to the extent that such conversion would result in beneficial ownership by the note holder or any of its affiliates in excess of 9.99% of the then-outstanding shares of our Common Stock. OrbiMed Advisors, an investment advisor, and Samuel D. Isaly, its managing member and a control person, each have shared voting and dispositive power with respect to shares of our Common Stock and notes held by ROS and OrbiMed.

(13)	Based on Schedule 13D filed with the SEC on August 10, 2015. Consists of 1,272,796 shares of our Common Stock acquired in connection with our acquisition of X-spine, which are subject to a lock-up agreement. Kenneth J. Hemmelgarn, Jr. is a beneficiary of and the sole trustee of the Kenneth J. Hemmelgarn, Jr. Revocable Living Trust dated February 9, 1998, which may be revoked by Kenneth J. Hemmelgarn, Jr. Kenneth J. Hemmelgarn, Jr. and Brian J. Hemmelgarn are brothers and may be deemed to be members of a “group” for purposes of Section 13(d)(3) of the Exchange Act, though they have disclaimed any express agreement to act as a group, other than as described in their jointly filed Schedule 13D.

(14)	Based on Schedule 13D filed with the SEC on August 10, 2015. Consists of 1,272,796 shares of our Common Stock acquired in connection with our acquisition of X-spine, which are subject to a lock-up agreement. Brian J. Hemmelgarn is a beneficiary of and the sole trustee of the Brian J. Hemmelgarn Revocable Living Trust dated February 9, 1998, which may be revoked by Brian J. Hemmelgarn. Kenneth J. Hemmelgarn, Jr. and Brian J. Hemmelgarn are brothers and may be deemed to be members of a “group” for purposes of Section 13(d)(3) of the Exchange Act, though they have disclaimed any express agreement to act as a group, other than as described in their jointly filed Schedule 13D.

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Economic Ownership; Stock Ownership Guidelines

Because the table above is limited to shares that are owned or which the person has the right to acquire within 60 days, it does not present a complete view of the economic exposure our directors and executive officers have to our Common Stock. Excluded from the table above are unvested stock options, unvested restricted stock units and unvested warrants which will become vested more than 60 days from December 31, 2017. In addition, the table above does not reflect the effect of the Transactions, which will substantially transform the beneficial ownership of our Common Stock. If the Proposals described in this Proxy Statement are approved by stockholders, following the consummation of the Transactions, the Investors will own approximately 70.4% of our Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) requires directors, executive officers and holders of more than 10% of an equity security registered pursuant to Section 12 of the Exchange Act of 1934 to file various reports with the SEC.

To the Company’s knowledge, based solely on our review of the Section 16 reports furnished to us with respect to 2017, we believe all reports required pursuant to Section 16(a) were filed on a timely basis.

Interest of Certain Persons in Matters to Be Acted On

Consistent with the Company’s independent director compensation policy, which includes the grant of an annual equity award valued at $40,000 to each of the Company’s independent directors, on July 25, 2017, the Company granted 51,948 restricted stock awards to each of the six independent Directors of the Company (Messrs. Swanson, Lopach, Timko, Deedrick, Buckman and Mazzocchi). Pursuant to their terms, these restricted stock awards will fully vest upon the consummation of a change of control, and if the stockholders approve the Proposals and the Transactions are consummated, these restricted stock awards shall vest in full.

The Restructuring Agreement contemplates that certain success bonuses be agreed to following the entry into the Restructuring Agreement, which are as follows: (i) up to four senior members of management will each be paid a Transaction success bonus of $35,000 in cash and (ii) Carl O’Connell, the Chief Executive Officer of the Company, will be paid a Transaction success bonus of $70,000 in cash, in each case, with half paid within 45 days following the closing of the Transactions and half paid within 90 days following the closing of the Transactions, provided they are employed by the Company through the time of the payment of the bonus. Additional retention bonuses for these members of management may be negotiated within 90 days following the closing of the Transactions.

The Restructuring Agreement also requires us to obtain, by the closing of the Transactions, prepaid directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the closing for six years from the closing, covering each existing member of the Board on terms with respect to such coverage and amounts no less favorable than those of such policies in effect on the date of the Restructuring Agreement. Without the prior written consent of the Investors, we may not expend in excess of 300% of the amount paid by us for coverage for the most recently completed 12-month period prior to the date of the Restructuring Agreement.

Upon consummation of the Transactions, the Investors would own, in the aggregate, approximately 70.4% of the outstanding Common Stock. OrbiMed Advisors LLC (“OrbiMed Advisors”), a registered investment adviser, is the investment manager of the Investors. Matthew Rizzo and Michael Eggenberg, each of whom are nominees for the Board pursuant to Proposal 3, are each employees of OrbiMed Advisors. Jeffrey Peters, a nominee for the Board pursuant to Proposal 3, will be nominated to the Board by the Investors pursuant to their rights under the Investor Rights Agreement.

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EXECUTIVE OFFICERS

The following table sets forth certain information concerning each of our executive officers:

Name	Age	Position
Carl D. O’Connell	54	Chief Executive Officer and Director

The business experience of our executive officers for the past five years (and, in some instances, for prior years) is summarized below.

Carl O’Connell, Director, Chief Executive Officer, was appointed Chief Executive Officer and a director of the Company effective February 17, 2017 after serving as Interim Chief Executive Officer since January 21, 2017, and the President of the Company since October 6, 2016. Prior to Mr. O’Connell’s employment with the Company, he was most recently the Vice President Global Marketing - Extremities for Wright Medical, a recognized leader in the global foot and ankle market. Mr. O'Connell lead marketing teams and initiatives that were instrumental in achieving U.S. growth initiatives that exceeded 28% and 23% globally. He also lead the completion of marketing integration of three acquired businesses within a year, recruited top talent to his team, and supported the launch of multiple product line extensions and new products, including the successful launch of the market leading Infinity Total Ankle. During his tenure as Global Vice President Marketing for Stryker Spine, Mr. O'Connell drove marketing leadership and brand differentiation programs to support a 20% growth imperative, which was achieved through strategic cross divisional collaboration and the successful launches of line extensions and product upgrades. Mr. O'Connell served as the President and CEO of MedSurg - ITOCHU International, a division of ITOCHU Corporation, the 3rd largest Japanese trading corporation with over $70B in sales transactions, where he was responsible for the reorganization of three recently impaired acquisitions by supporting success attributes, acquiring new vendor contracts, stabilizing and growing top line sales at double digit growth rates, and driving the division to profitability. Additionally, Mr. O’Connell previously served as President of Carl Zeiss Surgical, a German based company, who is a leading manufacturer and innovator of capital, durable and visualization technologies for the medical and industrial arena with sales of $3 billion. Carl Zeiss’s product portfolio includes Surgical Microscopes and Visualization and Industrial technologies. Mr. O’Connell was tasked with leading, developing and implementing strategic and tactical, sales, marketing and product development programs to accelerate the growth of the Surgical Products division in the United States within 48 months, while relocating and integrating operations from the east coast to the west coast with the company’s sister division, Carl Zeiss Meditec. Mr. O’Connell lead the U.S. division to sustainable market leading growth with performance management systems in markets, including Neurosurgery, Spine, Ophthalmic, ENT and Dental, achieving 31% top line growth, exceeding financial and operational objectives, achieving the best year in company’s history in an otherwise flat market in 2006 and achieving world class customer retention and service ratings of over 90% for 4 years consecutively from 2003 to 2006.

EXECUTIVE COMPENSATION

The table below summarizes the compensation earned for services rendered to the Company for the fiscal years indicated, by our Chief Executive Officer, the two most highly-compensated officers other than the Chief Executive Officer who were serving as officers at December 31, 2017, and two additional executive officers who served as executive officers during fiscal year 2016 but who resigned before December 31, 2017 (the “Named Executive Officers”).

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Summary Compensation Table

									Change in
									Pension Value
									and
								Non-Equity	Nonqualified
								Incentive	Deferred
						Stock	Option	Plan	Compensation	All Other
Name and Principal Position	Year	Salary		Bonus		Awards (1)	Awards (1)	Compensation	Earnings	Compensation		Total
Carl O’Connell (2)	2017	502,692		55,000		-	-	-	-	-		557,692
Chief Executive Officer	2016	65,385		20,000	(3)	-	274,052	-	-	-		359,437
Christopher Valois	2017	295,975		18,900		-	-	-	-	-		314,875
Vice President Sales and Marketing	2016	219,661		8,000		-	-	-	-	-		227,661
Kevin O’Dare	2017	200,000		-		-	-	-	-	147,688	(4)	347,688
Area Vice President-East	2016	180,298		-		-	128,365	-	-	103,728	(4)	412,391
Daniel Goldberger (5)	2017	154,250		-		-	-	-	-	130,000	(6)	284,250
Chief Executive Officer	2016	518,486		-		-	-	-	-	-		518,486
David Kirschman	2017	-		-		-	-	-	-	-		-
Executive Vice President and Chief Scientific Officer (From July 31,2015 to July 2, 2016)	2016	259,615		-		-	-	-	-	-		259,615
John Gandolfo (7)	2017	298,926		36,000		-	-	-	-	129,808		464,734
Chief Financial Officer (From July 6, 2010 to August 25,2017)	2016	360,000		-		-	-	-	-	-		360,000
Robert Di Silvio	2017		-	-		-	-	-	-	-		-
President (From July 1, 2014 to January 8, 2016)	2016	-		-		-	-	-	-	224,500	(6)	224,500

(1)	Key assumptions used to estimate the grant date fair value of restricted stock and option awards are contained in Note 10 to the latest audited financial statements in our 2016 Annual Report on Form 10-K.

(2)	Effective January 21, 2017 Carl O’Connell was appointed as Interim Chief Executive Officer of the Company. Effective February 17, 2017, Mr. O’Connell was appointed Chief Executive Officer and a director of the Company after serving as Interim Chief Executive Officer since January 21, 2017, and the President of the Company since October 6, 2016. See Note 18, “Subsequent Events” to the financial statements in our 2016 Annual Report on Form 10-K.

(3)	Signing bonus.

(4)	Commissions.

(5)	Effective January 21, 2017, Daniel Goldberger resigned as Chief Executive Officer and a director of the Company.

(6)	Consulting Fees

(7)	Effective August 25, 2017, John Gandolfo resigned as Chief Financial Officer of the Company. Mr. Gandolfo is receiving one year of severance shown as “All Other Compensation” above.

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The following table shows information about Outstanding Equity Awards to our Named Executive Officers as of December 31, 2017.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not vested(1)	Market value of shares or units of stock that have not vested(2)
Carl O’Connell	300,000	300,000	$1.11	10/6/26	225,000	-

Kevin O’Dare	100,000	100,000	1.77	7/20/26	100,000	-
	5,000	5,000	4.00	8/05/25	2,250

Chris Valois	-	-	-	N/A	-	-

(1)	This table includes stock options which are unvested 60 days past December 31, 2017.

(2)	The market value for all stock awards set forth on this table have been valued at $0 as the exercise prices for all such stock awards exceed the current stock price of the Company as of December 31, 2017.

Retirement Plans

The Company combined the previous two plans for Bacterin and X-spine in 2017. Under the combined plan, the employee becomes qualified upon starting employment. Terms for the plan are as follows:

Discretionary Match:	3%

Contribution Limit:	$18,000 or the statutorily prescribed limit

Enrollment Period:	Begins at time of employment

Potential Payments Upon Termination or Change-in-Control

All of our Named Executive Officers have employment agreements that provide for severance payments for termination in connection with a change in control.

Mr. O’Connell’s employment agreement provides an annual base salary of $520,000, which is subject to annual increases based on periodic reviews, along with other incentive compensation as determined by the Board of Directors, with a bonus target of 50% of Mr. O’Connell’s annual base salary. Mr. O’Connell’s employment agreement contains customary intellectual property provisions and restrictive covenants and provides for six (6) months of severance for termination without cause or resignation with good reason and twelve (12) months of severance for termination in connection with a change in control. Mr. O'Connell was entitled to receive a special recognition bonus for 2016 of $85,000 by April, 2017; however, Mr. O'Connell has deferred receipt of that bonus.

Mr. Gandolfo’s employment agreement provides for an annual base salary of $375,000, along with other incentive compensation as determined by the Compensation Committee of the Board of Directors, with a bonus target of 50% of Mr. Gandolfo’s annual base salary. Mr. Gandolfo’s employment agreement contains customary intellectual property provisions and restrictive covenants and provides for twelve (12) months of severance for termination without cause, resignation with good reason, or termination in connection with a change in control. In connection with his separation from the Company, on August 25, 2017, the Company and Mr. Gandolfo entered into a Confidential Consulting and Severance Agreement and General Release, that specifies the terms of, and the benefits he is eligible to receive in connection with, his departure from the Company. Subject to his compliance with the terms and conditions of the Agreement, Mr. Gandolfo will receive $375,000 (which will be paid over 26 equal bi-weekly payments beginning on the first regularly scheduled payday following the effective date). The severance agreement also contains cooperation provisions and restrictive covenants that are customary in an agreement of this type.

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ADDITIONAL INFORMATION

Stockholder Proposals

Proposals by stockholders that are submitted for inclusion in our proxy statement for our 2018 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and our bylaws. To be timely under Rule 14a-8, stockholder proposals must be received by our Corporate Secretary at Xtant Medical Holdings, Inc., 664 Cruiser Lane, Belgrade, Montana 59714 by August 10, 2018. However, if the date of the 2018 Annual Meeting is changed by more than 30 days from the first anniversary of the date of the 2017 Annual Meeting, the deadline will instead be a reasonable time before we begin to print and mail the proxy statement for the 2018 Annual Meeting.

The Company’s Amended and Restated Bylaws also establish an advance notice procedure with regard to nominations of persons for election to the Board of Directors and stockholder proposals to be brought before an annual meeting. Stockholder proposals and nominations may not be brought before an annual meeting unless, among other things, the stockholder’s submission contained certain information concerning the proposal or the nominee, as the case may be, and other information specified in the Company’s Amended and Restated Bylaws. Proposals or nominations not meeting these requirements will not be entertained at an annual meeting.

Stockholder proposals and nominations may not be brought before the 2018 Annual Meeting unless, among other things, the stockholder’s submission contains certain information concerning the proposal or the nominee, as the case may be, and other information specified in the Company’s Amended and Restated Bylaws, and the stockholder’s submission is received by us no earlier than the close of business on August 10, 2018, and no later than September 11, 2018. However, if the date of the 2018 Annual Meeting is changed by more than 30 days before or more than 70 days after the first anniversary of the date of the 2017 Annual Meeting, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the 2018 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2018 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2018 Annual Meeting is first made by the Company. Proposals or nominations not meeting these requirements will not be entertained at the 2018 Annual Meeting.

Stockholders recommending candidates for consideration by the Nominating and Corporate Governance Committee must provide the candidate’s name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. These requirements are separate from, and in addition to, the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the proxy statement.

Householding Information

If you share an address with any of our other stockholders, your household might receive only one copy of our proxy statement, unless you have instructed us otherwise. This delivery method is referred to as “householding” and can result in cost savings for us. To take advantage of this opportunity, we may deliver a single proxy statement to multiple stockholders who share an address. We will deliver upon oral or written request a separate copy of our proxy statement to any stockholder of a shared address to which a single copy of our proxy statement was delivered. If you prefer to receive separate copies of our proxy statement, either now or in the future, or if you currently are a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements for your household, please call us at (406) 388-0480 or send your request in writing to us at the following address: 664 Cruiser Lane, Belgrade, Montana 59714, Attention: Corporate Secretary.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement. Information in this Proxy Statement supersedes information incorporated by reference that we filed with the SEC prior to the date of this Proxy Statement.

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We incorporate by reference into this Proxy Statement the information or documents listed below that we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 29, 2017;

•	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, filed on May 15, 2017, August 14, 2017 and November 21, 2017, respectively;

•	our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed on January 6, 2017, January 20, 2017, January 23, 2017, February 1, 2017, February 15, 2017, February 23, 2017, March 2, 2017, April 6, 2017, April 19, 2017, April 24, 2017, May 4, 2017, May 10, 2017, May 12, 2017, May 26, 2017, July 7, 2017, July 20, 2017, August 10, 2017, August 17, 2017, August 29, 2017, October 3, 2017, October 6, 2017, October 31, 2017, November 14, 2017, November 20, 2017, December 4, 2017, December 29, 2017 and January 2, 2018; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Proxy Statement and before the date of the Special Meeting.

We are not, however, incorporating by reference any documents, or portions of documents, which are not deemed “filed” with the SEC.

You can obtain a copy of any or all of the documents incorporated by reference in this Proxy Statement (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its website at www.sec.gov. You may also obtain these documents from us, free of charge, by visiting our internet website www.xtantmedical.com or by writing to us or calling us at the following address and phone number:

Xtant Medical Holdings, Inc.

600 Cruiser Lane

Belgrade, Montana 59714

Attn: Corporate Secretary

(406) 388-0480

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OTHER MATTERS

Whether or not you plan to attend the meeting, please vote over the Internet or complete, sign and return the proxy card or voting instruction card sent to you in the envelope provided.

By order of the Board of Directors

/s/ Carl D. O’Connell
Carl D. O’Connell
Chief Executive Officer

Belgrade, Montana

           , 2018

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PROXY

XTANT MEDICAL HOLDINGS, INC.

664 Cruiser Lane
Belgrade, Montana 59714
(406) 388-0480

SPECIAL MEETING OF STOCKHOLDERS – FEBRUARY 13, 2018

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Carl D. O’Connell as proxy, with full power of substitution, and hereby authorizes him to represent and to vote (with discretionary authority as to any and all other business that may properly come before the meeting), all of the shares of Common Stock of Xtant Medical Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held on February 13, 2018 at 10:00 a.m., Eastern Standard Time at 112 South Tryon Street, 2nd Floor, Charlotte, North Carolina 28284, and at any adjournment, continuation or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

IF YOU ARE NOT VOTING ON THE INTERNET, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY.

Proposal 1 – To approve the issuance of shares of Common Stock for purposes of Sections 713(a) and 713(b) of the NYSE American Company Guide

☐ For	☐ Against	☐ Abstain

The Board of Directors recommends a vote FOR Proposal 1.

Proposal 2 – To approve an amendment to our certificate of incorporation to effect a reverse stock split of the Common Stock at a ratio of 1:12, to change the number of authorized shares of Common Stock and preferred stock available for issuance and to make such other changes as are described in the enclosed Proxy Statement, as requested by the Investors pursuant to the Restructuring Agreement

☐ For	☐ Against	☐ Abstain

The Board of Directors recommends a vote FOR Proposal 2.

Proposal 3 – Election of Directors

	For	Withhold
John Bakewell	☐	☐
Michael Eggenberg	☐	☐
Michael Mainelli	☐	☐
Robert McNamara	☐	☐
Jeffrey Peters	☐	☐
Matthew Rizzo	☐	☐

The Board of Directors recommends a vote FOR the listed nominees under Proposal 3.

Proposal 4 – To approve an adjournment of the meeting, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposals.

☐ For	☐ Against	☐ Abstain

The Board of Directors recommends a vote FOR Proposal 4.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title.

Date:

Signature

Signature (Joint Owners)

Address Changes/Comments:

Please indicate whether you plan to attend this meeting: ☐

Annex A

RESTRUCTURING AND EXCHANGE AGREEMENT

BY AND AMONG

XTANT MEDICAL HOLDINGS, INC.,

ORBIMED ROYALTY OPPORTUNITIES II, LP,

ROS ACQUISITION OFFSHORE LP,

AND

THE CONSENTING NOTEHOLDERS PARTIES HERETO

Dated as of January 11, 2018

i

ii

iii

Section 11.12. Construction	51

Section 11.13. Survival	51

Section 11.14. Nature of Consenting Noteholder Obligations	52

Section 11.15 Reservation of Rights; Settlement Discussions	52

Exhibits:

Exhibit A	Form of Charter Amendment
Exhibit B	Credit Agreement Amendment Terms
Exhibit C	Form of Director Indemnification Agreement
Exhibit D	Form of Investors Rights Agreement
Exhibit E	Form of Preliminary Proxy Statement
Exhibit F	Form of Registration Rights Agreement
Exhibit G	Form of Second Amended and Restated Bylaws

Schedules:

Schedule 1	New Directors
Schedule 2.1(b)	Company Stockholders Party to Support Agreement
Schedule 6.1(a)	Business Operations

iv

RESTRUCTURING AND EXCHANGE AGREEMENT

This RESTRUCTURING AND EXCHANGE AGREEMENT, dated as of January 11, 2018 (this “Agreement”), by and among: (i) Xtant Medical Holdings, Inc. (the “Company”); (ii) OrbiMed Royalty Opportunities II, LP (“OrbiMed”) and ROS Acquisition Offshore LP (“ROS” and, together with OrbiMed, the “Investors”); and (iii) the undersigned holders of Convertible Notes (as defined below) of the Company (each such holder, solely in its capacity as such a holder, a “Consenting Noteholder” and collectively the “Consenting Noteholders”). Each of the Company, the Investors and the Consenting Noteholders may hereinafter be referred to as a “Party” and collectively as the “Parties”. Capitalized terms that are used and are not otherwise defined herein have the meanings given to them in Section 1.1.

WHEREAS, the Parties have engaged in arm’s length good faith negotiations regarding the restructuring and exchange transactions set forth in Section 2.1 of this Agreement (collectively, the “Restructuring Transactions”) pursuant to the terms and conditions set forth in this Agreement and the Restructuring Documents, with respect to the capital structure of the Company, including its outstanding Convertible Notes and certain indebtedness of the Company under the Existing Facility;

WHEREAS, promptly following the date hereof, the Company will enter into bonus agreements (the “Bonus Agreements”) with certain members of management of the Company providing for cash success bonuses, pursuant to terms agreed between the Company and the Investors, to be paid to such members of management after the Closing;

WHEREAS, the Investors and the Company have entered into a support agreement, dated as of the date hereof, with certain Company stockholders (the “Support Agreement”);

WHEREAS, in accordance with the Restructuring Transactions, the Investors will convert the 2017 Notes into shares of Common Stock at a conversion rate of $0.7589 (before giving effect to the Reverse Stock Split (as defined in the Charter Amendment)); and

WHEREAS, in accordance with the Restructuring Transactions, the Company will hold a stockholder meeting to solicit stockholder consent for (i) the amendment to the Company’s certificate of incorporation, substantially in the form attached as Exhibit A (the “Charter Amendment”), (ii) the election of the new members to the Company’s board of directors (such new directors of the Reorganized Company, the “New Directors” and the board of directors of the Reorganized Company as so modified by the New Directors, the “New Board”), and (iii) the exchange by the Investors and the Consenting Noteholders of the 2015 Notes and 2016 Notes held by such Investors and Consenting Noteholders for a number of shares of Common Stock equal to the principal amount of the 2015 Notes and 2016 Notes plus all accrued and unpaid interest on such 2015 Notes and 2016 Notes at the Closing (as hereinafter defined) divided by $7.20 (after giving effect to the Reverse Stock Split (as defined in the Charter Amendment)) (the “Convertible Notes Exchange”).

1

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS AND ACCOUNTING TERMS

Section 1.1.          Definitions.

As used herein the following terms shall have the meanings specified herein (it being understood that defined terms shall include in the singular number, the plural, and in the plural, the singular):

“2015 Notes” means the 6.00% convertible senior unsecured notes of the Company due 2021, issued in a private offering completed on July 31, 2015 pursuant to the Indenture.

“2016 Notes” means the 6.00% convertible senior unsecured notes of the Company due 2021, issued in a private offering completed on April 14, 2016 governed by the 2016 ROS Convertible Promissory Note and the 2016 OrbiMed Convertible Promissory Note.

“2016 OrbiMed Convertible Promissory Note” means the Convertible Promissory Note in the aggregate original principal amount of $809,613.67, dated April 14, 2016, made by the Company in favor of OrbiMed.

“2016 ROS Convertible Promissory Note” means the Convertible Promissory Note in the aggregate original principal amount of $1,428,552.78, dated April 14, 2016, made by the Company in favor of ROS.

“2017 Notes” means the 2017 OrbiMed Indenture Notes, the 2017 ROS Indenture Notes, the 2017 OrbiMed PIK Notes and the 2017 ROS PIK Notes.

“2017 Notes Conversions” has the meaning given in Section 2.1(d)(iii).

“2017 OrbiMed Indenture Convertible Promissory Note” means the Convertible Promissory Note in the aggregate original principal amount of $564,300, dated January 17, 2017, made by the Company in favor of OrbiMed.

“2017 OrbiMed Indenture Notes” means the 6.00% convertible senior unsecured notes of the Company due 2021, issued in a private offering completed on January 17, 2017 governed by the 2017 OrbiMed Indenture Convertible Promissory Note.

“2017 OrbiMed PIK Convertible Promissory Note” means the Convertible Promissory Note in the aggregate original principal amount of $24,288.41, dated January 17, 2017, made by the Company in favor of OrbiMed.

“2017 OrbiMed PIK Notes” means the 6.00% convertible senior unsecured notes of the Company due 2021, issued in a private offering completed on January 17, 2017 governed by the 2017 OrbiMed PIK Convertible Promissory Note.

2

“2017 ROS Indenture Convertible Promissory Note” means the Convertible Promissory Note in the aggregate original principal amount of $995,700, dated January 17, 2017, made by the Company in favor of ROS.

“2017 ROS Indenture Notes” means the 6.00% convertible senior unsecured notes of the Company due 2021, issued in a private offering completed on January 17, 2017 governed by the 2017 ROS Indenture Convertible Promissory Note.

“2017 ROS PIK Convertible Promissory Note” means the Convertible Promissory Note in the aggregate original principal amount of $42,856.59, dated January 17, 2017, made by the Company in favor of ROS.

“2017 ROS PIK Notes” means the 6.00% convertible senior unsecured notes of the Company due 2021, issued in a private offering completed on January 17, 2017 governed by the 2017 ROS PIK Convertible Promissory Note.

“Acquisition Proposal” shall mean any bona fide inquiry, proposal or offer made by any Person for, in a single transaction or a series of transactions, (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, extraordinary dividend or share repurchase, dissolution, liquidation or similar transaction involving the Company, (ii) the direct or indirect acquisition by any Person or group of twenty percent (20%) or more of the assets of the Company and its Subsidiaries, on a consolidated basis or assets of the Company and its Subsidiaries representing twenty percent (20%) or more of the consolidated revenues or net income (including, in each case, securities of the Company’s Subsidiaries) or (iii) the direct or indirect acquisition by any Person or group of twenty percent (20%) or more of the voting power of the outstanding shares of Common Stock, including any tender offer or exchange offer that if consummated would result in any Person beneficially owning shares with twenty percent (20%) or more of the voting power of the outstanding shares of Common Stock.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the right or power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agreement” has the meaning given in the Preamble.

“Alternative Acquisition Agreement” has the meaning given in Section 6.1(n)(iii).

“Applicable Law” means all laws, statutes, treaties, rules, codes, ordinances, regulations, certificates, orders and licenses of any Governmental Authority and judgments, decrees, injunctions, writs, permits, orders or like governmental action of any Governmental Authority applicable to the Company or any of its Subsidiaries or any of their property or operations.

“Authorizations” has the meaning given in Section 3.15(d).

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“Bonus Agreements” has the meaning given in the Recitals.

“Business Day” means any day, other than a Saturday, Sunday or a day on which banks are generally closed for business in the State of New York.

“Bylaw Amendment” means the Second Amended and Restated Bylaws of the Company, substantially in the form attached as Exhibit G.

“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity other than a corporation, partnership or LLC, any and all shares, equity interests, equity participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership or LLC, partnership or membership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Charter Amendment” has the meaning given in the Recitals.

“Closing” has the meaning given in Section 2.3.

“Closing Date” has the meaning given in Section 2.3.

“Common Stock” has the meaning given in Section 3.2(a).

“Company” has the meaning given in the Preamble.

“Company Form 10-Q” has the meaning given in Section 3.5(c).

“Company SEC Reports” means the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and any subsequent filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information or materials deemed “furnished” and not “filed” thereunder.

“Company Stockholder Approval” means the affirmative vote of holders of a majority of the outstanding shares of Common Stock constituting a quorum (according to the Company’s bylaws) at the Stockholder Meeting (or at any adjournment or postponement thereof) to approve the issuance of the Second Resulting Shares of Common Stock, the Charter Amendment and the election of the New Directors to the New Board.

“Consenting Noteholder Indemnified Parties” means, collectively, the Consenting Noteholders, their Affiliates and their respective directors, officers, managers, partners, members, employees and agents.

“Consenting Noteholders” has the meaning given in the Preamble.

“Contract” means a contract, commitment, agreement, instrument, obligation, undertaking, concession, franchise, license, lease, or legally binding arrangement or understanding, whether written or oral.

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“Convertible Notes” means the 2015 Notes, the 2016 Notes and the 2017 Notes.

“Convertible Notes Exchange” has the meaning given in the Recitals.

“Credit Agreement Amendment” means an amendment to the Existing Credit Agreement substantially on the terms set forth on Exhibit B attached hereto.

“Definitive Proxy Statement” means the definitive proxy statement incorporating any SEC comments to the Preliminary Proxy Statement, in a form reasonably satisfactory to the Investors.

“Director Indemnification Agreement” means the indemnification agreements, substantially in the form attached hereto as Exhibit C, that will be entered into at the Closing by the Reorganized Company with each of the New Directors.

“Disclosure Schedule” means the disclosure schedule delivered by the Company to the other Parties hereto prior to the execution of this Agreement.

“dollars” or “$” refers to lawful money of the United States of America.

“Equity Interest” means any issued, unissued, authorized, or outstanding shares of common stock, preferred stock or other instrument evidencing an ownership interest in the Company, whether or not transferable, together with any warrants, stock options, equity-based awards or contractual rights to purchase or acquire such equity interests at any time and all rights arising with respect thereto that existed immediately before the Closing Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Credit Agreement” means that Amended and Restated Credit Agreement among Bacterin International, Inc., a wholly-owned subsidiary of the Company, and the Investors, dated as of July 27, 2015, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of March 31, 2016, that certain Second Amendment to Amended and Restated Credit Agreement, dated as of May 25, 2016, that certain Third Amendment to Amended and Restated Credit Agreement, dated as of June 30, 2016, that certain Fourth Amendment to Amended and Restated Credit Agreement, dated as of July 29, 2016, that certain Fifth Amendment to Amended and Restated Credit Agreement, dated as of August 12, 2016, that certain Sixth Amendment to Amended and Restated Credit Agreement, dated as of September 27, 2016, that certain Seventh Amendment to Amended and Restated Credit Agreement, dated as of December 31, 2016, that certain Eighth Amendment to Amended and Restated Credit Agreement, dated as of January 13, 2017, that certain Ninth Amendment to Amended and Restated Credit Agreement, dated as of January 31, 2017, that certain Tenth Amendment to Amended and Restated Credit Agreement, dated as of February 14, 2017, that certain Eleventh Amendment to Amended and Restated Credit Agreement, dated as of February 28, 2017, that certain Twelfth Amendment and Waiver to Amended and Restated Credit Agreement, dated as of March 31, 2017, that certain Thirteenth Amendment to Amended and Restated Credit Agreement, dated as of May 2, 2017, that certain Fourteenth Amendment to Amended and Restated Credit Agreement, dated as of May 11, 2017, that certain Fifteenth Amendment to Amended and Restated Credit Agreement, dated as of June 30, 2017, that certain Sixteenth Amendment to Amended and Restated Credit Agreement, dated as of July 15, 2017, that certain Seventeenth Amendment and Waiver to Amended and Restated Credit Agreement, dated as of August 11, 2017, that certain Eighteenth Amendment to Amended and Restated Credit Agreement, dated as of September 29, 2017, that certain Nineteenth Amendment to Amended and Restated Credit Agreement, dated as of October 31, 2017, that certain Waiver, dated as of November 14, 2017, that certain Twentieth Amendment and Waiver to Amended and Restated Credit Agreement, dated as of November 30, 2017, and that certain Twenty-First Amendment to Amended and Restated Credit Agreement, dated as of December 28, 2017.

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“Existing Facility” means the secured loan facility under the Existing Credit Agreement.

“Fairness Opinion” has the meaning given in Section 3.19.

“FDA” has the meaning given in Section 3.15(d).

“Financial Statements” has the meaning given in Section 3.5(a).

“First Resulting Shares of Common Stock” has the meaning given in Section 2.1(d)(iii).

“GAAP” means those accounting principles in the United States, which are in effect at the time of the preparation of financial statements required to be delivered hereunder.

“Governmental Authority” means any nation or government, any state, province, territory or other political subdivision thereof, and any agency, body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Health Care Laws” has the meaning given in Section 3.15(d).

“HIPAA” has the meaning given in Section 3.15(d).

“Indemnified Parties” means (i) the Company’s current directors, officers, managers, employees, attorneys, other professionals, and agents that were employed in such capacity on or after the date of this Agreement and that are entitled to be indemnified by the Company pursuant to the Company’s bylaws, certificates of incorporation, board resolutions, employment contracts, or other agreements and (ii) each of the Investor Indemnified Parties and each of the Consenting Noteholder Indemnified Parties.

“Indenture” means the indenture, dated July 31, 2015 by and between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as amended by Amendment Number 1 to Indenture, dated August 16, 2017, Amendment Number 2 to Indenture, dated as of October 2, 2017, Amendment Number 3 to Indenture, dated as of October 31, 2017, Amendment Number 4 to Indenture, dated as of December 1, 2017, and Amendment Number 5 to Indenture, dated as of December 29, 2017.

“Intellectual Property” has the meaning given in Section 3.9.

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“Investment Company Act” means the Investment Company Act of 1940 (or any successor provision), as amended, and the rules and regulations of the SEC promulgated thereunder.

“Investor Indemnified Parties” means, collectively, the Investors, their Affiliates and their respective directors, officers, managers, partners, members, employees and agents.

“Investors” has the meaning given in the Preamble.

“Investors Rights Agreement” means the investors rights agreement by and between the Company, the Investors and the representative of certain Consenting Noteholders substantially in the form attached hereto as Exhibit D.

“Knowledge” means, with respect to any matter in question, the knowledge of such matter by any of the individuals listed in Section 1.1 of the Disclosure Schedule.

“Legal Restraints” has the meaning given in Section 7.1(b).

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, whether or not filed, recorded or otherwise perfected under Applicable Law, to secure payment of a debt or performance of an obligation.

“LLC” means a limited liability company.

“Losses” has the meaning given in Section 9.1.

“Material Adverse Effect” means any event, change, effect, circumstance or condition that, individually or in the aggregate with other such events, changes, effects, circumstances or conditions, (i) is, or is reasonably likely to be, materially adverse to the business, operations, results of operations, properties, condition (financial or otherwise), assets, liabilities (actual or contingent) or prospects of the Company and its Subsidiaries, taken as a whole or (ii) could reasonably be expected to materially interfere with the consummation of the transactions contemplated hereby. The Parties acknowledge that a change in the listing status of the Common Stock from the NYSE American to an over-the-counter market shall not be deemed a “Material Adverse Effect.”

“Material Contract” has the meaning given in Section 3.16(a).

“New Board” has the meaning given in the Recitals.

“New Directors” has the meaning given in the Recitals. The New Directors are named in Schedule 1.

“Notes Documents Amendments” means the amendments described in clauses (i), (ii), (v), (vi) and (vii) of Section 2.1(d).

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“NYSE American” means NYSE American LLC, a national securities exchange registered with the SEC pursuant to Section 6 of the Exchange Act.

“OrbiMed” has the meaning given in the Preamble.

“Order” means a judgment, order, writ, injunction, stipulation or decree issued by, or legally binding agreement with, a Governmental Authority.

“Party” has the meaning given in the Preamble.

“Permits” has the meaning given in Section 3.15(c).

“Person” means any individual, corporation, LLC, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preamble” means the preamble of this Agreement.

“Preliminary Proxy Statement” means the preliminary proxy statement in the form attached hereto as Exhibit E.

“Private Placement” has the meaning given in Section 2.1(f)(vi).

“Private Placement Shares” means the shares of Common Stock issued pursuant to the Private Placement.

“Registration Rights Agreement” means the registration rights agreement substantially in the form attached hereto as Exhibit F.

“Registration Statement” has the meaning given in Section 6.1(g).

“Released Parties” has the meaning given in Section 10.1(a).

“Releasing Parties” has the meaning given in Section 10.1(a).

“Reorganized Company” means upon and following the Closing, the Company, and any successor thereto, whether by merger, consolidation, restructuring, or otherwise on and after the Closing Date.

“Restricted Period” has the meaning given in Section 6.2(a).

“Restructuring Documents” means the Credit Agreement Amendment, the Investors Rights Agreement, the Registration Rights Agreement, the Director Indemnification Agreements, the Charter Amendment, the agreements or documents needed to perform the Notes Documents Amendments, the Private Placement and the Rights Offering and each other document, certificate or agreement executed, delivered or filed in connection with, contemplated by or necessary to carry out the Restructuring Transactions and any other transactions contemplated by this Agreement.

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“Restructuring Transactions” has the meaning given in the Recitals.

“Resulting Shares” means the First Resulting Shares of Common Stock and the Second Resulting Shares of Common Stock.

“Rights Offering” means the offering of non-transferable subscription rights to the stockholders of the Company to purchase up to an aggregate of $8,190,113 of Common Stock at a price of $7.20 per share of Common Stock, pursuant to documentation reasonably acceptable to the Investors.

“Rights Offering Shares” means the shares of Common Stock issued pursuant to the Rights Offering.

“ROS” has the meaning given in the Preamble.

“SEC” means the Securities and Exchange Commission.

“Second Resulting Shares of Common Stock” means the shares of Common Stock issued in connection with the Convertible Notes Exchange.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Stockholder Meeting” means the special meeting of the Company stockholders, during which the Company stockholders will consider the adoption of the issuance of the Second Resulting Shares of Common Stock, the Charter Amendment and the election of the New Directors to the New Board.

“Subsidiary” means, with respect to any Person, (a) any corporation, association, or other business entity (other than a partnership, joint venture, LLC or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (b) any partnership, joint venture, LLC or similar entity of which: (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise; and (ii) such Person is a controlling general partner or otherwise controls (within the meaning of the last sentence of the definition of “Affiliate” contained herein) such entity.

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“Superior Proposal” means a bona fide written Acquisition Proposal (with the percentages set forth in clauses (ii) and (iii) of the definition of such term changed from twenty percent (20%) to fifty percent (50%) and it being understood that any transaction that would constitute an Acquisition Proposal pursuant to clause (ii) or (iii) of the definition thereof cannot constitute a Superior Proposal under clause (i) under the definition thereof unless it also constitutes a Superior Proposal pursuant to clause (ii) or (iii), as applicable, after giving effect to this parenthetical) that the Company’s board of directors and the Special Strategic Committee of the Company’s board of directors have determined in their good faith judgment, after consultation with outside legal counsel and its financial advisor, is more favorable to the Company’s stockholders than the Restructuring Transactions and the other transactions contemplated hereby, taking into account all of the terms and conditions of such Acquisition Proposal (including the financing, likelihood and timing of consummation thereof) and this Agreement.

“Support Agreement” has the meaning given in the Recitals.

“Taxes” means taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county, local or foreign government, or any subdivision or agency thereof, and, in each instance, such term shall include any interest, penalties or additions to tax attributable to any such Tax or requirement to report information with respect thereto.

“Trustee” has the meaning given in the definition of “Indenture.”

Section 1.2.          Computation of Time Periods. For purposes of computation of periods of time hereunder, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 1.3.          Terms Generally; Rules of Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. When a reference is made in this Agreement to a Section, Article, Schedule or Exhibit, such reference shall be to a Section, Article, Schedule or Exhibit of this Agreement unless otherwise indicated. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (iii) the words “including” and “includes” shall mean “including without limitation” and “includes without limitation,” as applicable; (iv) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine, and the neuter gender; (v) any reference herein to a contract (including Contracts), instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (vi) any reference herein to an existing document or exhibit having been filed or to be filed shall mean that document or exhibit, as it may thereafter be amended, modified, or supplemented; (vii) unless otherwise specified, all references herein to “Articles” or “Sections” are references to Articles or Sections hereof or hereto; (viii) the words “herein,” “hereof” and “hereto” refer to this Agreement in its entirety rather than to a particular portion of this Agreement; (ix) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (x) references to the Company in this Agreement shall include a reference to the Reorganized Company as applicable; and (xi) the Investors and the Consenting Noteholders shall not be deemed to be Affiliates of the Company. In the event of any inconsistencies between the terms of this Agreement and any Restructuring Documents, the Restructuring Documents shall govern.

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Section 1.4.          Accounting Terms. Accounting terms used but not otherwise defined herein shall have the meanings provided, and be construed in accordance with, GAAP.

Article II
RESTRUCTURING TRANSACTIONS

Section 2.1.          Restructuring Transactions.

(a)          In order to effect the Restructuring Transactions, subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Article VII), the Parties agree to complete (or cause to be completed) the actions as and at the times set forth herein.

(b)          Prior to the date hereof, the following shall have occurred:

i.      The Company’s board of directors, at the recommendation of the Special Strategic Committee of the Company’s board of directors, shall have adopted board resolutions, as required under Applicable Law:

1.	authorizing (x) the execution of this Agreement, (y) the Restructuring Transactions and (z) the listing of the First Resulting Shares of Common Stock and the Second Resulting Shares of Common Stock on the NYSE American;

2.	setting the record date for the Stockholder Meeting and authorizing officers of the Company to give the NYSE American notice thereof;

3.	appointing the transfer agent for the Stockholder Meeting;

4.	approving and declaring advisable the adoption of the Charter Amendment, directing that the adoption of the Charter Amendment be submitted to a vote at the Stockholder Meeting and recommending that the Company stockholders adopt the Charter Amendment;

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5.	approving and declaring advisable the Convertible Notes Exchange, directing that the approval of the issuance of the Second Resulting Shares of Common Stock, the Charter Amendment and the election of the New Directors to the New Board be submitted to a vote at the Stockholder Meeting and recommending that the Company stockholders approve the issuance of the Second Resulting Shares of Common Stock, the Charter Amendment and the election of the New Directors to the New Board;

6.	authorizing the execution by the Company of the Credit Agreement Amendment, the Investors Rights Agreement, the Registration Rights Agreement and the Director Indemnification Agreements and the performance of its obligations thereunder;

7.	approving the Rights Offering and all documentation necessary therefor and authorizing the listing of the Rights Offering Shares on the NYSE American; and

8.	approving the form of the Preliminary Proxy Statement.

ii.         The Company’s Special Strategic Committee of the Company’s board of directors shall adopt committee resolutions approving the Restructuring Transactions;

iii.        The Company stockholders set forth on Schedule 2.1(b) shall have executed the Support Agreement; and

iv.        The Company shall have received the Fairness Opinion.

(c)          Promptly after the date hereof and prior to the Closing, the following shall occur:

i.          The Company shall issue a press release, mutually agreed upon with the Investors, announcing the execution of this Agreement and the Restructuring Transactions;

ii.         The Company shall have submitted all necessary filings and documents with the NYSE American for the listing of the First Resulting Shares of Common Stock on the NYSE American;

iii.        The Company shall enter into the Bonus Agreements;

iv.        The Company shall give the NYSE American notice of the record date for the Stockholder Meeting;

v.         The Company shall file a Form 8-K, and any other applicable filing, for the execution of this Agreement and the Restructuring Transactions:

vi.        The Company shall file the Preliminary Proxy Statement with the SEC; and

vii.       The Company shall file the Registration Statement with the SEC.

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(d)          Prior to the Closing, the following shall occur:

i.           OrbiMed and the Company shall amend the 2017 OrbiMed Indenture Convertible Promissory Note and the 2017 OrbiMed PIK Convertible Promissory Note, in each case, (1) to remove the restrictions contained thereto preventing OrbiMed (or any of its Affiliates) from beneficially owning more than 9.99% of the then-outstanding shares of Common Stock and (2) to provide for the deferral of any interest payments then being due or becoming due prior to the date of conversion of such notes or earlier termination of this Agreement until the date of conversion of such notes or earlier termination of this Agreement and (3) to provide that the Conversion Consideration (as defined therein) due in respect to a conversion shall be payable upon all outstanding principal amount plus accrued and unpaid interest of such notes;

ii.          ROS and the Company shall amend the 2017 ROS Indenture Convertible Promissory Note and the 2017 ROS PIK Convertible Promissory Note, in each case, to (1) remove the restrictions contained thereto preventing ROS (or any of its Affiliates) from beneficially owning more than 9.99% of the then-outstanding shares of Common Stock, (2) to provide for the deferral of any interest payments then being due or becoming due prior to the date of conversion of such notes or earlier termination of this Agreement until the date of conversion of such notes or earlier termination of this Agreement and (3) to provide that the Conversion Consideration (as defined therein) due in respect to a conversion shall be payable upon all outstanding principal amount plus accrued and unpaid interest of such notes;

iii.        After completion of the steps listed in Sections 2.1(d)(i) and (ii), and prior to the record date for the Stockholder Meeting, (x) OrbiMed shall convert the 2017 OrbiMed Indenture Notes and the 2017 OrbiMed PIK Notes in accordance with their terms, (y) ROS shall convert the 2017 ROS Indenture Notes and the 2017 ROS PIK Notes in accordance with their terms (the conversions of 2017 Notes into shares of Common Stock as described under clauses (x) and (y), the “2017 Notes Conversions” and the shares of Common Stock issued in connection with the 2017 Notes Conversions, the “First Resulting Shares of Common Stock”) and (z) the Company shall file a Form 8-K, and any other applicable filing, for the execution of the amendments set forth in Sections 2.1(d)(i) and (ii);

iv.        After the immediately preceding step, (x) the Investors shall file any required beneficial ownership filings with the SEC to reflect their ownership of the First Resulting Shares of Common Stock, (y) OrbiMed shall surrender the 2017 OrbiMed Indenture Convertible Promissory Note and the 2017 OrbiMed PIK Convertible Promissory Note to the Company and (z) ROS shall surrender the 2017 ROS Indenture Convertible Promissory Note and the 2017 ROS PIK Convertible Promissory Note to the Company;

v.         The Company shall, and the Company, the Investors and the Consenting Noteholders shall use their commercially reasonable efforts to cause the Trustee to, execute an amendment to the Indenture to (1) clarify that the restriction therein preventing either Investor or any Consenting Noteholder (or any of their Affiliates) from effecting a conversion of any 2015 Notes if such conversion would result in such Person beneficially owning more than 9.99% of the then-outstanding shares of Common Stock shall not be applicable to the Convertible Notes Exchange or the issuance of the Second Resulting Shares of Common Stock and (2) to provide for the deferral of any interest payments then being due or becoming due prior to the Closing Date or earlier termination of this Agreement until the Closing Date or earlier termination of this Agreement;

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vi.        OrbiMed and the Company shall amend the 2016 OrbiMed Convertible Promissory Note (1) clarify that the restriction therein preventing either Investor (or any of its Affiliates) from effecting a conversion of any 2016 Notes if such conversion would result in such Person beneficially owning more than 9.99% of the then-outstanding shares of Common Stock shall not be applicable to the Convertible Notes Exchange or the issuance of the Second Resulting Shares of Common Stock and (2) to provide for the deferral of any interest payments then being due or becoming due prior to the date of conversion of such notes or earlier termination of this Agreement until the date of conversion of such notes or earlier termination of this Agreement;

vii.       ROS and the Company shall amend the 2016 ROS Convertible Promissory Note to (1) remove the restrictions contained thereto preventing ROS (or any of its Affiliates) from beneficially owning more than 9.99% of the then-outstanding shares of Common Stock, (2) to provide for the deferral of any interest payments then being due or becoming due prior to the date of conversion of such notes or earlier termination of this Agreement until the date of conversion of such notes or earlier termination of this Agreement and (3) to provide that the Conversion Consideration (as defined therein) due in respect to a conversion shall be payable upon all outstanding principal amount plus accrued and unpaid interest of such notes;

viii.      The Investors and the Company shall in good faith negotiate a mutually agreeable Credit Agreement Amendment substantially on the terms attached hereto as Exhibit B;

ix.         The Company shall promptly respond to any comments made by the SEC to the Preliminary Proxy Statement, and shall file any necessary amendments to the Preliminary Proxy Statement, each with the Investors’ reasonable approval;

x.          After the immediately preceding step (if such step occurs), the Company’s board of directors shall adopt board resolutions, as required under Applicable Law, approving the form of the Definitive Proxy Statement;

xi.         After the immediately preceding step, the Company shall file the Definitive Proxy Statement with the SEC and mail the Definitive Proxy Statement (including the proxy card attached thereto) to the Company stockholders;

xii.        The Company shall submit all necessary filings and documents with the NYSE American for the listing of the Private Placement Shares, the Rights Offering Shares and the Second Resulting Shares of Common Stock on the NYSE American; and

xiii.       The Company shall take all actions necessary, including the filing of all necessary documents with NYSE American, to give effect to the Reverse Stock Split (as defined in the Charter Amendment) at the Closing;

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(e)          Immediately prior to the Closing, the Company shall hold the Stockholder Meeting and shall hold a stockholder vote on (i) the issuance of the Second Resulting Shares of Common Stock, (ii) the Charter Amendment and (iii) the election of the New Directors to the New Board.

(f)          At the Closing, but only in the event that the Company Stockholder Approval shall have been obtained, the following shall occur:

i.          The Company shall enter into the Charter Amendment and file the Charter Amendment with the Secretary of State of the State of Delaware;

ii.          After completion of the step listed in Section 2.1(f)(i), the Company shall issue to the Investors and the Consenting Noteholders the Second Resulting Shares of Common Stock corresponding to the 2015 Notes and 2016 Notes held by each such Investor or Consenting Noteholder and OrbiMed shall surrender the 2016 OrbiMed Convertible Promissory Note to the Company, ROS shall surrender the 2016 ROS Convertible Promissory Note to the Company and the Investors and the Consenting Noteholders shall surrender any promissory notes (if any) they hold for the 2015 Notes;

iii.        The Investors, the Company and, if applicable, the Consenting Noteholders shall enter into the Credit Agreement Amendment, the Investors Rights Agreement and the Registration Rights Agreement;

iv.        The New Directors of the Company shall have been elected to the New Board, thereby removing the existing members of the board of directors of the Company; and

v.         The New Directors of the Company shall adopt the Bylaw Amendment;

vi.        The Investors shall purchase from the Company in a private placement, upon terms and conditions reasonably satisfactory to the Investors and the Company, an aggregate of $6,809,887 of Common Stock at a price per share of $7.20 (after giving effect to the Reverse Stock Split (as defined in the Charter Amendment)) (the “Private Placement”).

(g)          Promptly after the Closing, the following shall occur:

i.          The Company shall file a Form 8-K, and any other applicable filing, for the Stockholder Meeting, the change in control of the Company, the execution of the Credit Agreement Amendment, the Investors Rights Agreement and the Registration Rights Agreement, the Private Placement and the election of the New Directors to the New Board of the Reorganized Company;

ii.         The Company shall notify the NYSE American of (x) the voting results of the Stockholder Meeting, (y) the change in control of the Company and (z) the appointment of the New Directors to the New Board of the Reorganized Company, and shall deliver certified copies of the articles of incorporation and bylaws of the Company, each as amended by the Charter Amendment; provided, however, if the Common Stock is not listed on the NYSE American at the time of the Closing, the Company shall do all things necessary to cause the Common Stock to be listed on NYSE American as promptly as practicable following the Closing;

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iii.        The Investors and any applicable Consenting Noteholders shall file any required beneficial ownership filings with the SEC to reflect their ownership of the Second Resulting Shares of Common Stock and the Private Placement Shares;

iv.        The Company shall issue a press release, mutually agreed upon with the Investors, announcing the voting results of the Stockholder Meeting, the Convertible Notes Exchange, the change in control of the Company, the execution of the Credit Agreement Amendment, the Investors Rights Agreement and the Registration Rights Agreement, the Private Placement and the appointment of the New Directors to the New Board of the Reorganized Company;

v.         Upon approval or clearance from the SEC, the Company shall cause the Registration Statement to become effective, the record date for the Rights Offering shall occur and the Company shall launch the Rights Offering;

vi.        (x) the Company stockholders shall have the right to subscribe for their pro rata percentages of shares of Common Stock following the Closing (before giving effect to the Rights Offering); (y) if there are unsold shares of Common Stock from the Rights Offering after the Company stockholders have subscribed for their desired number of shares of Common Stock pursuant to the preceding clause (x), the Company stockholders shall have the right, but not the obligation, to subscribe for all remaining unsold shares of Common Stock until the Rights Offering is fully subscribed; and

vii.       The Company shall close the Rights Offering.

(h)         At any time after the Closing, the Company shall enter into the Director Indemnification Agreements with the New Directors.

Section 2.2.         Authorizations and Obligations Relating to the Restructuring Transactions. In order to give effect to the Restructuring Transactions, the Parties understand and agree as follows:

(a)         The Board and Management. The New Board shall be elected by the stockholders. Subsequent boards of directors of the Reorganized Company shall be selected in accordance with the bylaws of the Reorganized Company. The existing officers of the Company as of the date of this Agreement shall remain in their current capacities as officers of the Reorganized Company.

(b)         Indemnification of Directors. All director indemnification agreements of the Company existing immediately prior to the Closing shall remain in full force and effect following the Closing, unless otherwise superseded by a Director Indemnification Agreement.

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Section 2.3.         Closing. The closing of the transactions contemplated by Section 2.1(f) shall occur at the offices of Covington & Burling LLP at 10:00 a.m. New York time (the “Closing”) as soon as practicable, and in no event later than the fifth (5th) Business Day, following the satisfaction (or, to the extent permitted under this Agreement, waiver) of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, time and date as shall be agreed between the Parties hereto. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

Section 2.4.         Public Announcements. The Parties hereto understand and agree that on and after the date of this Agreement, the Company shall not issue any press releases or other public announcements relating to the Restructuring Transaction without the Investors’ consent, and shall not issue any such press releases or other public announcements naming any Consenting Noteholder without such Consenting Noteholder’s consent, which the Investors and the Consenting Noteholders agree to provide if such disclosure is required by the SEC or Applicable Law.

Article III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedule, which identifies the Section of this Agreement to which such exception relates (provided, however, that any disclosure contained in any section of the Disclosure Schedule shall be deemed to be disclosed with respect to any other Section of this Agreement to the extent that it is reasonably apparent on its face to be applicable to such other Section), the Company represents and warrants to each of the other Parties hereto, as of the date hereof and as of the Closing Date, as follows:

Section 3.1.          Due Organization, Power and Authority.

(a)         The Company (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform its obligations under this Agreement and the Restructuring Documents to which it is a party and to carry out the transactions contemplated thereby. This Agreement has been duly and validly authorized, executed and delivered by the Company. Upon execution and delivery and, assuming due authorization, execution and delivery by the other parties thereto, this Agreement and the Restructuring Documents will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)         The Company has all the requisite corporate power and authority to issue the First Resulting Shares of Common Stock. The First Resulting Shares of Common Stock have been duly and validly authorized by the Company and, and when issued, in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the First Resulting Shares of Common Stock will not be subject to any preemptive or similar rights.

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(c)          Subject to completion of the Notes Documents Amendments and to adoption of the Charter Amendment, (i) the Company will have all the requisite corporate power and authority to issue the Second Resulting Shares of Common Stock, (ii) the Second Resulting Shares of Common Stock, when issued in accordance with the terms of this Agreement, will be duly and validly authorized by the Company, validly issued, fully paid and non-assessable and (iii) the issuance of the Second Resulting Shares of Common Stock will not be subject to any preemptive or similar rights.

(d)          The Rights Offering Shares, when purchased in accordance with the terms of the Rights Offering, will be duly and validly authorized by the Company, validly issued, fully paid and non-assessable, and will not be subject to any preemptive or similar rights.

(e)          The Private Placement Shares, when purchased in accordance with the terms of the Private Placement, will be duly and validly authorized by the Company, validly issued, fully paid and non-assessable, and will not be subject to any preemptive or similar rights.

(f)          Each Subsidiary of the Company has been duly organized, is validly existing and in good standing as a corporation, partnership or limited liability company, as applicable, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary of the Company has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted. As of the date of this Agreement, the Company has no Subsidiaries other than Bacterin International, Inc., X-spine Systems Inc. and Xtant Medical, Inc. and no “significant subsidiaries” (as defined in Rule 405 under the Securities Act) other than Bacterin International, Inc. and X-spine Systems Inc.

Section 3.2.          Capitalization.

(a)          As of the date hereof, the Company has duly authorized for issuance 95,000,000 shares of common stock, par value $0.000001 per share (the “Common Stock”) of which 18,178,792 shares are validly issued and outstanding, and does not have any other shares of capital stock outstanding. Except as set forth on Section 3.2(a) of the Disclosure Schedule, there are no outstanding warrants, options, rights of conversion or other rights, agreements, arrangements or commitments giving any Person the right (contingent or otherwise) to acquire any shares of Common Stock or any shares of capital stock or other Equity Interests in the Company or any of its Subsidiaries.

(b)          All the outstanding shares of capital stock or other voting securities or equity interests of each Subsidiary of the Company have been duly authorized and validly issued, and are fully paid and non-assessable. Section 3.2(b) of the Disclosure Schedule correctly states the number of issued and treasury shares of each Subsidiary of the Company.

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(c)          Section 3.2(c) of the Disclosure Schedule correctly states the name of any Person (other than Subsidiaries of the Company) whose equity interests are owned, directly or indirectly, by the Company. Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, any Capital Stock or other equity interest in any Person other than (x) as listed on Section 3.2(c) of the Disclosure Schedule and (y) in the case of the Company, equity interest in the Subsidiaries. Each issued and outstanding share of Capital Stock of each Subsidiary of the Company (i) has been duly authorized and validly issued, is fully paid and non-assessable and was issued free of preemptive rights and (ii) except for any equity interests not owned directly or indirectly by the Company as shown on Section 3.2(c) of the Disclosure Schedule is owned by the Company, directly or through Subsidiaries, free and clear of any Liens except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.3.          Non-Contravention. Except as set forth in Section 3.3 of the Disclosure Schedule, the issuance of the First Resulting Shares of Common Stock upon conversion of the 2017 Notes, the issuance of the Second Resulting Shares of Common Stock upon completion of the Convertible Notes Exchange, the Rights Offering and the issuance of the Rights Offering Shares, the Private Placement and the issuance of the Private Placement Shares, the execution, delivery and performance by the Company of this Agreement and the Restructuring Documents and the consummation of the transactions contemplated hereby and thereby, will not (i) violate any provision of any Applicable Law, (ii) violate any provision of any of the organizational documents of the Company or any of its Subsidiaries, (iii) conflict with or result in a breach or violation of, (iv) constitute (with or without notice or lapse of time or both) a default under, (v) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (vi) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vii) result in the creation or imposition of any Lien upon the Company or any of its Subsidiaries or any of their respective assets and properties under, any of the terms or provisions of any Contract, indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of their respective properties or assets is subject, except, with respect to clauses (i), (iii), (iv), (v), (vi) and (vii), conflicts, default, violations, terminations or Liens that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.4.          No Approvals or Consents. Except as specifically contemplated in this Agreement, no consent, approval, authorization or Order of, or filing, notice, registration or qualification with any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets is required for the issuance of the First Resulting Shares of Common Stock upon conversion of the 2017 Notes, the issuance of the Second Resulting Shares of Common Stock upon completion of the Convertible Notes Exchange, the Private Placement and the issuance of the Private Placement Shares, the launch of the Rights Offering and the issuance of the Rights Offering Shares, the execution, delivery and performance by the Company of this Agreement and the Restructuring Documents, and the consummation of the transactions contemplated hereby and thereby.

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Section 3.5.           Financial Statements; Internal Controls.

(a)          The Company has delivered to the Investors (i) complete and correct copies of the audited consolidated balance sheet of the Company and its consolidated subsidiaries as of December 31, 2016, and the related consolidated statements of income and shareholders’ equity and statements of cash flows for the fiscal year then ended, including the footnotes thereto, certified by independent certified public accountants, and (ii) copies of the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of September 30, 2017, and the related unaudited consolidated statements of income and shareholders’ equity and statements of cash flows for the nine month period then ended (the documents in clauses (i) and (ii) collectively the “Financial Statements”).

(b)          Each of the consolidated balance sheets contained in the Financial Statements fairly presents in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and each of the consolidated statements of income and shareholders’ equity and statements of cash flows included in the Financial Statements fairly presents in all material respects the consolidated results of operations, shareholders’ equity or cash flows, as the case may be, of the Company and its consolidated Subsidiaries for the periods to which they relate (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and the absence of footnote disclosures), in each case in accordance with GAAP applied on a consistent basis during the periods involved, except as noted therein.

(c)          Since the date of the latest financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 (the “Company Form 10-Q”) and except as disclosed therein, neither the Company nor any of its Subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or action or Order from any applicable Governmental Authority, (ii) issued or granted any securities (other than pursuant to (x) employee benefit plans, qualified stock option plans, other employee compensation plans or non-employee director compensation programs in existence on the date hereof and described in the Company Form 10-Q or (y) options, warrants or rights outstanding on the date hereof), (iii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any transaction not in the ordinary course of business (other than as described in the Company Form 10-Q (without giving effect to any supplements or amendments thereto after the execution and delivery of this Agreement)), or (v) declared or paid any dividend on its Capital Stock, and, since such date, there has not been any change in the Equity Interests or long-term debt of the Company or any of its Subsidiaries (other than as described in the Company Form 10-Q (without giving effect to any supplements or amendments thereto after the execution and delivery of this Agreement)) or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its Subsidiaries, taken as a whole, in each case except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(d)          Except as set forth in Section 3.5(d) of the Disclosure Schedule, the Company maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as set forth in Section 3.5(d) of the Disclosure Schedule, the Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Company and its consolidated Subsidiaries reviewed or audited by EKS&H LLP and the audit committee of the board of directors of the Company, there were no material weaknesses in the Company’s internal controls.

(e)          Except as set forth in Section 3.5(e) of the Disclosure Schedule, since the date of the most recent balance sheet of the Company and its consolidated Subsidiaries reviewed or audited by EKS&H LLP and the audit committee of the board of directors of the Company, (i) the Company has not been advised of or become aware of (x) any significant deficiencies in the design or operation of internal controls, that could adversely affect the ability of the Company or any of its Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

Section 3.6.          No Undisclosed Liabilities. The Company does not have any material liabilities other than (i) liabilities adequately reflected on the financial statements of the Company in the Company Form 10-Q or (ii) incurred since September 30, 2017 in the ordinary course of business consistent with past practice (none of which arise from or are related to a breach of contract, tort, infringement or a violation of law).

Section 3.7.          No Actions or Proceedings. There are no legal or governmental actions, suits, proceedings, audits, investigations or other reviews pending or, to the Knowledge of the Company, threatened in writing or affecting, the Company, its Subsidiaries or any of their respective assets or properties that could, individually or in the aggregate, reasonably be expected to (i) have a Material Adverse Effect or (ii) have a material adverse effect on the performance by the Company of this Agreement, the Restructuring Documents or on the consummation of any of the transactions contemplated hereby or thereby. No Governmental Authority has notified the Company of an intention to conduct any audit, investigation or other review with respect to the Company that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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Section 3.8.          Title to Assets and Properties. The Company and each of its Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens and defects, except to the extent such Liens and defects do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. All assets held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company or any of its Subsidiaries.

Section 3.9.          Intellectual Property. The Company and its Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Company SEC Reports as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted (including the commercialization of products or services described in the Company SEC Reports as under development), except where the failure to own, license or have such rights could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (collectively, “Intellectual Property”). Except as disclosed in the Company SEC Reports, and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) there are no third parties who have or, to the Company’s Knowledge, will be able to establish rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Company SEC Reports disclose is licensed to the Company or any of its Subsidiaries; (ii) to the Company’s Knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or its Subsidiaries’ rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes or otherwise violates (or would, upon the commercialization of any product or service described in the Company SEC Reports as under development, infringe or violate) any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and its Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any of its Subsidiaries, and all such agreements are in full force and effect; (vii) to the Company’s Knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property; and (viii) to the Company’s Knowledge, there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office.

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Section 3.10.         Taxes. The Company and each of its Subsidiaries have filed all federal, state, local and foreign Tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all Taxes due, and no Tax deficiency has been determined adversely to the Company or any of its Subsidiaries, nor does the Company have any Knowledge of any Tax deficiencies that have been, or could reasonably be expected to be asserted against the Company or any of its Subsidiaries, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.11.         Labor Matters. No labor disturbance by or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Knowledge of the Company, is imminent that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.12.         Private Offering; No Integration.

(a)           It is not necessary in connection with the issuance or delivery of the Resulting Shares, or of the Private Placement Shares, in the manner contemplated by this Agreement and the Restructuring Documents to register the Resulting Shares or the Private Placement Shares under the Securities Act.

(b)           None of the Company or any of its Affiliates nor any Person acting on any of their behalf has, directly or indirectly, offered, issued, sold or solicited any offer to buy any security of a type which would be integrated with the Restructuring Transactions in any manner that would require the Resulting Shares or the Private Placement Shares to be registered under the Securities Act.

Section 3.13.         Investment Company Act. Neither the Company nor any of its Subsidiaries is, and, after giving effect to the Restructuring Transactions, none of them will be, an “investment company” within the meaning of the Investment Company Act.

Section 3.14.         Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and its Subsidiaries are in full force and effect; the Company and each of its Subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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Section 3.15.        Compliance with Laws; Permits.

(a)          Except as set forth in Section 3.15(a) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is in violation of any Applicable Law, except to the extent any such violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)          Except as set forth in Section 3.15(b) of the Disclosure Schedule, there is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(c)          The Company and each of its Subsidiaries have, and have operated in compliance with, and have not failed to obtain any, such permits, licenses, patents, franchises, certificates of need, exemptions, clearances and other approvals or authorizations of Governmental Authorities (“Permits”) as are necessary under Applicable Law to own their respective properties and conduct their respective businesses in the manner described in the Company SEC Reports, except for any of the foregoing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries have fulfilled and performed all of their respective obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received written notice of any revocation, termination or modification of any such Permits or otherwise has any reason to believe that any such Permits will be revoked, terminated or modified or not be renewed in the ordinary course.

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(d)          Except as described in the Company Form 10-Q, and except, in each case, where such event could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries: (i) has not received any unresolved U.S. Food and Drug Administration (“FDA”) or similar Governmental Authority written notice of inspectional observations, Form 483, written notice of adverse filing, warning letter, untitled letter or other similar correspondence or notice from the FDA, or any other court or arbitrator or federal, state, local or foreign governmental or regulatory authority, alleging or asserting material noncompliance with the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), or received any written requests or requirements to make material changes to the Company products by the FDA or any other Governmental Authority, (ii) is and has been in compliance with applicable health care laws, including, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.) (“HIPAA”), the exclusion laws (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and the regulations promulgated pursuant to such laws, and comparable state laws, and all other foreign, federal, state and local laws relating to the regulation of the Company and its Subsidiaries (collectively, “Health Care Laws”), (iii) has not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state health care program or federal health care program, (iv) possesses all Permits and supplements or amendments thereto required by any such Health Care Laws and/or to carry on its businesses as currently conducted as described in the Company SEC Reports (“Authorizations”), and such Authorizations are valid and in full force and effect and neither the Company nor any of its Subsidiaries is in violation of any term of any such Authorizations, (v) has not received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority alleging that any product, operation or activity is in material violation of any Health Care Laws or Authorizations and has no Knowledge that any such Governmental Authority has threatened any such claim, litigation, arbitration, action, suit, investigation or proceeding, (vi) has not received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no Knowledge that any such Governmental Authority has threatened such action, (vii) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments thereto as required by any Health Care Laws or Authorizations and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission), (viii) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety, efficacy or regulatory compliance of any product or any alleged product defect or violation and, to the Company’s Knowledge, there are no facts which are reasonably likely to cause, and the Company has not received any written notice from the FDA or any other Governmental Authority regarding, a material recall, market withdrawal or replacement of any Company product sold or intended to be sold by the Company, a material change in the marketing classification or a material adverse change in the labeling of any such Company products, or a termination or suspension of the manufacturing, marketing, or distribution of such Company products, (ix) is not a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any Governmental Authority, (x) has not, nor has any officer, director, employee, agent or, to the Knowledge of the Company, any distributor of the Company, made an untrue statement of a material fact or a fraudulent statement to the FDA or any other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or committed an act, made a statement, or failed to make a statement, in each such case, related to the business of the Company that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for the FDA or any other Governmental Authority to invoke any similar policy, (xi) has not, nor has any officer, director, employee, or, to the Knowledge of the Company, any agent or distributor of the Company, been debarred or convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar law or authorized by 21 U.S.C. § 335a(b) or any similar law applicable in other jurisdictions in which Company products or Company product candidates are sold or intended by the Company to be sold, and (xii) neither the Company, its Subsidiaries nor their respective officers, directors, employees, agents or contractors has been or is currently debarred, suspended or excluded from participation in the Medicare and Medicaid programs or any other state or federal health care program.

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(e)          To the Company’s Knowledge, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that, individually or in the aggregate, could reasonably be expected to give rise to any material costs or liabilities to the Company or any of its Subsidiaries under, or to interfere with or prevent compliance by the Company or any of its Subsidiaries with, environmental laws, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s Knowledge, threatened action, suit or proceeding, (iv) is bound by any Order or (v) has entered into any agreement, in each case relating to any alleged violation of any environmental law or any actual or alleged release or threatened release or cleanup at any location of any hazardous materials.

Section 3.16.         Material Contracts.

(a)          Section 3.16(a) of the Disclosure Schedule lists the following Contracts to which the Company or any of its Subsidiaries is a party or by which it or its assets are bound (each such Contract, whether or not set forth in such section of the Disclosure Schedule, a “Material Contract”); provided that for the Contracts described in subsections (vii), (viii), (xi), (xiii), (xiv), (xv), (xvi), (xvii) and (xviii) below only Contracts which involve aggregate amounts paid or payable by or to the Company and its Subsidiaries exceeding $250,000 need be listed:

i.          employment or consulting Contract, severance Contract, change of control Contract or any employee collective bargaining agreement or other Contract with any labor union or any officer, director, employee or consultant of the Company;

ii.         Contract relating to any employee benefit plan;

iii.        Contract not to compete or otherwise restricting the development, manufacture, marketing, distribution or sale of any products or services (including any Contract that requires the Company or any of its Subsidiaries to work exclusively with any Person in any particular area or any other limitation on the ability of the Company or any of its Subsidiaries to (A) transact or compete in any line of business, in any therapeutic area, with any Person, in any geographic area or during any period of time or (B) acquire or sell any product or asset, or receive or provide any services, from or to any Person;

iv.        Contract containing any “non-solicitation” or “no-hire” provision that restricts the Company or any of its Subsidiaries;

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v.        Contract containing any provision that applies to or restricts the operations or business of any Affiliate of the Company (other than any Subsidiary of the Company);

vi.       Contract with or involving (A) any Affiliate of the Company, (B) any current or former holder of capital stock of the Company or any Affiliate thereof or (C) any director, officer or employee of the Company or any Affiliate thereof;

vii.      lease, sublease or similar Contract with any Person under which the Company or any of its Subsidiaries is a lessor or sublessor of, or makes available for use to any third party any portion of any premises otherwise occupied or leased by the Company or any of its Subsidiaries;

viii.     lease or similar Contract with any Person under which (A) the Company is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any Person or (B) the Company is a lessor or sublessor of, or makes available for use by any Person, any tangible personal property owned or leased by the Company;

ix.        Contract (or substantially related Contracts) (A) calling for performance over a period of more than one year, (B) requiring or otherwise involving the potential payment by or to the Company or any of its Subsidiaries of more than an aggregate of $250,000, (C) in which the Company or any of its Subsidiaries has granted manufacturing rights, “most favored nation” pricing provisions or marketing or distribution rights relating to any products or territory or (D) in which the Company or any of its Subsidiaries has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

x.         management service, consulting, financial advisory or any other similar Contract, and any Contract with any investment or commercial bank;

xi.        Contract for the disposition of any significant portion of the assets or business of the Company or any of its Subsidiaries or any agreement for the acquisition, directly or indirectly, of the assets or business of any other Person;

xii.       Contract for any joint venture, partnership or similar arrangement;

xiii.      Contract (other than material transfer agreements) granting a third party, including but not limited to affiliates of the Company, any license to any Intellectual Property, or pursuant to which the Company or any of its Subsidiaries has been granted by a third party any license to any Intellectual Property, or any other license, option or other Contract relating in whole or in part to the Intellectual Property or the Intellectual Property of any other Person;

xiv.      Contract (other than trade debt incurred in the ordinary course of business) under which the Company or any of its Subsidiaries has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any Person;

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xv.       Contract (including so-called take-or-pay or keepwell agreements) under which (A) any Person has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or any of its Subsidiaries or (B) the Company or any of its Subsidiaries has directly or indirectly guaranteed indebtedness, liabilities or obligations of any Person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

xvi.      Contract under which the Company or any of its Subsidiaries has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person;

xvii.     Contract (other than material transfer agreements, sponsored research agreements and clinical trial agreements entered in the ordinary course of business) involving a research or development collaboration or similar arrangement;

xviii.    Contract involving a supply or tolling agreement or arrangement (including, without limitation, any agreements for the supply of raw materials, intermediates, bulk or finished drug product, research, clinical trial, development, distribution, or sale) that commits the Company or any of its Subsidiaries to purchase goods or services or to sell any supplies for clinical studies or commercial use;

xix.      Contract involving a standstill or similar obligation of the Company or any of its Subsidiaries to a third party or of a third party to the Company or any of its Subsidiaries;

xx.       Contract with any Governmental Authority;

xxi.      Contract not entered into in the ordinary course of business; and

xxii.     Contract that is otherwise material to the Company or any of its Subsidiaries.

(b)          The Company has made available to the Investors true and complete copies of all Material Contracts. Each Material Contract is in full force and effect and is a valid and binding obligation of the Company or its applicable Subsidiary party thereto and each of the other parties thereto, enforceable in accordance with its terms. Except as set forth in Section 3.16(b) of the Disclosure Schedule, no event, occurrence, condition or act has occurred, is pending or, to the Knowledge of the Company is threatened, which, with the giving of notice, lapse of time, or the happening of any further event, occurrence, condition or act, would constitute a breach or default by the Company, any of its Subsidiaries or, to the Knowledge of the Company, any other party to (i) any Material Contract listed on Section 3.16(a) of the Disclosure Schedule or (ii) any other Material Contract, under such Material Contract, or give rise to a right of termination, cancellation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under any Material Contract, except where such breach or default or giving rise to such a right with respect to any Material Contract referred to in clause (ii) above would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any obligation to repay any public subsidies or public grants.

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(c)          Except as described in Section 3.16(c) of the Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the Restructuring Transactions and the other transactions contemplated hereby will not (i) result in any material payment (including severance, unemployment compensation, tax gross-up, bonus or otherwise) becoming due to any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries, from the Company or one of its Subsidiaries under any employee benefit plan, Contract or otherwise, (ii) materially increase any benefits otherwise payable under any employee benefit plan, Contract or otherwise or (iii) result in the acceleration of the time of payment, exercise or vesting of any such material benefits.

(d)          Except as set forth on Section 3.16(d) of the Disclosure Schedule, each of the employees, officers and directors of the Company and its Subsidiaries is party to a confidentiality agreement with the Company providing, among other things, reasonable and customary protections to the Company’s Intellectual Property.

Section 3.17.        Information Supplied.

(a)          None of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in the Preliminary Proxy Statement or the Definitive Proxy Statement (and any amendment or supplement thereto) will, at the time the Preliminary Proxy Statement or the Definitive Proxy Statement (and any amendment or supplement thereto), as applicable, is filed with the SEC or mailed to the Company stockholders or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Preliminary Proxy Statement and the Definitive Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act.

(b)          None of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in the Registration Statement (including any amendment or supplement thereto) will, as of the effective date of the Registration Statement or the closing date of the Rights Offering, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act.

Section 3.18.        Brokerage Fees. Other than fees payable pursuant to the agreements set forth on Section 3.18 of the Disclosure Schedule, true and correct copies of which have been made available to the Investors, neither the Company nor any of its Subsidiaries has paid, or is a party to any Contract, agreement or understanding with any Person (other than this Agreement) that could give rise to a valid claim against any of them for, a brokerage commission, finder’s fee or like payment in connection with the Restructuring Transactions.

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Section 3.19.        Fairness Opinion. The board of directors of the Company and the Special Strategic Committee of the board of directors of the Company have received the opinion of Duff & Phelps, LLC to the effect that, as of the date of such opinion and subject to the limitations, qualifications and assumptions set forth therein, the exchange rate of $7.20 (after giving effect the Reverse Stock Split (as defined in the Charter Amendment)) for the 2015 Notes and the 2016 Notes is fair, from a financial point of view, to the public stockholders of the Company (the “Fairness Opinion”).

Article IV
REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, severally and not jointly, represents and warrants to each of the other Parties hereto as follows:

Section 4.1.          Due Organization, Power and Authority. Each Investor is validly existing and in good standing under the laws of the state of its organization. Each Investor has full right, power, authority and capacity to enter into this Agreement and the Restructuring Documents to which it is (or will be) a party and to carry out the transactions contemplated thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Restructuring Documents to which it is (or will be) a party. Upon execution and delivery by an Investor of this Agreement and the Restructuring Documents to which it is (or will be) a party and, assuming due authorization, execution and delivery by the other parties thereto, this Agreement and the Restructuring Documents to which it is (or will be) a party will constitute valid and binding obligations of such Investor, enforceable against such Investor in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.2.          Investor Status.

(a)          Each Investor acknowledges that it is a sophisticated institutional investor, has knowledge and experience in financial matters and is capable of independently evaluating the merits and risks of investment decisions with respect to the Restructuring Transactions.

(b)          Each Investor acknowledges that (i) it has conducted its own investigation of the Company, (ii) it has had access to, and has had an adequate opportunity to review, (x) all information the Company has filed with and furnished to the SEC, (y) all information set forth in such filings and (z) such financial and other information as it deems necessary to make its decision to engage in the Restructuring Transactions, and (iii) it has been offered the opportunity to ask questions of the Company, and received such answers thereto, as it deemed necessary in connection with the decision to engage in the Restructuring Transactions.

Section 4.3.           No Approvals or Consents. Except as expressly provided in this Agreement, no consent or approval is required by any other Person or entity in order for an Investor to carry out the Restructuring Transactions contemplated by, and perform the respective obligations under, this Agreement and each of the Restructuring Documents to which it is (or will be) a party.

Section 4.4.           No Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to any Investor’s knowledge, threatened against or affecting such Investor, or any of its properties or assets which, if adversely determined, in the aggregate, would reasonably be expected to materially and adversely affect the ability of such Investor to consummate any of the transactions contemplated by this Agreement or any Restructuring Document.

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Section 4.5.          Non-Contravention. The entry into and performance of this Agreement by each Investor and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which such Investor is party, or (iii) result in the violation of any law, rule, regulation or Order (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

Article V
REPRESENTATIONS AND WARRANTIES OF THE CONSENTING NOTEHOLDERS

Each Consenting Noteholder severally and not jointly, represents and warrants to each of the other Parties hereto as follows:

Section 5.1.          Ownership; Due Organization, Power and Authority.

(a)          It is the sole beneficial owner of the number of Convertible Notes of, or is the nominee, investment manager, or advisor for the beneficial holders of such Convertible Notes, set forth in such Consenting Noteholder’s signature block to this Agreement.

(b)          It is validly existing and in good standing under the laws of the state of its organization.

(c)          It has full power and authority to act, to the full extent contemplated by this Agreement and the Restructuring Documents to which it is (or will be) a party and without having to obtain the consent or waiver of any Person (other than such consents or waivers as have been irrevocably obtained), with respect to the number of Convertible Notes set forth in such Consenting Noteholder’s signature block to this Agreement.

(d)          Upon execution and delivery by a Consenting Noteholder and, assuming due authorization, execution and delivery by the other parties thereto, this Agreement and the Restructuring Documents to which such Consenting Noteholder is (or will be) a party will constitute valid and binding obligations of such Consenting Noteholder, enforceable against such Consenting Noteholder in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e)          It either (i) does not hold, nor has any voting power over, any shares of Common Stock or (ii) has duly executed and delivered the Support Agreement.

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Section 5.2.          Investor Status.

(a)          Each Consenting Noteholder acknowledges that it is a sophisticated institutional investor, has knowledge and experience in financial matters and is capable of independently evaluating the merits and risks of investment decisions with respect to the Restructuring Transactions.

(b)          Each Consenting Noteholder acknowledges that (i) it has conducted its own investigation of the Company, (ii) it has had access to, and has had an adequate opportunity to review, (x) all information the Company has filed with and furnished to the SEC, (y) all information set forth in such filings and (z) such financial and other information as it deems necessary to make its decision to engage in the Restructuring Transactions, and (iii) it has been offered the opportunity to ask questions of the Company, and received such answers thereto, as it deemed necessary in connection with the decision to engage in the Restructuring Transactions.

Section 5.3.          No Approvals or Consents. Except as expressly provided in this Agreement, no consent or approval is required to be obtained by such Consenting Noteholder from any other Person or entity in order for a Consenting Noteholder to carry out the Restructuring Transactions contemplated by, and perform the respective obligations under, this Agreement and each of the Restructuring Documents to which it is (or will be) a party.

Section 5.4.          No Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the knowledge of any Consenting Noteholder, threatened against or affecting such Consenting Noteholder, or any of such Consenting Noteholder’s properties or assets which, if adversely determined, in the aggregate, would reasonably be expected to materially and adversely affect the ability of such Consenting Noteholder to consummate any of the transactions contemplated by this Agreement or any Restructuring Document.

Section 5.5.          Non-Contravention. Assuming the truth and accuracy of the representations and warranties of the Company and of each Investor, as set forth in Article III and Article IV, respectively, the entry into and performance of this Agreement by each Consenting Noteholder and the consummation by such Consenting Noteholder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Consenting Noteholder, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which such Consenting Noteholder is party, or (iii) result in the violation of any law, rule, regulation or Order (including federal and state securities laws) applicable to such Consenting Noteholder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Consenting Noteholder to perform its obligations hereunder.

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Article VI
COVENANTS OF THE PARTIES

Section 6.1.          Covenants of the Company.

(a)          Business Operations. Except as expressly permitted by this Agreement, during the period beginning on the date of this Agreement and ending on the Closing Date, the Company shall (i) operate its businesses in the ordinary course based on historic practices and the operations contemplated pursuant to the Company’s business plans, taking into account the Restructuring Transactions and the other transactions contemplated hereby, (ii) use commercially reasonable efforts to preserve intact in all material respects the business organization of the Company, (iii) make all commercially reasonable efforts consistent with past practices to keep its physical assets in good working condition, to preserve, maintain the value of, renew, extend and keep in full force and effect all Intellectual Property rights, to keep available the services of its current officers and employees and to preserve the Company’s and each of its Subsidiaries’ relationships with lenders, creditors, lessors, lessees, licensors, licensees, officers, employees, contractors, distributors, developers, vendors, clients, customers, suppliers or other Persons having a material business relationship with the Company or any of its Subsidiaries, and (iv) comply with all Applicable Laws and Orders. Without limiting the generality of the foregoing, and except as expressly permitted by this Agreement or as set forth on Schedule 6.1(a), prior to the Closing Date, neither the Company nor any of its Subsidiaries, as the case may be, will, without the prior written consent of the Investors and, solely to the extent such action would disproportionately affect the rights of any Consenting Noteholder as compared to the Investors or any other Consenting Noteholder, a majority of the Consenting Noteholders:

i.          issue, sell or pledge, or authorize or propose the issuance, sale or pledge of, additional shares of its capital stock or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, or any stock appreciation rights, phantom stock awards or other rights that are linked in any way to the price of the Common Stock or the value of the Company or any part thereof;

ii.        split, combine, subdivide, reclassify or redeem, or purchase or otherwise acquire, or propose to do any of the foregoing with respect to, any of its outstanding securities;

iii.       declare, set aside or pay any dividend on, or make any other distribution in any form in respect of, the Common Stock;

iv.       purchase or otherwise acquire, sell or otherwise dispose of or encumber (or enter into any agreement to so purchase or otherwise acquire, sell or otherwise dispose of or encumber) material properties or material assets except in the ordinary course of business;

v.        acquire or agree to acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial portion of the capital stock of, or by any other manner, any business or any other Person or any division thereof;

vi.       amend any of the charter documents, bylaws or other governing documents of the Company or any of its Subsidiaries;

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vii.       except as required to comply with Applicable Law or any employee benefit plan as in effect on the date of this Agreement, (i) increase the compensation (other than compensation increases in the ordinary course of business) of any of its directors, officers, employees, or consultants, (ii) pay or agree to pay to any directors, officers, employees or consultants any bonus, other amount, or other benefit, or make any advance or loan to any such Person, other than the payment of base compensation or advances for business expenses in the ordinary course of business (iii) grant any awards under any employee benefit plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any employee benefit plan or awards made thereunder), (iv) take any action to fund or in any other way secure the payment of compensation or benefits under any employee benefit plan, (v) take any action to accelerate the vesting or payment of any compensation or benefit under any employee benefit plan, (vi) adopt, enter into or amend any employee benefit plan, or (vii) make any material determination under any employee benefit plan that not in the ordinary course of business;

viii.      repurchase, prepay, create, incur or assume any indebtedness (including obligations in respect of capital leases), issue or sell, or amend, modify or change any term of, any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiary, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any indebtedness of another Person, make any loans, advances or capital contributions to, or investments in, any Person other than the Company or any of its Subsidiaries, enter into any “keep well” or other Contract to maintain any financial statement condition of another Person, or enter into any Contract having the economic effect of any of the foregoing;

ix.         purchase, redeem or otherwise acquire any shares of its capital stock, or any option, warrant, call or right relating to such shares, interests or other securities (including any Company options);

x.          change its fiscal year, revalue any of its material assets or make any changes in financial accounting methods, principles, practices or policies, except as required by GAAP or Applicable Law;

xi.         except as required by Applicable Law, (i) make or change any Tax election; (ii) change any Tax accounting period or method; (iii) file any amended Tax return; (iv) enter into any closing agreement with respect to Taxes; (v) settle any Tax claim or assessment; (vi) surrender any right to claim a refund of Taxes; (vii) consent to any extension or waiver of the limitations period for the assessment of any Tax; (viii) take any action outside the ordinary course of business consistent with past practice whose effect would be to increase the Company’s or any of its Subsidiaries’ present or future Tax liability or to decrease the Company’s or any of its Subsidiaries’ present or future Tax assets;

xii.        enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee) or modify, amend, terminate or fail to exercise any right to renew any lease or sublease of real property;

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xiii.       enter into any Contract (or any substantially related Contracts, taken together) (i) that would be a Material Contract, (ii) if consummation of the Restructuring Transactions or the other transactions contemplated hereby, or compliance by the Company with the provisions of this Agreement will conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company, any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of such Contract, or (iii) containing any prohibition on change of control or any restriction on the ability of the Company or any of its Subsidiaries to assign all or any portion of its rights, interests or obligations thereunder;

xiv.       waive, release or assign any rights or claims under, fail to take a required action under, permit the lapse of or default under, or modify, amend or terminate any Material Contract;

xv.        pay, discharge, settle or satisfy any claims (including claims of stockholders and any stockholder litigation relating to the Restructuring Transactions or any other transaction contemplated hereby), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice;

xvi.       take any action (or omit to take any action) if such action (or omission) would or could reasonably be expected to result in any of the conditions to the obligation of the Investors or the Consenting Noteholders to consummate the Restructuring Transactions and the other transactions contemplated hereby set forth in Article VII not being satisfied or materially delay such satisfaction;

xvii.      except as required by Applicable Law, adopt or enter into any collective bargaining agreement or other labor union Contract applicable to any officer, director, employee of the Company or any of its Subsidiaries or terminate the employment of any such Person that has an employment, severance or similar agreement or Contract with the Company or any of its Subsidiaries;

xviii.     discharge or satisfy any Lien or pay any obligation or liability other than in the ordinary course of business consistent with past practice;

xix.       fail to maintain insurance coverage at levels consistent with presently existing levels;

xx.        commence, participate or agree to commence or participate in any bankruptcy, voluntary liquidation, dissolution, winding up, examinership, insolvency or similar proceeding in respect of the Company or any of its Subsidiaries;

xxi.       create or have any subsidiary of the Company, other than the current Subsidiaries of the Company;

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xxii.      engage in any business or business activity other than the business and business activities currently conducted; or

xxiii.     authorize any of, or commit, resolve or agree, whether in writing or otherwise, to take any of, the actions listed above in this Section 6.1(a).

(b)          Effectuating Documents; Further Transactions. After the Closing Date, to the extent permitted by this Agreement and the Restructuring Documents, the Company and its officers, directors and members are authorized to and may issue, execute, deliver, file or record such Contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of this Agreement and the Equity Interests to be converted, exchanged or issued, as applicable, pursuant to the Restructuring Transactions on behalf of the Company, without the need for any approvals, authorization, or consents except for those expressly required pursuant to this Agreement.

(c)          Fees and Expenses. The Company shall pay (i) when due and payable, all reasonable costs and expenses (including attorney's fees and expense reimbursement) that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement, the Restructuring Documents and the Restructuring Transactions and (ii) at the Closing, all documented (pursuant to summary form invoices which may be redacted for privileged information) costs and expenses (for professional fees, expense reimbursement or otherwise) presented for payment by the counsel and professionals retained by each Investor and each Consenting Noteholder, including Covington & Burling LLP (provided that such fees shall not exceed $10,000 in the aggregate for any Consenting Noteholder). The costs and expenses payable pursuant to this Section 6.1(c) shall be in addition to, and shall in no way affect or limit, the reimbursement rights held by the Investors and the Consenting Noteholders under any other document or agreement.

(d)          Material Adverse Effect. During the period beginning on the date of this Agreement and ending on the Closing Date, the Company shall promptly, but in any event within five (5) Business Days thereafter, give written notice to the Investors and the Consenting Noteholders after knowing of any development or event which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)          Proxy Statement. The Company shall use its reasonable best efforts to cause the Definitive Proxy Statement to be mailed to the Company stockholders as promptly as practicable after the date hereof. No filing of, or amendment or supplement to, the Preliminary Proxy Statement or the Definitive Proxy Statement will be made by the Company without providing the Investors a reasonable opportunity to review and comment reasonably and in good faith thereon. If at any time prior to receipt of the Company Stockholder Approval any information relating to the Company, or any of its Affiliates, directors or officers, should be discovered by the Company which is required to be set forth in an amendment or supplement to the Definitive Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Company shall promptly notify the Investors and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Applicable Law, disseminated to the Company stockholders. The Company shall promptly notify the Investors of the receipt of any and all comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Preliminary Proxy Statement or the Definitive Proxy Statement for additional information and shall supply the Investors with copies of all correspondence between it or any of its representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Preliminary Proxy Statement, the Definitive Proxy Statement or the Restructuring Transactions. The Company shall respond to any and all comments from the SEC or the staff of the SEC and to any request by the SEC or the staff of the SEC for amendments or supplements to the Preliminary Proxy Statement or the Definitive Proxy Statement, as promptly as practicable. Any response to the SEC and any amendments or supplements to the Preliminary Proxy Statement or the Definitive Proxy Statement shall be subject to Investor approval, which approval shall not be unreasonably withheld or delayed.

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(f)          Stockholder Meeting and Company Stockholder Approval. The Company shall, subject to Applicable Law, the Company’s certificate of incorporation, the Company’s bylaws and the rules of the NYSE American, (i) as promptly as reasonably practicable, establish a record date for, duly call and give notice of the Stockholder Meeting and (ii) as promptly as reasonably practicable convene and hold the Stockholder Meeting and submit the issuance of the Second Resulting Shares of Common Stock, the Charter Amendment and the election of the New Directors to the New Board to its stockholders for adoption, in order to obtain the Company Stockholder Approval. If, prior to the date on which the Stockholder Meeting is scheduled, (x) the Company reasonably believes that it is necessary to postpone or adjourn the Stockholder Meeting to ensure that any required supplement or amendment to the Definitive Proxy Statement is provided to the Company stockholders in advance of the Stockholder Meeting or (y) the Company or the Investors believe the Company will not receive proxies sufficient to obtain the Company Stockholder Approval, the Company may, with the Investors’ consent, postpone or adjourn, or make one or more successive postponements or adjournments of, the Stockholder Meeting. Once the Company has established a record date for the Stockholder Meeting, the Company shall not change such record date or establish a different record date for the Stockholder Meeting without the prior written consent of the Investors, unless required to do so by Applicable Law or the Company’s bylaws. The Company shall recommend in the Preliminary Proxy Statement and the Definitive Proxy Statement that the Company stockholders vote in favor of the issuance of the Second Resulting Shares of Common Stock, the Charter Amendment and the election of the New Directors to the New Board, and shall use reasonable best efforts to obtain from its stockholders the Company Stockholder Approval. Unless otherwise agreed by the Investors, the issuance of the Second Resulting Shares of Common Stock, the Charter Amendment and the election of the New Directors to the New Board shall be the only matters (other than related procedural matters) that the Company shall propose to be acted on by the stockholders at the Stockholder Meeting.

(g)          Rights Offering. The Company shall cause a registration statement relating to the Rights Offering (the “Registration Statement”) to be filed as promptly as practical after the date of this Agreement, and shall use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable after the Closing. The Company agrees to respond to any comments or requests of the SEC, and to file any necessary amendments to the Registration Statement, as promptly as practicable. The Company agrees to make all such arrangements, to take all such actions and to execute, deliver and file all such agreements, certificates, instruments and other documents as may be necessary, appropriate or advisable in order to effectuate the Rights Offering and the timely filing of the Registration Statement and any necessary amendments thereto. Notwithstanding the foregoing, the Company shall not make any such filings related to the Rights Offering without the prior written consent of the Investors, which consent shall not be unreasonably withheld or delayed. The Company may withdraw the Registration Statement in the event the Company Stockholder Approval is not obtained.

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(h)          Reasonable Best Efforts. The Company shall, and shall cause its Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Restructuring Transactions, including (i) taking of all acts necessary to cause the conditions to the Closing to be satisfied as promptly as practicable, (ii) ensuring that all steps set forth in Section 2.1 occur as promptly as practicable, (iii) making all filings related to the Rights Offering with applicable Governmental Authorities, and taking all actions necessary to ensure a timely launch of the Rights Offering, as promptly as practicable and (iv) making all filings related to the other Restructuring Transactions with applicable Governmental Authorities as promptly as practicable.

(i)          Record Date. If the Company has set the record date for the Stockholder Meeting by giving notice to the NYSE American but is unable to rely on such record date for the Stockholder Meeting (whether due to the time involved in receiving and implementing SEC comments to the Preliminary Proxy Statement or otherwise), the Company shall reset the record date (and shall notify the NYSE American of such new record date) for the Stockholder Meeting, with the Investors consent. If necessary, the Company, with the Investors’ consent, shall reset the record date for the Stockholder Meeting multiple times and the Company’s board of directors shall adopt board resolutions or written consents for each such setting, or re-setting of the record date for the Stockholder Meeting.

(j)          Access to Information. From the date hereof until the Closing Date, the Company shall, and shall cause its Subsidiaries to: (i) provide to the Investors reasonable access to the directors, officers, employees, properties, facilities, books and records of the Company and its Subsidiaries and (ii) furnish to the Investors information concerning the business, properties, assets, liabilities, Equity Interests and other aspects of the Company and its Subsidiaries as the Investors may reasonably request.

(k)          NYSE American Listing. As promptly as practicable after the date hereof and prior to the Closing Date, the Company shall cause the First Resulting Shares of Common Stock to be approved for listing on the NYSE American, subject to official notice of issuance. As promptly as practicable after the Company Stockholder Approval, the Company shall cause the Private Placement Shares, the Rights Offering Shares and the Second Resulting Shares of Common Stock to be approved for listing on the NYSE American, subject to official notice of issuance. The Company shall, and shall cause its Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to maintain the listing of the Common Stock on the NYSE American (or, if the Common Stock is delisted on the NYSE American, to cause the Common Stock to be quoted on one or more over-the-counter interdealer quotation services satisfactory to the Investors immediately following such delisting).

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(l)          D&O Insurance. The Company shall obtain, at or prior to the Closing, prepaid (or “tail”) directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the Closing for six years from the Closing, covering each existing members of the board of directors of the Company on terms with respect to such coverage and amounts no less favorable than those of such policies in effect on the date of this Agreement; provided, however, that, without the prior written consent of the Investors, the Company may not expend therefor in excess of 300% of the amount paid by the Company for coverage for the most recently completed 12-month period prior to the date of this Agreement.

(m)         Charter Amendment. The Company shall cause the Charter Amendment to become effective at the Closing.

(n)         Solicitation by the Company; Company Recommendation.

i.           Notwithstanding anything to the contrary in this Agreement, at any time and from time to time prior to obtaining the Company Stockholder Approval, the Company and its representatives shall have the right, without any allegation of breach of this Agreement by the Investors or the Consenting Noteholders, to (x) initiate, solicit and encourage any inquiry or the making of any proposal or offer that constitutes an Acquisition Proposal, including by making available information (including non-public information and data) regarding, and affording access to the business, properties, assets, books, records and personnel of, the Company or its Subsidiaries pursuant to a customary confidentiality agreement and (y) engage in, enter into, continue or otherwise participate in any discussions or negotiations with any Persons or group of Persons with respect to any Acquisition Proposals and cooperate with or assist or participate in or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any Acquisition Proposals; provided that, in each case ((x) and (y)), the Company shall make available to the Investors substantially concurrently with providing to any such other Person (and in any event within 48 hours) any non-public information concerning the Company or its Subsidiaries that was not previously provided to the Investors. No later than two (2) Business Days after receipt of an Acquisition Proposal, the Company shall notify the Investors and the Consenting Noteholders in writing of the identity of each Person or group of Persons from whom the Company, or its applicable Subsidiary, received a written Acquisition Proposal and provide to the Investors and, upon request, the Consenting Noteholders (A) a copy of any Acquisition Proposal made in writing and any other written terms or proposals provided to the Company or any of its Subsidiaries and (B) a written summary of the material terms of any Acquisition Proposal not made in writing (including any terms proposed orally or supplementally).

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ii.         The Company shall promptly (and in any event within 48 hours of receipt thereof), notify the Investors both orally and in writing of the receipt of any Acquisition Proposal or any inquiries that would reasonably be expected to result in an Acquisition Proposal, or any negotiations sought to be initiated or resumed with, either the Company, one of its Subsidiaries or any of their respective representatives concerning an Acquisition Proposal, which notice shall include (x) a copy of any Acquisition Proposal (including any financing commitments) made in writing and other written terms or proposals provided to the Company or any of its Subsidiaries and (y) a written summary of the material terms of any Acquisition Proposal not made in writing or any such inquiry or request. The Company shall keep the Investors reasonably informed on a prompt basis (and in any event within 48 hours) of any material developments, material discussions or material negotiations regarding (i) any Acquisition Proposal, inquiry that would reasonably be expected to result in an Acquisition Proposal, or request for non-public information from any third party, or (ii) any Acquisition Proposal that is or would reasonably be expected to lead to a Superior Proposal. None of the Company or any of its Subsidiaries shall, after the date of this Agreement, enter into any agreement that would prohibit them from providing such information or the information contemplated by the last sentence of Section 6.1(n)(i) to the Investors and, as applicable, the Consenting Noteholders.

iii.         If (x) the Company receives an Acquisition Proposal and complies in all material respects with its disclosure obligations to the Investors under Section 6.1(n)(i) and (y) the Company’s board of directors and the Special Strategic Committee of the Company’s board of directors determine in good faith after consultation with outside counsel that such Acquisition Proposal constitutes a Superior Proposal, the Company’s board of directors and the Special Strategic Committee of the Company’s board of directors may authorize, adopt, or approve such Superior Proposal and cause or permit the Company to enter into an acquisition agreement, merger agreement or similar definitive agreement with respect to such Superior Proposal (an “Alternative Acquisition Agreement”). Any Alternative Acquisition Agreement must (A) provide for the full repayment of all Loans and satisfaction of all Obligations (as such terms are defined in the Existing Credit Agreement) of the Company and its Subsidiaries under the Existing Credit Agreement and the Loan Documents (as such term is defined in the Existing Credit Agreement), including payment of all accrued and unpaid interest, repayment and prepayment premiums and costs and expenses incurred by the Investors under the Existing Credit Agreement and the Loan Documents, (B) provide for the repurchase at par by the Company of all 2015 Notes, 2016 Notes and 2017 Notes held by the Investors, including all accrued and unpaid interest thereon, and (C) provide for transactions that can reasonably be expected to close no later than one month following execution thereof.

Section 6.2.          Covenants of the Non-Company Parties.

(a)          Restrictions on Transferring the Convertible Notes. For the period commencing as of the date each Party executes this Agreement until the earlier to occur of the termination of this Agreement pursuant to the terms hereof or the Closing Date (such period, the “Restricted Period”), no Investor or Consenting Noteholder shall sell, transfer or assign any Convertible Notes. Except as expressly provided in the preceding sentence, this Agreement shall in no way restrict the right or ability of any Investor or Consenting Noteholder to sell, transfer or assign any Equity Interests.

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(b)          2017 Notes Conversions. Prior to the record date for the Stockholder Meeting, (i) the Investors shall execute the Notes Documents Amendments described in Sections 2.1(d)(i) and (ii); provided that the Investors shall not be in breach of this Section 6.2(b) for any failure or delay to execute the Notes Documents Amendments resulting from the Company’s actions or omissions; and (ii) the Company shall submit all necessary filings and documents with the NYSE American for the listing of the First Resulting Shares of Common Stock on the NYSE American. Prior to the record date of the Stockholder Meeting, (i) the Investors shall execute the 2017 Notes Conversions and (ii) the Company shall issue the First Resulting Shares of Common Stock to the Investors and have the First Resulting Shares of Common Stock listed on the NYSE American.

Section 6.3.          Mutual Covenants of the Parties. Subject to the terms and conditions hereof and for so long as this Agreement has not been terminated in accordance with the terms hereof, each of the Parties, as applicable, agrees to comply with the following covenants:

(a)          Each of the Parties hereby covenants and agrees to support and use commercially reasonable efforts to facilitate consummation of each of the Restructuring Transactions, as may be applicable, pursuant to the terms set forth in this Agreement and the Restructuring Documents, and take all reasonable actions necessary or reasonably requested by the Company or the Investors to facilitate consummation of each of the Restructuring Transactions, as may be applicable, including voting in favor of, or executing written consents approving, any actions necessary to effectuate the foregoing.

(b)          Each of the Parties hereby covenants and agrees not to, in its capacity as a Party, or in any other capacity, in any material respect, object to, delay, impede, or take any other action to interfere with the Restructuring Transactions.

Article VII
CONDITIONS TO CLOSING

Section 7.1.          Each Party’s Conditions to Closing. The respective obligations of each Party to effect the Restructuring Transactions and the other transactions contemplated hereby is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)          Regulatory Approvals. All governmental and regulatory approvals and consents necessary to effectuate the Restructuring Transactions and any other transactions contemplated hereby under any Applicable Law shall have been obtained.

(b)          No Injunctions or Legal Restraints. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, “Legal Restraints”) which has the effect of preventing the consummation of the Restructuring Transactions and the other transactions contemplated in this Agreement or in the Restructuring Documents shall be in effect.

(c)          Restructuring Documents and Consents. All Restructuring Documents shall have been (i) tendered for delivery, (ii) effected or executed and (iii) to the extent required, filed with the applicable Governmental Authority in accordance with Applicable Laws. All conditions precedent to the Restructuring Documents shall have been satisfied or waived pursuant to the terms of the Restructuring Documents. All actions necessary to implement the Restructuring Transactions shall have been taken by the required Parties in accordance with Applicable Laws.

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Section 7.2.          Company’s Conditions to Closing. The obligations of the Company to effect the Restructuring Transactions and the other transactions contemplated hereby are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)          Representations and Warranties. The representations and warranties of the Parties (other than the Company) contained herein that are qualified as to materiality shall be true and correct, and the representations and warranties of the other Parties contained herein that are not so qualified shall be true and correct in all material respects, in each case, as of the Closing Date as if made as of such date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date.

(b)          Performance of Obligations. Each of the Parties (other than the Company) shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c)          Waiver of Conditions. The Company may waive any of the conditions to the Closing set forth above in this Section 7.2 at any time; provided, that in the event that any such waiver has the effect of adversely impacting the rights of the Consenting Noteholders under Article IX, Article X or Section 6.1(c), the prior consent of a majority of the Consenting Noteholders shall be required. The failure of the Consenting Noteholders to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

Section 7.3.          Investors’ Conditions to Closing.

(a)          General. Each Investor’s obligation hereunder to consummate the Restructuring Transactions is subject to the satisfaction or express waiver by it prior to or at the Closing of each of the conditions specified below in this Section 7.3.

(b)          Representations and Warranties of the Company. Each of the representations and warranties of the Company that is qualified as to materiality or Material Adverse Effect shall be true and correct, and each of the representations and warranties of the Company in this Agreement that is not so qualified shall be true and correct in all material respects, in each case, on and as of the Closing Date as if made as of such date (unless expressly stated to relate to a specific earlier date, in which case each of such representations and warranties that is qualified as to materiality or Material Adverse Effect shall be true and correct as of such earlier date, and each of such representations and warranties that is not so qualified shall be true and correct, in all material respects as of such earlier date).

(c)          Performance by the Company; No Default under Other Agreements. The Company and each of its Subsidiaries shall have performed and complied in all material respects with all agreements and covenants contained in this Agreement and the Restructuring Documents required to be performed or complied with by them prior to or at the Closing (or such compliance shall have been waived on terms and conditions reasonably satisfactory to each Investor) and after giving effect to the Restructuring Transactions, no default or event of default shall have occurred and be continuing under this Agreement or any of the Restructuring Documents.

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(d)          Material Adverse Effect. Since the date of this Agreement, there shall not have been any Material Adverse Effect.

(e)          Representations and Warranties of the Consenting Noteholders. Each of the representations and warranties of the Consenting Noteholders in this Agreement and in each of the Restructuring Documents shall be true and correct in all material respects, in each case, on and as of the Closing Date as if made as of such date (unless expressly stated to relate to a specific earlier date, in which case each of such representations and warranties shall be true and correct, in all material respects as of such earlier date).

(f)          Performance by the Consenting Noteholders. Each of the Consenting Noteholders shall have performed and complied in all material respects with all agreements and covenants contained in this Agreement and the Restructuring Documents required to be performed or complied with by them prior to or at the Closing (or such compliance shall have been waived on terms and conditions reasonably satisfactory to each Investor).

(g)          Closing Certificate. The Company shall have furnished a certificate, addressed to each Investor, signed by the chief executive officer and the chief restructuring officer of the Company, to the effect that the closing conditions with respect to the Company set forth in paragraphs (b) through (d) of this Section 7.3 have been satisfied.

Section 7.4.          Consenting Noteholders’ Conditions to Closing. The obligations of each Consenting Noteholder with respect to the Restructuring Transactions and the other transactions contemplated hereby are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)          Performance by the Other Parties. Each of the Parties (other than the Consenting Noteholders) shall have performed and complied in all material respects with the agreements, covenants and obligations under this Agreement to the extent they affect the rights of the Consenting Noteholders under this Agreement.

(b)          Material Adverse Effect. Since the date of this Agreement, there shall not have been any Material Adverse Effect.

(c)          Closing Certificate. The Company shall have furnished a certificate, addressed to each Consenting Noteholder, signed by the chief executive officer and the chief restructuring officer of the Company, to the effect that the closing conditions with respect to the Company set forth in paragraphs (a) through (b) of this Section 7.4 have been satisfied.

Section 7.5.          Frustration of Closing Conditions. None of the Parties hereto may rely on the failure of any condition set forth in this Article VII, as the case may be, to be satisfied if such failure was caused by such Party’s failure to comply with the terms of this Agreement.

Section 7.6.          NYSE American Listing. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that the Company’s continued listing with the NYSE American shall not be a condition to Closing for any Party; provided that, in the event that the Common Stock is not then listed with the NYSE American, it is quoted on one or more over-the-counter interdealer quotation services satisfactory to the Investors immediately following such delisting.

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Article VIII
TERMINATION

Section 8.1.         Termination. This Agreement may be terminated, and the Restructuring Transactions and the other transactions contemplated hereby may be abandoned, at any time prior to the Closing Date:

(a)          by written consent of the Company and the Investors;

(b)          by either the Investors, on the one hand, or the Company on the other hand, or (solely with respect to its obligations under this Agreement) by any Consenting Noteholder, if the Closing shall not have been consummated by May 15, 2018, for any reasons; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party if the failure of such Party to perform any of its obligations under this Agreement has been a principal cause of or resulted in the failure of the Closing to be consummated on or before such date;

(c)          by either the Investors, on the one hand, or the Company, on the other hand, or (solely with respect to its obligations under this Agreement) by any Consenting Noteholder, if any Legal Restraints having the effect set forth in Section 7.1(b) shall be in effect and shall have become final and nonappealable;

(d)          by the Investors or (solely with respect to its obligations under this Agreement) by any Consenting Noteholder, if the Company Stockholder Approval shall not have been obtained at the Stockholder Meeting, as adjourned or postponed from time to time;

(e)          by the Investors if any of the Company or the Consenting Noteholders shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement or the Restructuring Documents, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.3, and (ii) has not been or is incapable of being cured by the Company or the Consenting Noteholders, as applicable, within ten (10) days after its receipt of written notice thereof from the Investors;

(f)          by the Company, if the Investors or the Consenting Noteholders have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.2, and (ii) has not been or is incapable of being cured by the applicable Investor or Consenting Noteholder within ten (10) days after receipt of written notice thereof from the Company;

(g)          solely with respect to its obligations under this Agreement, by any Consenting Noteholder, if any of the Company or the Investors shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.4, and (ii) has not been or is incapable of being cured by the Company or the Investors, as applicable, within ten (10) days after its receipt of written notice thereof from such Consenting Noteholder; or

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(h)          by the Company, at any time prior to the Stockholder Meeting, if (i) the Company’s board of directors and the Special Strategic Committee of the Company’s board of directors determine that an Acquisition Proposal constitutes a Superior Proposal and authorizes the Company, subject to complying in all material respects with the terms of Section 6.1, to enter into an Alternative Acquisition Agreement, (ii) concurrently with or immediately following the termination of this Agreement, the Company, subject to complying in all material respects with the terms of Section 6.1, enters into such an Alternative Acquisition Agreement, (iii) prior to or concurrently with such termination, the Company reimburses the Investors for any and all fees and expenses (including attorney’s fees and expense reimbursement) incurred by the Investors with respect to the negotiation, execution, delivery and performance of this Agreement, the Restructuring Documents and any Restructuring Transactions or other transactions contemplated hereby which have been completed up until such date and (iv) the Alternative Acquisition Agreement meets the requirements set forth in the last sentence of Section 6.1(n)(iii); provided, however, that no termination may be made pursuant to this Section 8.1(g) until after at least three (3) Business Days following the Investors’ receipt of written notice from the Company advising the Investors that the Company’s board of directors and the Special Strategic Committee of the Company’s board of directors intend to take such action, which notice shall include the information with respect to such Superior Proposal that is specified in Section 6.1(n)(iii).

Section 8.2.          Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and have no further effect, without any liability or obligation on the part of any Party hereto or any of their respective officers, directors, managers, partners, members, employees and agents, other than the provisions of Sections 6.1(c), 8.2 and 8.3, Articles IX, Article X and Article XI, which shall survive any such termination, and except to the extent that such termination results from a material breach by a Party of any of its representations, warranties, covenants or agreements set forth in this Agreement or any of the Restructuring Documents. Nothing in this Section 8.2 shall relieve either Party of (x) liability for common law fraud or (y) liability resulting from any willful breaches of this Agreement prior to the termination hereof.

Section 8.3.          Notice of Termination. Termination of this Agreement by any Party shall be by delivery of a written notice to the other Parties. Such notice shall state the termination provision in this Agreement that such terminating Party is claiming provides a basis for termination of this Agreement. Termination of this Agreement pursuant to the provisions of Section 8.1 shall be effective upon and as of the date of delivery of such written notice as determined pursuant to Section 11.2.

Section 8.4.          NYSE American Listing. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that no party to this Agreement shall have a right to terminate this Agreement solely upon the occurrence of the Company being delisted from the NYSE American; provided that the Company shall have used its reasonable best efforts to cause the Common Stock to be quoted on one or more over-the-counter interdealer quotation services satisfactory to the Investors immediately following such delisting.

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Article IX
INDEMNIFICATION

Section 9.1.          Indemnification. Except as prohibited by Applicable Law, the Company shall indemnify and hold harmless each of the Indemnified Parties, for all costs, expenses, loss, damage or liability incurred or suffered by any such Indemnified Party arising from or related in any way to any and all causes of action whether known or unknown, whether for tort, contract, violations of federal or state securities laws or otherwise, including any claims or causes of action, whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted (collectively, “Losses”), to the extent such Losses are based in whole or in part upon any act or omission, transaction or other occurrence or circumstances arising from or related in any way to the Company, the Restructuring Transactions, this Agreement and the Restructuring Documents, including those arising from or related in any way to: (i) any action or omission of any such Indemnified Party in such Indemnified Party’s capacity as director, officer, manager, employee, attorney, other professional, and agent to the Company; (ii) any disclosure made or not made by any Indemnified Party to any current or former holder of any such indebtedness of or any such Equity Interest in the Company; and (iii) any action taken or not taken in connection with the negotiations, formulation, solicitation or preparation of documents, agreements or instruments prepared in connection with, or in furtherance of, the Restructuring Transactions and the other transactions contemplated hereunder; provided that the foregoing indemnity shall not apply to any Losses arising from or relating to any act or omission of an Indemnified Party that constitutes fraud, willful misconduct or gross negligence. In the event that any such Indemnified Party becomes involved in any action, proceeding or investigation brought by or against any Indemnified Party, as a result of matters to which the foregoing “Indemnification” may relate, the Indemnified Party shall promptly notify the Reorganized Company and the Reorganized Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party to notify the Reorganized Company in accordance with the foregoing shall not relieve the Reorganized Company of its obligations except to the extent that the Reorganized Company is materially prejudiced by such failure to notify. The Reorganized Company shall not be liable for any settlement of any claim or action effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such consent, or if there be a final judgment for the plaintiff, the Reorganized Company shall indemnify and hold harmless such Indemnified Party from and against any Losses (to the extent stated above) by reason of such settlement or judgment.

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Article X
MUTUAL RELEASES

Section 10.1.         Mutual Releases.

(a)          AS OF THE CLOSING DATE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES (IN SUCH CAPACITY, THE “RELEASING PARTIES”) SHALL CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER RELEASE THE OTHER PARTIES, THE REORGANIZED COMPANY AND THEIR RESPECTIVE AFFILIATES, SUCCESSORS AND ASSIGNS (THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS, EQUITY INTERESTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES, AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED ON BEHALF OF THE COMPANY OR THE REORGANIZED COMPANY, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, THAT SUCH PARTY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE RESTRUCTURING TRANSACTIONS, THE PURCHASE, SALE OR RESCISSION OF THE PURCHASE OR SALE, OF ANY SECURITY OF THE COMPANY OR THE REORGANIZED COMPANY, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR EQUITY INTEREST THAT IS TREATED IN THIS AGREEMENT OR THE AGREEMENTS CONTEMPLATED BY THIS AGREEMENT, THE RESTRUCTURING OF DEBT OF THE COMPANY OR EQUITY INTERESTS PRIOR TO OR DURING THE RESTRUCTURING TRANSACTIONS, THE NEGOTIATION, FORMULATION, OR PREPARATION OF THIS AGREEMENT, THE RESTRUCTURING DOCUMENTS OR OTHER DOCUMENTS OR ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE RELATED TO ANY OF THE FOREGOING AND TAKING PLACE ON OR BEFORE THE CLOSING DATE; PROVIDED, HOWEVER, THAT THE RELEASES PURSUANT TO THIS SECTION 10.1 SHALL NOT APPLY (I) WITH RESPECT TO A RELEASED PARTY, TO ANY CLAIMS OR LIABILITIES ARISING OUT OF OR RELATING TO ANY ACT OR OMISSION OF SUCH RELEASED PARTY THAT CONSTITUTES FRAUD, WILLFUL MISCONDUCT, GROSS NEGLIGENCE, OR A CRIMINAL ACT TO THE EXTENT SUCH ACT OR OMISSION IS DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OR (II) TO ANY CONTRACT, AGREEMENT, ARRANGEMENT OR UNDERSTANDING, WRITTEN OR ORAL, BETWEEN ANY ONE OR MORE OF THE COMPANY, THE REORGANIZED COMPANY AND/OR THE RELEASED PARTIES, ON ONE HAND, AND ANY ONE OR MORE OF THE RELEASING PARTIES, ON THE OTHER HAND, TO THE EXTENT NOT RELATED TO THE RESTRUCTURING TRANSACTIONS OR ANY CLAIM OR EQUITY INTEREST THAT IS THE SUBJECT OF ANY ACTION OR TREATMENT UNDER, OR PURSUANT TO ANY PROVISION OF, THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS CLAUSE (II) SHALL NOT IN ANY WAY LIMIT OR AFFECT THE RELEASES GRANTED TO THE INVESTORS AND THE CONSENTING NOTEHOLDERS OR, IN THEIR CAPACITIES AS SUCH, THEIR DIRECTORS, OFFICERS, SHAREHOLDERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS, AFFILIATES, PARENTS, SUBSIDIARIES, PREDECESSORS, SUCCESSORS, HEIRS, EXECUTORS AND ASSIGNEES, ATTORNEYS, FINANCIAL ADVISORS, INVESTMENT BANKERS, ACCOUNTANTS AND OTHER PROFESSIONALS OR REPRESENTATIVES.

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(b)          NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, NOTHING HEREIN SHALL BE DEEMED TO AND NOTHING HEREIN SHALL RELEASE ANY POST-CLOSING OBLIGATIONS OF ANY PARTY UNDER THIS AGREEMENT (INCLUDING UNDER ARTICLE IX, SECTION 6.3(C) OR SECTION 11.3 OF THIS AGREEMENT), THE RESTRUCTURING DOCUMENTS OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE RESTRUCTURING DOCUMENTS) EXECUTED TO IMPLEMENT THE RESTRUCTURING TRANSACTIONS AND THIS AGREEMENT.

(c)          NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, NOTHING HEREIN SHALL BE DEEMED TO AND NOTHING HEREIN SHALL RELEASE ANY CLAIM ARISING UNDER (I) THE EXISTING CREDIT AGREEMENT OR THE LOAN DOCUMENTS (AS SUCH TERM IS DEFINED IN THE EXISTING CREDIT AGREEMENT), (II) THE INDENTURE, (III) THE 2016 ORBIMED CONVERTIBLE PROMISSORY NOTE AND (IV) THE 2016 ROS CONVERTIBLE PROMISSORY NOTE.

Article XI
MISCELLANEOUS

Section 11.1.        Waiver of Punitive Damages. Except in respect of any action based on fraud, gross negligence or willful misconduct, to the extent permitted by Applicable Law, none of the Parties hereto shall assert, and each hereby waives, any claim against the other Parties (including their respective Affiliates, partners, stockholders, members, directors, officers, agents, employees and controlling Persons), on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Restructuring Transactions, this Agreement or any Restructuring Document.

Section 11.2.        Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, including via email (except that if the day of delivery is not a Business Day, then the next Business Day), (ii) when transmitted via telecopy (or other facsimile device) on a Business Day during normal business hours to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (iii) the day following the day (except that if such day is not a Business Day, then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below, or at such other address as such Party may specify by written notice to the other Party:

i.           if to the Investors, to: the Investors, c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, NY 10022, Attention: Matthew Rizzo, Partner, and Michael Eggenberg, Managing Director, with a copy (which copy shall not constitute notice) to: Covington & Burling LLP, 620 Eighth Avenue, The New York Times Building, New York, NY 10018, Attention: Peter Schwartz, Esq.

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ii.          if to any Consenting Noteholder, to such Consenting Noteholder at the address as such Consenting Noteholder shall have specified to the Company or the Reorganized Company, as applicable, on the signature pages to this Agreement or otherwise in writing;

iii.         if to the Company, to: Xtant Medical Holdings, Inc., 600 Cruiser Lane, Belgrade, MT 59714, Attention: Carl O’Connell, Chief Executive Officer, with a copy (which copy shall not constitute notice) to: Ballard Spahr LLP, 1 East Washington Street, Phoenix, AZ 85004 Attention: Karen McConnell Esq.; and

iv.         if to the Reorganized Company, to: Xtant Medical Holdings, Inc., 600 Cruiser Lane, Belgrade, MT 59714 Attention: Carl O’Connell, Chief Executive Officer.

Section 11.3.        Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void; provided, however, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement (and the rights, duties and obligations of the Parties to this Agreement) will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 11.4.        No Waiver of Remedies; Remedies Cumulative. No failure or delay on the part of any Party in exercising any right, power or privilege hereunder and no course of dealing between the Company, its Subsidiaries and any other Party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies that the Parties would otherwise have. No notice to or demand on the Company or its Subsidiaries or the Reorganized Company in any case shall entitle the Company or its Subsidiaries or the Reorganized Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other Parties hereto to any other or further action in any circumstances without notice or demand.

Section 11.5.       Counterpart. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart thereof.

Section 11.6.        Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

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Section 11.7.         Governing Law; Submission to Jurisdiction; Venue.

(a)          THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(b)          If any action, proceeding or litigation shall be brought in order to enforce any right or remedy under this Agreement, each Party hereby consents and will submit, and will cause each of their respective Subsidiaries to submit, to the jurisdiction of any state or federal court of competent jurisdiction sitting in the State of New York, borough of Manhattan, on the date of this Agreement. Each Party hereby irrevocably waives, and will cause each of their respective Subsidiaries to waive, any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction. Each Party further agrees that they shall not, and shall cause each of their respective Subsidiaries not to, bring any action, proceeding or litigation arising out of this Agreement in any state or federal court other than any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement.

(c)          Each Party irrevocably consents, and will cause each of their respective Subsidiaries to consent, to the service of process of any of the applicable aforementioned courts in any such action, proceeding or litigation by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 11.2, such service to become effective thirty (30) days after such mailing.

(d)          EACH PARTY HERETO HEREBY WAIVES, AND WILL CAUSE EACH OF THEIR RESPECTIVE SUBSIDIARIES TO WAIVE, ANY AND ALL RIGHTS ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT.

Section 11.8.       Severability. If any provision of this Agreement becomes or is determined by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the remaining provisions (or portion of the provision) shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid, unenforceable or void provisions (or portions thereof).

Section 11.9.        Entirety. This Agreement together with the Restructuring Documents represents the entire agreement of the parties hereto and thereto, and supersedes all previous and contemporaneous negotiations, promises, covenants, understandings, agreements and representations, oral or written, if any, on such subjects or relating to this Agreement, the Restructuring Documents or the transactions contemplated herein or therein, all of which have become merged and integrated into this Agreement. All Schedules and Exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.

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Section 11.10.      No Third Party Beneficiaries. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties to this Agreement any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including any partner, member, shareholder, director, officer, employee or other beneficial owner of any party, in its own capacity as such or in bringing a derivative action on behalf of a party) shall have any standing as third-party beneficiary with respect to this Agreement or the transactions contemplated by this Agreement.

Section 11.11.      Amendments and Waivers of Terms. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Investors or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that the Company and the Investors shall not make any changes to this Agreement that adversely affect the rights of the Consenting Noteholders under Article IX, Article X, Section 6.1(c), or that decreases the aggregate amount of the Private Placement under Section 2.1(f)(vi) of this Agreement, without the consent of a majority of the Consenting Noteholders; provided, further, that if a proposed amendment would disproportionately affect the rights of the Consenting Noteholders, as compared to the Investors, the consent of a majority of the Consenting Holders shall be required for such amendment; provided, further, that if a proposed amendment would adversely affect the rights of a single Consenting Noteholder, or would disproportionately affect the rights of such single Consenting Noteholder, as compared to the Investors or any other Consenting Noteholder, the consent of such Consenting Noteholder shall be required for the amendment.

Section 11.12.      Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

Section 11.13.     Survival. The representations and warranties herein shall survive the Closing and the delivery of any Resulting Shares hereunder. Any certificate signed by any officer of the Company and delivered to the Investors or the Consenting Noteholders shall be deemed a representation and warranty by the Company to all other Parties as to the matters covered thereby.

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Section 11.14.      Nature of Consenting Noteholder Obligations. Each of the Parties agrees and acknowledges that (i) each Consenting Noteholder is entering into this Agreement on behalf of such Consenting Noteholder, and not on behalf of any other Consenting Noteholder, (ii) the representations, warranties, covenants and other obligations of each Consenting Noteholder hereunder are several and not joint, such that no Consenting Noteholder shall be liable or otherwise responsible for any representations, warranties, covenants or other obligations of any other Consenting Noteholder or of the Investors, or any breach or violation thereof, (iii) the relationship of the Consenting Noteholder to each other and to the Investors shall not be deemed a partnership, joint venture or similar arrangement and shall not create a presumption that the Consenting Noteholders are in any way acting in concert or as a group with each other or with the Investors with respect to the Restructuring Transactions and (iv) there are no commitments among or between the Consenting Noteholders, arising from or in connection with this Agreement. Each Consenting Noteholder shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Restructuring Documents, and it shall not be necessary for any other Consenting Noteholder or any Investor to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement and in each other Restructuring Documents is between the Company and/or the Investors, on the one hand, and a Consenting Noteholder, solely, on the other hand, and not between the Company and/or the Investors, on the one hand, and the Consenting Noteholders, collectively, on the other hand, and not between and among the Consenting Noteholders. No prior history, pattern or practice of sharing confidences among or between the Company, the Investors and the Consenting Noteholders shall in any way affect or negate the foregoing understandings and agreements.

Section 11.15.      Reservation of Rights; Settlement Discussions. Except as expressly provided in this Agreement, nothing contained in this Agreement is intended to, nor shall it, in any manner, waive, limit, impair or restrict the ability of each Investor and Consenting Noteholder to protect and preserve its rights, remedies and interest, including any claims that such Investor or Consenting Noteholder may have against the Company. Without limiting the foregoing: (i) if the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties hereto fully reserve any and all of their respective rights and remedies under the Existing Credit Agreement, the Indenture, the 2016 OrbiMed Convertible Promissory Note, the 2016 ROS Convertible Promissory Note and Applicable Law, except with respect to the provisions of this Agreement that survive termination of this Agreement as set forth in Section 8.2; (ii) nothing herein shall be deemed an admission of any kind; and (iii) pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any action or proceeding other than an action or proceeding to enforce the terms of this Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

XTANT MEDICAL HOLDINGS, INC.

By:	/s/ Carl O’Connell
	Name:	Carl O’Connell
	Title:	Chief Executive Officer

[Signature Page to Restructuring and Exchange Agreement.]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

ORBIMED ROYALTY OPPORTUNITIES II, LP

By OrbiMed ROF II LLC,
its General Partner

By OrbiMed Advisors LLC,
its Managing Member

By:	/s/ Samuel D. Isaly
	Name:	Samuel D. Isaly
	Title:	Managing Member

ROS ACQUISITION OFFSHORE LP

By OrbiMed Advisors LLC, solely in its
capacity as Investment Manager

By:	/s/ Samuel D. Isaly
	Name:	Samuel D. Isaly
	Title:	Managing Member

[Signature Page to Restructuring and Exchange Agreement.]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

TELEMETRY SECURITIES, L.L.C.

By:	/s/ Dan Sommers
	Name:	Dan Sommers
	Title:	Portfolio Manager

Amount of Convertible Notes Held:		5,500,000

[Signature Page to Restructuring and Exchange Agreement.]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BRUCE FUND, INC.

By:	/s/ R. Jeffrey Bruce
	Name:	R. Jeffrey Bruce
	Title:	Vice President, Secretary

Amount of Convertible Notes Held: $2,000,000 face amount

[Signature Page to Restructuring and Exchange Agreement.]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

PARK WEST INVESTORS MASTER FUND, LIMITED

By: Park West Asset Management LLC
Its: Investment Manager

By:	/s/ Grace Jimenez
	Name:	Grace Jimenez
	Title:	Chief Financial Officer

Amount of Convertible Notes Held: 7,461,227

PARK WEST PARTNERS INTERNATIONAL, LIMITED

By: Park West Asset Management LLC
Its: Investment Manager

By:	/s/ Grace Jimenez
	Name:	Grace Jimenez
	Title:	Chief Financial Officer

Amount of Convertible Notes Held: 1,038,773

[Signature Page to Restructuring and Exchange Agreement.]

Exhibit A

Form of Charter Amendment

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

XTANT MEDICAL HOLDINGS, INC.

Under Sections 242 and 245

of the

General Corporation Law of the State of Delaware

XTANT MEDICAL HOLDINGS, INC. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST:  The name of the Corporation is Xtant Medical Holdings, Inc.

SECOND:  The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 8, 2006, and the original name of the Corporation was K-Kitz, Incorporated. The original certificate of incorporation was amended by the Restated Certificate of Incorporation filed with the State of the State of Delaware on October 24, 2011.

THIRD:  Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware of this Amended and Restated Certificate of Incorporation, each twelve (12) shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Common Stock of the Corporation (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock of the Corporation shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s certificates that immediately prior to the Effective Time represented shares of Common Stock of the Corporation (“Old Certificates”), in an amount equal to the product obtained by multiplying (a) the closing price per share of Common Stock of the Corporation as reported on the NYSE American LLC as of the date of the Effective Time, by (b) the fraction of one share owned by the stockholder. Each Old Certificate shall, after the Effective Time, represent that number of shares of Common Stock of the Corporation into which the shares of Common stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

FOURTH:  This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and by the stockholders of the Corporation, in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and amends and restates the Corporation’s Certificate of Incorporation as heretofore amended and supplemented.

FIFTH:  The text of the Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended and supplemented, is hereby amended and restated in its entirety as follows:

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

XTANT MEDICAL HOLDINGS, INC.

ARTICLE I: NAME

The name of the Corporation is Xtant Medical Holdings, Inc.

ARTICLE II: AGENT FOR SERVICE OF PROCESS

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808, and the name of the registered agent therein and in charge thereof is Corporation Service Company.

ARTICLE III: PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV: AUTHORIZED STOCK

1.       Total Authorized. The total number of shares of all classes of stock which the Corporation shall have authority to issue:

COMMON STOCK:	Fifty Million (50,000,000) with a par value of $0.000001 (USD)

PREFERRED STOCK:	Ten Million (10,000,000) with a par value of $0.000001 (USD)

2.       Increase or Decrease in Authorized Capital Stock. The Board of Directors is authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series (including a series of Preferred Stock), the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Amended and Restated Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

3.       Rights of Preferred Stock.

3.1.       The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is authorized, by resolution or resolutions, to fix the number of shares of any series of Preferred Stock and to determine the designation, powers, rights, preferences, qualifications, limitations, privileges and restrictions, if any, of any wholly unissued series of Preferred Stock, including without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

3.2.       Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provision, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting powers, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

4.       Rights of Common Stock. Each share of Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote of holders of Common Stock at a meeting of stockholders.

ARTICLE V: AMENDMENT OF BY-LAWS

The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

ARTICLE VI: MATTERS RELATING TO THE BOARD OF DIRECTORS

1.       Director Powers. The affairs of the Corporation shall be governed by a Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the by-laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

2.       Number of Director. Subject to the rights (if any) of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be such as from time to time shall be fixed by exclusively by resolution adopted by a majority of the Board of Directors. Effective on the date that this Amended and Restated Certificate is filed with the Delaware Secretary of State, and subject to the preceding provisions of this sentence, the initial number of directors shall be seven (7).

3.       Limitations of Liability. To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.  If the General Corporation Law of the State of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

4.       Indemnification. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director at the request of the Corporation or any predecessor to the Corporation.

5.       Change in Right. Any repeal or modification of Sections 3 or 4 of this ARTICLE VI, or the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with such Sections 3 or 4 of this ARTICLE VI, by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, modification or adoption of an inconsistent provision.

6.       Vote by Ballot. Election of directors need not be by ballot unless the by-laws so provide.

7.       No Classified Board. Commencing with the 2018 annual meeting of stockholders, directors shall not be divided into separate classes, and all directors shall hold office until the next annual meeting of stockholders and until the election and qualification of such directors’ respective successors, subject to such directors’ earlier death, resignation, disqualification or removal.

8.       Removal. Each director shall hold office until the expiration of such director's term of office and until such director's successor shall have been elected and qualified, or until such director's earlier resignation, removal or death. A director elected to fill a vacancy in the manner provided in the Bylaws shall hold office for the remainder of the term of the predecessor director and until such director's successor has been elected and qualified, or until such director's earlier resignation, removal or death.

ARTICLE VII: MATTERS RELATING TO STOCKHOLDERS

1.       Special Meetings. Special meetings of the stockholders may be called only by the (i) Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors; (ii) the chairman of the Board of Directors; or (iii) the chief executive officer of the Corporation.

2.       No Cumulative Voting. No stockholder will be permitted to cumulate votes at any election of directors.

3.       Business Combinations. The Corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE VIII: GENERAL PROVISIONS

1.       Severability. If any provision of this Amended and Restated Certificate of Incorporation becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Amended and Restated Certificate of Incorporation, and the court will replace such illegal, void or unenforceable provision of this Amended and Restated Certificate of Incorporation with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Amended and Restated Certificate of Incorporation shall be enforceable in accordance with its terms.

2.       Forum. Unless the Corporation consents in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising under any provision of the General Corporation Law of the State of Delaware, the Amended and Restated Certificate of Incorporation, or the by-laws of the Corporation, or (iv) any action asserting a claim governed by the internal-affairs doctrine. Any person or entity that acquires any interest in shares of capital stock of the Corporation will be deemed to have notice of and consented to the provisions of this section.

3.       Amendment of this Amended and Restated Certificate of Incorporation. The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of applicable law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the capital stock of this corporation required by applicable law or by this Amended and Restated Certificate of Incorporation, any amendment to or repeal of Articles V, VI, VII or VIII of this Amended and Restated Certificate of Incorporation (or the adoption of any provision inconsistent therewith) shall require the affirmative vote of the holders of at least two-thirds of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its authorized officer as of [ ], 2018.

XTANT MEDICAL HOLDINGS, INC.

By:
Name:
Title:

Exhibit B

Terms of Credit Agreement Amendment

(a)	Through December 31, 2018, the Company will have the option at its sole discretion (i) to pay “payment-in-kind” (“PIK”) interest at LIBOR plus 12% or (ii) pay cash interest at LIBOR plus 10%.

(b)	Beginning January 1, 2019 through June 30, 2019, the Company will have the option at its sole discretion to either (i) pay PIK interest at LIBOR plus 15% or (ii) pay cash interest at LIBOR plus 10%.

(c)	Beginning July 1, 2019 through the Maturity Date, the Company will pay cash interest at LIBOR plus 10%.

(d)	All prepayment or repayment fees will be reduced from 9% to 1%.

(e)	The following financial covenants will be revised as follows:

(i)	The Company will be required to maintain a minimum Adjusted EBITDA as follows:

Testing Period	Minimum Adjusted EBITDA
Three quarter period ended September 30, 2018	$2.2 million

Four quarter period ended December 31, 2018	$4.0 million

Four quarter period ended March 31, 2019	$5.5 million

Four quarter period ended June 30, 2019	$7.0 million

Four quarter period ended September 30, 2019	$8.5 million

Four quarter period ended December 31, 2019	$10 million

Four quarter period ended March 31, 2020	The greater of (a) $10 million or (b) 75% of projected Adjusted EBITDA for such period pursuant to projections, based on good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, delivered to the Administrative Agent no later than December 31, 2019

Testing Period	Minimum Adjusted EBITDA
Four quarter period ended June 30, 2020	The greater of (a) $10 million or (b) 75% of projected Adjusted EBITDA for such period pursuant to projections, based on good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, delivered to the Administrative Agent no later than December 31, 2019

“Adjusted EBITDA” shall mean, for Holdings and its Subsidiaries, for any period, an amount equal to the sum of (i) Consolidated Net Income for such period plus (ii) solely to the extent deducted in determining Consolidated Net Income for such period, and without duplication, (A) Consolidated Interest Expense, (B) income tax expense determined on a consolidated basis in accordance with GAAP, (C) depreciation and amortization determined on a consolidated basis in accordance with GAAP, (D) compensation paid solely in Capital Securities of Holdings that are not Disqualified Capital Securities, (E) non-cash impairment charges, (F) out-of-pocket fees, costs and expenses actually paid in connection with the closing of the Transactions, (G) severance costs or one-time reduction-in-force compensation expenses paid to employees, (H) expenses associated with the Dayton repurposing and restructuring of the sales organization approved by the Administrative Agent in its sole discretion and (I) all other non-cash charges approved by the Administrative Agent in its sole discretion, determined on a consolidated basis in accordance with GAAP, in each case for such period.

(ii)	The minimum liquidity of the Company shall be $500,000 at all times.

(iii)	The minimum revenue base covenant will not be applicable for quarters ended after December 31, 2017.

(iv)	The Consolidated Senior Leverage Ratio shall not be greater than as follows:

Four Fiscal Quarters Ended	Consolidated Senior Leverage Ratio
June 30, 2019	10.00:1.00
September 30, 2019	10.00:1.00
December 31, 2019	8.00:1.00
March 31, 2020	7.00:1.00
June 30, 2020	7.00:1.00

Exhibit C

Form of Director Indemnification Agreement

INDEMNIFICATION AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into as of [       ], 2018 between Xtant Medical Holdings, Inc., a Delaware corporation (the “Company”), and [         ] (“Indemnitee”).

WITNESSETH THAT:

WHEREAS, Indemnitee performs a valuable service for the Company;

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has adopted Bylaws (the “Bylaws”) providing for the indemnification of the directors of the Company to the fullest extent permitted by the Delaware General Corporation Law;

WHEREAS, the Bylaws and the Delaware General Corporation Law, by their nonexclusive nature, permit contracts between the Company and the directors of the Company with respect to indemnification of such directors;

WHEREAS, under applicable law, the Company may purchase and maintain a policy or policies of directors’ and officers’ liability insurance (“D&O Insurance”), covering certain liabilities which may be incurred by its officers or directors in the performance of their obligations to the Company;

[WHEREAS, Indemnitee has certain rights to indemnification and/or insurance provided by OrbiMed Advisors LLC and its affiliates (collectively, with the management company associated with such entities, and any entity that serves as the general partner or managing member to such entities, the “Fund Indemnitors”) which Indemnitee and the Fund Indemnitors intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve on the Board of Directors; and]1

WHEREAS, in order to induce Indemnitee to continue to serve as a director of the Company, the Company has determined and agreed to enter into this contract with Indemnitee [with the explicit acknowledgement of the intended third party beneficiaries set forth in Section 2 hereof].

NOW, THEREFORE, in consideration of Indemnitee’s service as a director, the parties hereto agree as follows:

1.     Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law (which will include to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, or any successor statute), as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a)       Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1 if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), the Company shall indemnify and hold harmless Indemnitee against all Expenses and Liabilities incurred or paid by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, the Indemnitee had no reasonable cause to believe Indemnitee’s conduct was unlawful.

1 Note to Draft: Bracketed language here and throughout the agreement to be included for OrbiMed designees, and any other director that has a Fund Indemnitor.

(b)       Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1 if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 1(b), the Company shall indemnify and hold harmless Indemnitee against all Expenses and Liabilities incurred or paid by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that, if applicable law so provides, no indemnification against such Expenses and Liabilities shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made.

(c)       Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding and in addition to any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, the Company shall indemnify Indemnitee, to the maximum extent permitted by law, against all Expenses incurred or paid by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses incurred or paid by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any Proceeding, or any claim, issue or matter in such Proceeding, by dismissal, settlement or a plea of nolo contendere with or without prejudice will be deemed to be a successful result as to such Proceeding, claim, issue or matter.

(d)       Indemnity of Indemnitee by Subsidiary of Company. Notwithstanding and in addition to any other provision of this Agreement, in the event that Indemnitee serves, now or in the future, as a director, officer, member of the board of managers or in a similar position with any of the Company’s subsidiaries, in consideration for such service, Indemnitee shall be indemnified and be entitled to rights of advancement and contribution from any such subsidiary to the maximum extent permitted by this Agreement and by law. Such indemnification, advancement and contribution shall be made pursuant to comparable procedures as those set forth in this Agreement. The Company hereby represents that it is or will be duly authorized and empowered on behalf of each such subsidiary described in the preceding sentence to provide such indemnification, advancement and contribution as set forth in this Section 1(d) and further agrees to take any and all actions necessary to cause each such subsidiary to effectuate such indemnification, advancement and contribution. In the event that any such subsidiary against which Indemnitee is entitled to such indemnification, advancement and contribution fails to provide such indemnification, advancement or contribution to the maximum extent permitted by this Agreement and by law, the Company agrees to provide to Indemnitee any and all indemnification, advancement and contribution to the maximum extent permitted by this Agreement and by law on behalf of such subsidiary. The rights of indemnification, advancement and contribution provided to Indemnitee by any subsidiary of the Company are not exclusive of any other rights which Indemnitee may have from such subsidiary under statute, bylaw, agreement, vote of the board of directors or board of managers of such subsidiary or otherwise.

2.     Additional Indemnity.

(a)       In addition to, and without regard to any limitations on, the indemnification provided for in Section 1, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses and Liabilities incurred or paid by Indemnitee or on Indemnitee’s behalf if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6, 7 and 21 hereof) to be unlawful under the laws of the State of Delaware.

(b)       [If any Fund Indemnitor is or was a party or is threatened to be made a party to or is otherwise involved in (including, without limitation, as a witness or responding to discovery) any Proceeding, and such Fund Indemnitor’s involvement in the Proceeding arises from the Indemnitee’s Corporate Status, or from a Fund Indemnitor’s (or group of Fund Indemnitors) financial interest (whether through equity, debt or otherwise) in or control or alleged control of the Company, then such Fund Indemnitor shall be entitled to all of the indemnification rights and remedies (including, without limitation, the advancement of Expenses), and shall to the extent indemnified hereunder undertake the obligations, of the Indemnitee under this Agreement to the same extent as the Indemnitee. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms hereof.]

3.     Contribution in the Event of Joint Liability.

(a)       Whether or not the indemnification provided in Sections 1 and 2 hereof is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b)       Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses and Liabilities incurred or paid by Indemnitee or on Indemnitee’s behalf in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company other than the parties who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than the parties who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses and Liabilities, as well as any other equitable considerations which the law may require to be considered.

(c)       The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company who may be jointly liable with Indemnitee for any Loss or Expense arising from a Proceeding.

(d)       To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred or paid by Indemnitee, whether for Liabilities and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in proportion to the relative benefits received by, and the relative fault of, the Company and all officers, directors or employees of the Company, on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided that in the case of an Indemnitee who is a director of the Company, the amount of Liabilities and/or Expenses paid by such Indemnitee shall not exceed the amount of fees paid to such Indemnitee for serving as a director during the 12 months preceding the commencement of the Proceeding.

4.     Indemnification for Expenses of a Witness or in Response to a Subpoena. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is a witness or is made to (or asked to) respond to discovery requests in any Proceeding involving the Company, its officers, directors, shareholders or creditors to which Indemnitee is not a party, the Company shall indemnify Indemnitee against all against all Expenses paid or incurred by Indemnitee in connection therewith and in the manner set forth in this Agreement.

5.     Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred or paid by or on behalf of Indemnitee in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred or paid by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Indemnitee’s right to each Expense advance will not be subject to the satisfaction of any standard of conduct and will be made without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement, or under provisions of the certificate of incorporation of the Company (the “Certificate of Incorporation”) or Bylaws or otherwise. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free and made without regard to Indemnitee’s financial ability to repay such Expenses.

6.     Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are at least as favorable as may be permitted under law and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a)       To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, provided, however, that failure to so request indemnification from the Company shall not relieve the Company of any of its obligations hereunder. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification. Notwithstanding anything in this Agreement to the contrary, no determination (if required by applicable law) as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

(b)       Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, a determination, if required by a court of law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of Indemnitee: (A) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (B) if a Change in Control shall not have occurred, (i) by a majority vote of the Disinterested Directors, even though less than a quorum, or (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (iii) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee, or (iv) if so directed by the Board of Directors, by the stockholders of the Company. The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.

(c)       If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) hereof, the Independent Counsel shall be selected as provided in this Section 6(c). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors). Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 13 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the Person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a Person selected by the court or by such other Person as the court shall designate, and the Person with respect to whom all objections are so resolved or the Person so appointed shall act as Independent Counsel under Section 6(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred or paid by such Independent Counsel in connection with acting pursuant to Section 6(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d)       In making a determination with respect to entitlement to indemnification hereunder, the Person(s) making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(e)       Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to an Indemnitee by the directors, officers, agents or employees of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 6(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(f)       The Company will use its reasonable best efforts to cause any determination required to be made pursuant to Section 6(b) to be made as promptly as practicable after Indemnitee has submitted a written request for indemnification pursuant to this Agreement. If the Person(s) empowered or selected under Section 6 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) such indemnification being expressly prohibited under applicable law; provided, however, that such thirty (30) day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the Person(s) making the determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 6(f) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders of the Company pursuant to Section 6(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board of Directors or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders of the Company for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders of the Company is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.

(g)       Indemnitee shall cooperate with the Person(s) making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such Person(s) upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board of Directors, or stockholder of the Company shall act reasonably and in good faith in making a determination of the Indemnitee’s entitlement to indemnification under the Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Person(s) making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(h)       The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(i)       The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(j)       The Company shall not enter into any settlement of any Proceeding in which the Indemnitee is or could reasonably become a party unless such settlement provides for a full and final release of all claims asserted against the Indemnitee.

7.     Remedies of Indemnitee.

(a)       In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 6(b) of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) no contribution has been timely made pursuant to Section 3 hereof or (vi) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification or Expense advance. The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b)       In the event that a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination under Section 6(b). In any judicial proceeding commenced pursuant to this Section 7, Indemnitee will be presumed to be entitled to indemnification under this Agreement, the Company will have the burden of proving Indemnitee is not entitled to indemnification and the Company may not refer to or introduce evidence of any determination pursuant to Section 6 adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding pursuant to this Section 7, Indemnitee will not be required to reimburse the Company for any Expense advance made pursuant to Section 5 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c)       If a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent a prohibition of such indemnification under applicable law.

(d)       In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of Indemnitee’s rights under, or to recover damages for breach of, this Agreement, or to recover under any D&O Insurance policies maintained by the Company, the Company shall pay on Indemnitee’s behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 13 of this Agreement) incurred or paid by Indemnitee in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery. The Company shall, within ten (10) days after receipt by the Company of a written request therefor from Indemnitee, advance such Expenses to Indemnitee pursuant to comparable procedures as those set forth in Section 5 with respect to advancement of Expenses therein.

(e)       The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefore) advance, to the extent not prohibited by law, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any D&O Insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

8.     Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a)       The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders of the Company or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by the indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the law (including to Section 145 of the Delaware General Corporation Law, as amended), whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Bylaws and this Agreement, the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)       For the duration of Indemnitee’s service as a director and/or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending or possible Proceeding, the Company shall cause to be maintained in effect D&O Insurance policies. The Indemnitee shall be named as an insured in all D&O Insurance policies maintained by the Company in such manner as to provide the Indemnitee the same rights and benefits, subject to the same limitations, as are accorded each of the Company’s directors and officers most favored by such policies. The Indemnitee shall also be covered by any other insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which such Indemnitee serves at the request of the Company, and Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies. At the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies, and the Company will provide Indemnitee with a copy of such notice and copies of all subsequent correspondence between the Company and such insurers related thereto. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)       [The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by the Fund Indemnitors. The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same Expenses or Liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses and Liabilities to the extent legally permitted and as required by the terms of this Agreement and the Certificate of Incorporation or Bylaws (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms hereof.]

(d)       [Except as provided in paragraph (c) above, ]in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee [(other than against Fund Indemnitors)], who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights (it being understood that all of Indemnitee’s reasonable Expenses related thereto will be borne by the Company).

(e)       [Except as provided in paragraph (c) above, ]the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(f)       [Except as provided in paragraph (c) above, ]the Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise.

(g)       The Company hereby acknowledges and agrees that the indemnification provided to the Indemnitee by the Company under this Agreement, the Certificate or Bylaws, or any other agreements or covenants of the Company to provide indemnification, or otherwise with respect to matters arising by reason of the Indemnitee’s Corporate Status is primary and shall not be affected by any indemnification obligations of any other persons or entities that may apply to such matters, which other indemnification obligations shall be secondary as to such matters.

9.     Exception to Right of Indemnification. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification under this Agreement with respect to any Proceeding brought by Indemnitee, or any claim therein, unless (a) the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors, (b) such Proceeding is being brought by the Indemnitee to assert, interpret or enforce Indemnitee’s rights under this Agreement, or (c) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

10.   Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other Enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 7 hereof) by reason of Indemnitee’s Corporate Status, whether or not Indemnitee is acting or serving in any such capacity at the time any Liability or Expense is incurred for which indemnification can be provided under this Agreement. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void; provided, however, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement (and the rights, duties and obligations of the parties to this Agreement) will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

11.   Security. To the extent requested by the Indemnitee and approved by the Board of Directors, the Company may at any time and from time to time provide security to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

12.   Enforcement.

(a)       The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as a director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director of the Company.

(b)       This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof[, other than other rights to Indemnification held by the Fund Indemnitors, which shall continue in full force and effect in addition to the rights of Indemnification provided hereunder].

13.   Definitions. For purposes of this Agreement:

(a)       “Change in Control” means (1) Any Person (as defined below) or group (within the meaning of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder), other than OrbiMed Advisors LLC and its affiliates, is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, (2) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors, and any new directors whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board of Directors, or (3) the approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(b)        “Corporate Status” describes the status of a Person who is or was a director, officer, stockholder, employee, agent, consultant, or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which such Person is or was serving at the request of the Company.

(c)        “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d)        “Enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary.

(e)        “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding. The term “Expenses” hereunder also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(f)        “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses and Liabilities arising out of or relating to this Agreement or its engagement pursuant hereto.

(g)        “Liabilities” includes judgments, penalties, fines, interest, assessments, charges and amounts paid in settlement.

(h)        “Person” means any individual, corporation, LLC, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

(i)        “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee invested in the Company, Indemnitee facilitated or managed any investment in the Company, Indemnitee is or was a director of the Company, by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting as a director of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other Enterprise; in each case whether or not Indemnitee is acting or serving in any such capacity at the time any Liability or Expense is incurred for which indemnification can be provided under this Agreement, including one pending on or before the date of this Agreement, and excluding one initiated by an Indemnitee pursuant to Section 7 of this Agreement to enforce Indemnitee’s rights under this Agreement.

14.   Severability. If any provision of this Agreement becomes or is determined by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the remaining provisions (or portion of the provision) shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid, unenforceable or void provisions (or portions thereof).

15.   Amendments and Waivers of Terms. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Indemnitee or, in the case of a waiver, by the party against whom the waiver is to be effective. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible) and the Company.

16.   Notice By Indemnitee. Indemnitee agrees promptly to notify the Company upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder; provided, however, that a delay or failure in giving such notice will not deprive Indemnitee of any right to be indemnified under this Agreement and shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise unless the Company did not learn of the Proceeding through other means, and such delay or failure is materially prejudicial to the Company’s ability to defend such Proceeding, and, if such delay or failure does materially prejudice such Corporation’s rights, it will relieve such Corporation from liability only to the extent of such prejudice. The omission to notify the Company will not relieve the Company from any liability for indemnification which it may have to Indemnitee otherwise than under this Agreement.

17.   Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, including via email (except that if the day of delivery is not a business day, then the next business day), (b) when transmitted via telecopy (or other facsimile device) on a business day during normal business hours to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except that if such day is not a business day, then the next business day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third business day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below, or at such other address as such party hereto may specify by written notice to the other parties hereto:

(i)       if to Indemnitee, to the address set forth below Indemnitee’s signature hereto; and

(ii)       if to the Company, to: Xtant Medical Holdings, Inc., 600 Cruiser Lane, Belgrade, MT 59714, Attention: Carl O’Connell, Chief Executive Officer, with a copy (which copy shall not constitute notice) to: Ballard Spahr LLP, 1 East Washington Street, Phoenix, AZ 85004, Attention: Karen McConnell.

18.   Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile or in electronic format, each of which may be executed by less than all the parties, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.

19.   Headings; Titles and Subtitles; Interpretation. The headings, titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. When a reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to in this Agreement means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

20.   Third-Party Beneficiaries. Notwithstanding anything contained in this Agreement to the contrary[, except to the extent provided in Section 2(b)], nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including any partner, member, shareholder, director, officer, employee or other beneficial owner of any party, in its own capacity as such or in bringing a derivative action on behalf of a party) shall have any standing as third-party beneficiary with respect to this Agreement or the transactions contemplated by this Agreement.

21.   Governing Law. This Agreement shall be governed by, construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the laws of the State of Delaware, excluding choice-of-law principles of the law of such State that would require application of the laws of a jurisdiction other than such State.

22.   Jurisdiction; Venue; Enforcement.

(a)       If any action, proceeding or litigation shall be brought in order to enforce any right or remedy under this Agreement, each party hereto hereby consents and will submit, and will cause each of its subsidiaries or affiliates, as applicable, to submit, to the jurisdiction of the Court of Chancery of the State of Delaware. Each party hereto hereby irrevocably waives, and will cause its subsidiaries or affiliates, as applicable, to waive, any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction. Each party hereto further agrees that they shall not, and shall cause their respective subsidiaries or affiliates, as applicable, not to, bring any action, proceeding or litigation arising out of this Agreement in any state or federal court other than the Court of Chancery of the State of Delaware.

(b)       Each party hereto irrevocably consents, and will cause each of its subsidiaries or affiliates, as applicable, to consent, to the service of process of any of the applicable aforementioned courts in any such action, proceeding or litigation by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 17, such service to become effective thirty (30) days after such mailing.

(c)       EACH PARTY HERETO HEREBY WAIVES, AND WILL CAUSE EACH OF ITS SUBSIDIARIES OR AFFILIATES, AS APPLICABLE, TO WAIVE, ANY AND ALL RIGHTS ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT.

23.   Specific Performance; Remedies. Each party acknowledges and agrees that the other party would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in the Court of Chancery of the State of Delaware having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights and remedies provided herein are cumulative and not exclusive of any rights or remedies that the parties hereto would otherwise have. Except as expressly provided herein, nothing herein will be considered an election of remedies.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

COMPANY, AND ON BEHALF OF ITS
SUBSIDIARIES WITH RESPECT TO
SECTIONS 1(d) AND 22 OF THIS
AGREEMENT:

XTANT MEDICAL HOLDINGS, INC.

By:
Name:
Title

INDEMNITEE:

[ ]

Address:
[ ]

[Signature Page to Indemnification Agreement]

Exhibit D

Form of Investors Rights Agreement

Investor Rights Agreement

This Investor Rights Agreement, dated as of [          ], 2018 (this “Agreement”), by and among Xtant Medical Holdings, Inc. (the “Company”), OrbiMed Royalty Opportunities II, LP (“OrbiMed”), ROS Acquisition Offshore LP (“ROS” and, together with OrbiMed, the “Investors”) and Park West Partners International, Limited and Park West Investors Master Fund, Limited (collectively, the “Park West Funds”).

WHEREAS, on January [   ], 2018, the Company, the Investors and the Consenting Noteholders (as defined in the Restructuring Agreement) entered into a Restructuring and Exchange Agreement (the “Restructuring Agreement”), pursuant to which the Company, the Investors and the Consenting Noteholders agreed that the Investors would convert certain of the Company convertible notes they owned into shares of Company common stock (the “Common Stock”), and the Company would hold a stockholder vote to allow the Investors and the Consenting Noteholders to exchange the remainder of their Company convertible notes into shares of Common Stock, on the terms and subject to the conditions set forth in the Restructuring Agreement;

WHEREAS, the Company has held the stockholder vote, the Company stockholders have approved (1) the exchange of Company convertible notes held by the Investors and the Consenting Noteholders for shares of Common Stock and (2) the election of new Company directors, and the Investors and Consenting Noteholders have exchanged their Company convertible notes for shares of Common Stock; and

WHEREAS, it is a condition to the closing of the transactions contemplated by the Restructuring Agreement that the Company, the Investors and the Park West Funds enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained in this Agreement, and intending to be legally bound by this Agreement, the Company, the Investors and the Park West Funds agree as follows:

Article I
DEFINITION

Capitalized terms used and not otherwise defined in this Agreement that are defined in the Restructuring Agreement shall have the meanings given such terms in the Restructuring Agreement. As used in this Agreement, the following terms shall have the respective meanings set forth in this Article I:

“Change of Control” shall mean, with respect to any Person, as applicable, (a) a merger or consolidation in which such Person is not the surviving corporation or in which, if such Person is the surviving corporation, the stockholders of such Person immediately prior to the consummation of such merger or consolidation do not, immediately after consummation of such merger or consolidation, possess, directly or indirectly through one or more intermediaries, a majority of the voting power of all of the surviving entity’s outstanding stock and other securities and the power to elect a majority of the members of such Person’s board of directors; or (b) a transaction or series of related transactions (which may include a tender offer for such Person’s stock or the issuance, sale or exchange of stock of such Person) if the stockholders of such Person immediately prior to the initiation of such transaction do not, immediately after consummation of such transaction or any of such related transactions, own, directly or indirectly through one or more intermediaries, stock or other securities of the entity that possess a majority of the voting power of all of such Person’s outstanding stock and other securities and the power to elect a majority of the members of such Person’s board of directors.

“Indebtedness” means (i) indebtedness for borrowed money whether or not evidenced by bonds, notes, debentures or other similar instruments, including purchase money obligations or other obligations relating to the deferred purchase price of property, (ii) obligations as lessee under leases which have been recorded as capital leases or (iii) obligations under guaranties in respect of indebtedness or obligations of others of the kind referred to in clauses (i) through (ii) above, as reported in accordance with GAAP; provided that Indebtedness shall not include (A) trade payables and accrued expenses arising in the ordinary course of business and (B) indebtedness, obligations under guaranties and other liabilities owed by the Company to its Subsidiaries or among the Company’s Subsidiaries.

“Investor Affiliates” means an Affiliate of either Investor. For the avoidance of doubt, the Company shall not be considered an Affiliate of either Investor.

“New Securities” means any shares of capital stock of the Company, including Common Stock and preferred shares, whether authorized or not by the Board or any committee of the Board, and any rights, options, or warrants to purchase shares of capital stock, and securities of any type whatsoever that are, or may become, convertible, exchangeable or exercisable into capital stock; provided, however, that the term “New Securities” shall not include: (i) securities issued to employees, consultants, officers and directors of the Company, pursuant to any arrangement approved by the Board or the Board’s Compensation Committee; (ii) securities issued to the sellers pursuant to the acquisition of another business entity by the Company by merger, purchase of substantially all of the assets or shares, or other reorganization whereby the Company will own equity securities of the surviving or successor corporation; (iii) securities issued in an underwritten registered public offering, provided that the Company shall have complied with Article III with respect to such securities; (iv) securities issued pursuant to any rights or agreements, including, without limitation, convertible securities, options and warrants, provided that either (x) the Company shall have complied with Article III with respect to the initial sale or grant by the Company of such rights or agreements or (y) such rights or agreements existed on or prior to the Closing Date (it being understood that any modification or amendment to any such pre-existing right or agreement subsequent to the Closing Date with the effect of increasing the percentage of the Company's fully-diluted securities underlying such rights agreement shall not be included in this clause (iv)); (v) securities issued in connection with any stock split, stock dividend or recapitalization by the Company and (vi) any right, option, or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to clauses (i) through (v) above.

“Ownership Percentage” means the percentage equal to (i) the aggregate number of shares of Common Stock held by the Investors, divided by (ii) the total number of shares of Common Stock then outstanding.

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“Ownership Threshold” means the Investors and the Investor Affiliates taken together holding in aggregate at least 40% of the Common Stock.

“Reorganization Event” means (a) any consolidation or merger of the Company with or into another Person or of another Person with or into the Company, (b) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety, (c) any statutory share exchange of the Company with another Person (other than in connection with a merger or acquisition), or (d) any tender offer or exchange offer which, in combination with any related transactions, would result in a Change of Control of the Company (in which case, the Reorganization Event for such purposes shall be all such transactions taken together).

Article II
GOVERNANCE MATTERS

Section 2.1.          Board Composition.

(a)          Concurrently with the execution of this Agreement, each member of the board of directors of the Company (the “Board”) shall resign from the Board, effective immediately, and immediately upon the Company Stockholder Approval having been obtained, the Board shall consist of the individuals set forth on Schedule 1 hereto until the 2018 annual meeting of the Company’s stockholders or such individual’s earlier resignation, death or removal. After the date hereof,

i.            for so long as the Ownership Threshold is met the Investors shall be entitled to nominate such number of individuals to the Board constituting a majority of directors,

ii.           (1) for so long as the Ownership Threshold is not met, but the Investors’ Ownership Percentage exceeds 30% of the Common Stock, then the Investors shall be entitled to nominate the greater of: (x) such number of individuals to the Board in relative proportion to the Ownership Percentage (rounded down) and (y) three directors, (2) for so long as the Investors’ Ownership Percentage is in the aggregate at least 20%, but less than 30% of the Common Stock, then the Investors shall be entitled to nominate the greater of: (x) such number of individuals to the Board in relative proportion to the Ownership Percentage (rounded down) and (y) two directors, and (3) for so long as the Investors’ Ownership Percentage is in the aggregate at least 10%, but less than 20% of the Common Stock, then the Investors shall be entitled to nominate the greater of: (x) such number of individuals to the Board in relative proportion to the Ownership Percentage (rounded down) and (y) one director (each, an “Investor Designee,” and collectively, the “Investor Designees”).

For so long as the Ownership Threshold is met, (A) the Investors shall be entitled to designate the chairperson of the Board and (B) except as otherwise directed or agreed by the Investors and to the extent required by applicable listing standards (including any requirements for initial listing), the Company agrees to cause all members of the Board that are not Investor Designees (other than the chief executive officer of the Company) to be “independent” as defined in the listing standards of the NYSE American (or other United States national securities exchange that the Common Stock is listed upon, if any) and applicable law (and all non-Investor Designees listed on Schedule 1 have agreed to resign if necessary to effectuate the foregoing). The Company, at any annual or special meeting of stockholders of the Company at which directors are to be elected, subject to the fulfillment of the requirements set forth in Section 2.1(b), shall nominate the Investor Designees for election to the Board and use all commercially reasonable efforts to cause the Investor Designees to be elected as directors of the Board.

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(b)          The Company shall require that all directors comply in all respects with applicable law (including with respect to confidentiality) and the Company’s corporate governance guidelines, code of business conduct and ethics and confidentiality and trading policies and guidelines as in effect from time to time. The Investors shall notify the Company of any proposed Investor Designee in writing no later than the latest date on which the Company stockholders may make nominations to the Board in accordance with the bylaws of the Company and the Securities Act, together with all information concerning such nominee required to be delivered to the Company by the bylaws of the Company and such other information reasonably requested by the Company; provided that in each such case, all such information is generally required to be delivered to the Company by the other outside directors of the Company (the “Nominee Disclosure Information”); provided, further that in the event the Investors fail to provide any such notice, the Investor Designee shall be the person then serving as the Investor Designee as long as the Investors provide the Nominee Disclosure Information to the Company promptly upon request by the Company.

(c)          In the event of the death, disability, resignation or removal of an Investor Designee, the Board will promptly elect to the Board a replacement director designated by the Investors, subject to the fulfillment of the requirements set forth in Section 2.1(b), to fill the resulting vacancy, and such individual shall then be deemed an Investor Designee for all purposes under this Agreement.

Section 2.2.         Committee Membership. After the date hereof, and subject to applicable law and the listing standards of the NYSE American (or other United States national securities exchange that the Common Stock is listed upon, if any), the Company will offer the Investor Designees an opportunity to, at Investors’ option, either sit on each regular committee of the Board in relative proportion to the number of Investor Designees on the Board or attend (but not vote) at the meetings of such committee as an observer. If an Investor Designee fails to satisfy the applicable qualifications under law or stock exchange listing standards to sit on any committee of the Board, then the Board shall offer such Investor Designee the opportunity to attend (but not vote) at the meetings of such committee as an observer.

Section 2.3.         Compensation and Benefits. Each of the Investor Designees will be entitled to receive similar compensation, benefits, reimbursement (including of travel expenses), indemnification and insurance coverage for their service as directors as the other outside directors of the Company. For so long as the Company maintains directors and officers liability insurance, the Company shall include each Investor Designee as an “insured” for all purposes under such insurance policy for so long as such Investor Designee is a director of the Company and for the same period as for other former directors of the Company when such Investor Designee ceases to be a director of the Company.

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Section 2.4.          Special Approval Matters.

(a)          For so long as the Ownership Threshold is met, the following matters will require the approval of the Investors to proceed with such a transaction (excluding any such transaction between the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries):

i.          the issuance of any New Securities;

ii.         the incurrence of any Indebtedness in excess of $250,000 in the aggregate during any fiscal year (other than refinancings of existing Indebtedness);

iii.        the sale, transfer or other disposition of assets or businesses of the Company or its Subsidiaries with a value in excess of $250,000 in the aggregate during any fiscal year (other than sales of inventory or supplies in the ordinary course of business, sales of obsolete assets (excluding real estate), sale-leaseback transactions and accounts receivable factoring transactions);

iv.        the acquisition of any assets or properties (in one or more related transactions) for cash or otherwise for an amount in excess of $250,000 in the aggregate during any fiscal year (other than acquisitions of inventory and equipment in the ordinary course of business);

v.         capital expenditures in excess of $125,000 individually (or in the aggregate if related to an integrated program of activities) or in excess of $1,500,000 in the aggregate during any fiscal year;

vi.        the approval of the Company's annual budget;

vii.       the hiring or termination of the Company’s chief executive officer;

viii.      the appointment or removal of the chairperson of the Board; and

ix.         making, or permitting any Subsidiary to make, loans to, investments in, or purchasing, or permitting any Subsidiary to purchase, any stock or other securities in another corporation, joint venture, partnership or other entity in excess of $250,000 in the aggregate during any fiscal year.

(b)          For so long as the Ownership Threshold is met, increasing the size of the Board beyond seven (7) directors will require the approval of a majority of the Investor Designees.

Section 2.5.         Books and Records; Access. For so long as the Investors’ Ownership Percentage is 10% or more, the Company shall permit the Investors and their respective designated representatives (that, for the avoidance of doubt, cannot include any transferee (other than an Investor Affiliate) or customer of the Company), at reasonable times and upon reasonable prior notice to the Company, to review the books and records of the Company and the Company’s Subsidiaries and to discuss the affairs, finances and condition of the Company or any of the Company’s Subsidiaries with the officers of the Company or any such Subsidiary of the Company.

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Article III
RIGHT OF FIRST OFFER

Section 3.1.          Right to Purchase. Subject to the terms and conditions set forth in this Article III, the Investors and the Park West Funds have the right to purchase from the Company an amount of any New Securities that the Company may, from time to time, propose to issue and sell equal to applicable Ownership Percentage of each of the Investors and the Park West Funds (calculated as of the date of delivery of such Notice of Issuance), to the extent such New Securities are actually issued.

Section 3.2.          Notice of Issuance. In the event the Company proposes to undertake an issuance of New Securities, it shall give the Investors and the Park West Funds written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue such New Securities (a “Notice of Issuance”). The Investors and the Park West Funds shall have thirty (30) days from the date of delivery of a Notice of Issuance thereto to agree to purchase a portion of the New Securities equal to the applicable Ownership Percentage of each of the Investors and the Park West Funds (calculated as of the date of delivery of such Notice of Issuance), for the price and upon the terms specified in the Notice of Issuance. On or prior to the expiration of such thirty (30) day period, the Investors and/or the Park West Funds, as the case may be, shall deliver a written notice to the Company stating the quantity of New Securities to be purchased by the Investors and/or the Park West Funds (the “ROFO Response”), which written notice shall be binding on the Company, on the one hand, and the Investors and/or the Park West Funds, as applicable, on the other hand, subject only to the completion of the issuance of New Securities described in the applicable Notice of Issuance; provided, however, that, notwithstanding anything herein to the contrary, no notice shall be required to be delivered to the Park West Funds and the Park West Funds shall have no rights under this Article III with respect to an issuance of New Securities that the Investors elect not to purchase any of. If either the Investors or the Park West Funds fail to provide a ROFO Response within the required thirty (30) day period, such party shall be deemed to have elected not to purchase any of the New Securities described in the Notice of Issuance.

Section 3.3.          Sale of New Securities. The Company shall have one hundred twenty (120) days following the earlier of (i) the expiration of the thirty (30) day period described in Section 3.2 and (ii) the delivery of the ROFO Response to sell or enter into an agreement to sell the New Securities with respect to which the Investors’ and/or the Park West Funds’ right to purchase was not (or was deemed not to be) exercised, at a price and upon terms no more favorable than those specified in the Notice of Issuance. If the Company does not sell such New Securities or enter into an agreement to sell such New Securities within such one hundred twenty (120)-day period, then the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Investors and the Park West Funds in the manner provided in Section 3.2.

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Article IV
TERMINATION

Other than the termination provisions applicable to particular Sections of this Agreement that are specifically provided elsewhere in this Agreement, this Agreement shall terminate (a) upon the mutual written agreement of the Company and the Investors, (b) upon written notice of either the Company or the Investors at such time as the Investors’ Ownership Percentage is less than 10% or (c) upon written notice of the Investors to the Company. Article III of this Agreement shall terminate as to the Park West Funds at such time as the Park West Funds’ aggregate Ownership Percentage is less than 8.5%.

Article V
SECTION 16B-3

So long as the Investors have the right to designate an Investor Designee, the Board shall take such action as is reasonably necessary to cause the exemption of any acquisition or disposition of Common Stock or New Securities by the Investors from the liability provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 so long as such exemption is not prohibited by applicable law. For the avoidance of doubt, the Company shall pass one or more exemptive resolutions by the Board each time there is any purported acquisition or disposition of Common Stock or New Securities by the Investors with requisite specificity to exempt from the liability provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3.

Article VI
MISCELLANEOUS

Section 6.1.          Governing Law. This Agreement shall be governed by, construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require application of the laws of a jurisdiction other than such State.

Section 6.2.          Jurisdiction; Venue; Enforcement.

(a)          If any action, proceeding or litigation shall be brought in order to enforce any right or remedy under this Agreement, each party hereto hereby consents and will submit, and will cause each of their respective Subsidiaries, and, in the case of the Investors, the Investor Affiliates, and, in the case of the Park West Funds, the Park West Funds and their Affiliates, to submit, to the jurisdiction of any state or federal court of competent jurisdiction sitting in the State of New York, borough of Manhattan, on the date of this Agreement. Each party hereto hereby irrevocably waives, and will cause each of their respective Subsidiaries, and, in the case of the Investors, the Investor Affiliates, and, in the case of the Park West Funds, the Park West Funds and their Affiliates, to waive, any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction. Each party hereto further agrees that they shall not, and shall cause their respective Subsidiaries, and, in the case of the Investors, the Investor Affiliates, and, in the case of the Park West Funds, the Park West Funds and their Affiliates, not to, bring any action, proceeding or litigation arising out of this Agreement in any state or federal court other than any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement.

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(b)          Each party hereto irrevocably consents, and will cause each of their respective Subsidiaries, and, in the case of the Investors, the Investor Affiliates, to consent, to the service of process of any of the applicable aforementioned courts in any such action, proceeding or litigation by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 6.6, such service to become effective thirty (30) days after such mailing.

(c)          EACH PARTY HERETO HEREBY WAIVES, AND WILL CAUSE EACH OF THEIR RESPECTIVE SUBSIDIARIES, AND, IN THE CASE OF THE INVESTORS, THE INVESTOR AFFILIATES, AND, IN THE CASE OF THE PARK WEST FUNDS, THE PARK WEST FUNDS AND THEIR AFFILIATES, TO WAIVE, ANY AND ALL RIGHTS ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT.

Section 6.3.          Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Investor or any Park West Fund without the prior written consent of the Company or its successors, and any such assignment without such prior written consent shall be null and void; provided, however, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement (and the rights, duties and obligations of the parties to this Agreement) will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

Section 6.4.         No Third-Party Beneficiaries. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including any partner, member, shareholder, director, officer, employee or other beneficial owner of any party, in its own capacity as such or in bringing a derivative action on behalf of a party) shall have any standing as third-party beneficiary with respect to this Agreement or the transactions contemplated by this Agreement.

Section 6.5.          Entire Agreement. This Agreement, the Restructuring Agreement and the other documents delivered pursuant to the Restructuring Agreement (including the Registration Rights Agreement, as defined therein), constitute the full and entire understanding and agreement between and among the parties with regard to the subjects of this Agreement and such other agreements and documents. All Schedules, Exhibits and Annexes attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.

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Section 6.6.          Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, including via email (except that if the day of delivery is not a Business Day, then the next Business Day), (b) when transmitted via telecopy (or other facsimile device) on a Business Day during normal business hours to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except that if such day is not a Business Day, then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below, or at such other address as such party hereto may specify by written notice to the other parties hereto:

i.            if to the Investors, to: the Investors, c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, NY 10022, Attention: Matthew Rizzo, Partner, and Michael Eggenberg, Managing Director, with a copy (which copy shall not constitute notice) to: Covington & Burling LLP, 620 Eighth Avenue, The New York Times Building, New York, NY 10018, Attention: Peter Schwartz, Esq.;

ii.          if to the Park West Funds, to the address indicated on their signature page to this Agreement;

iii.         if to the Company, to: Xtant Medical Holdings, Inc., 600 Cruiser Lane, Belgrade, MT 59714, Attention: Carl O’Connell, Chief Executive Officer, with a copy (which copy shall not constitute notice) to: Ballard Spahr LLP, 1 East Washington Street, Phoenix, AZ 85004, Attention: Karen McConnell; and

iv.         if to the Reorganized Company, to: Xtant Medical Holdings, Inc., 600 Cruiser Lane, Belgrade, MT 59714, Attention: Carl O’Connell, Chief Executive Officer.

Section 6.7.          No Waiver of Remedies; Remedies Cumulative. No failure or delay on the part of any party hereto in exercising any right, power or privilege hereunder and no course of dealing between the Company or its Subsidiaries, on the one hand, and the Investors and the Investor Affiliates or the Park West Funds and their Affiliates, on the other hand, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies that the parties hereto would otherwise have. No notice to or demand on the Company or its Subsidiaries in any case shall entitle the Company or its Subsidiaries to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other parties hereto to any other or further action in any circumstances without notice or demand.

Section 6.8.          Amendments and Waivers of Terms. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Investors or, in the case of a waiver, by the party against whom the waiver is to be effective. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Investors and the Company. Notwithstanding the foregoing, until the Park West Funds’ aggregate Ownership Percentage is less than 8.5%, no amendment with respect to the rights and obligations set forth in Article III or that otherwise treats the Park West Funds in an adverse manner shall be effective without the prior written consent of the Park West Funds.

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Section 6.9.          Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile or in electronic format, each of which may be executed by less than all the parties, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.

Section 6.10.         Severability. If any provision of this Agreement becomes or is determined by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the remaining provisions (or portion of the provision) shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid, unenforceable or void provisions (or portions thereof).

Section 6.11.         Titles and Subtitles; Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. When a reference is made in this Agreement to a Section, Article, Schedule or Annex, such reference shall be to a Section, Article, Schedule or Annex of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to in this Agreement means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. For purposes of this Agreement, the Investors and the Park West Funds shall not be deemed to be Affiliates of the Company.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first above written.

COMPANY:

XTANT MEDICAL HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

INVESTORS:

ORBIMED ROYALTY OPPORTUNITIES II, LP

By OrbiMed ROF II LLC,
its General Partner

By OrbiMed Advisors LLC,
its Managing Member

By:
Name:
Title:

ROS ACQUISITION OFFSHORE LP

By OrbiMed Advisors LLC, solely in its
capacity as Investment Manager

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

PARK WEST FUNDS:

PARK WEST INVESTORS MASTER FUND, LIMITED

By: Park West Asset Management LLC
Its: Investment Manager

By:
Name:
Title:

PARK WEST PARTNERS INTERNATIONAL, LIMITED

By: Park West Asset Management LLC
Its: Investment Manager

By:
Name:
Title:

Address for Notices:

[Signature Page to Investor Rights Agreement]

Schedule 1

Directors

•	Matthew Rizzo
•	Michael Eggenberg
•	Jeffrey Peters
•	John K. Bakewell
•	Michael Mainelli
•	Robert McNamara

Exhibit E

Form of Preliminary Proxy Statement

Exhibit F

Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

[●]

[●]

[●]

[●]

Ladies and Gentlemen:

Xtant Medical Holdings, Inc., a Delaware corporation (the “Company”), proposes to issue to the undersigned (the “Exchange Parties”) shares of common stock of the Company, $0.000001 par value per share (the “Common Stock”), upon the conversion or exchange, as the case may be, of the Notes (as defined below), and pursuant to the Private Placement (as defined below), in each case, in accordance with the terms set forth in the Restructuring and Exchange Agreement among the Company, OrbiMed Royalty Opportunities II, LP, ROS Acquisition Offshore LP and the Consenting Noteholders parties thereto, dated January [ ], 2018 (the “Restructuring Agreement”). To induce the Exchange Parties to enter into the Restructuring Agreement and to satisfy the Company’s obligations thereunder, the holders of the Notes will have the benefit of this registration rights agreement (this “Agreement”) pursuant to which the Company agrees with the Exchange Parties for the benefit of the Exchange Parties and for the benefit of the holders (the “Holders”) from time to time of the Registrable Securities (as defined below), as follows:

1.           Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Affiliate” has the meaning set forth in Rule 405 under the Securities Act.

“Broker-Dealer” means any broker or dealer registered as such under the Exchange Act.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Date” means the date hereof.

“Company” has the meaning set forth in the preamble hereto.

“Commission” means the Securities and Exchange Commission.

“Common Stock” has the meaning set forth in the preamble hereto.

“Control” has the meaning set forth in Rule 405 under the Securities Act, and the terms “controlling” and “controlled” shall have meanings correlative thereto.

“Deferral Period” has the meaning indicated in Section 3(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Parties” has the meaning set forth in the preamble hereto.

“FINRA Rules” means the Conduct Rules and the By-Laws of the Financial Industry Regulatory Authority, Inc.

“Holder” has the meaning set forth in the preamble hereto.

“Losses” has the meaning set forth in Section 5(d).

“Majority Holders” means, on any date, Holders of a majority of the Registrable Securities.

“Managing Underwriters” means the investment bank(s) and manager(s) that administer an underwritten offering, if any, conducted pursuant to Section 6.

“Notes” means the 2015 Notes, 2016 Notes and 2017 Notes, in each case, as defined in the Restructuring Agreement.

“Notice and Questionnaire” means a written notice delivered to the Company substantially in the form attached as Annex A hereto.

“Notice Holder” means, on any date, any Holder that has delivered a completed Notice and Questionnaire to the Company on or before such date.

“Private Placement” has the meaning set forth in the Restructuring Agreement.

“Prospectus” means a prospectus included in the Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

“Registrable Securities” means the Common Stock issued to the Exchange Parties pursuant to (i) the transactions described in the Restructuring Agreement upon conversion and/or exchange of Notes, as the case may be, and (ii) the Private Placement, and, in each case, any securities for which such shares have been exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event; provided, however, that each such security will cease to constitute Registrable Securities upon the earliest to occur of (i) such security being sold pursuant to a registration statement that is effective under the Securities Act; and (ii) such security ceasing to be outstanding.

“Restructuring Agreement” has the meaning set forth in the preamble hereto.

“SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Shelf Registration Period” has the meaning set forth in Section 2(b).

“Shelf Registration Statement” means a “shelf” registration statement of the Company prepared pursuant to Section 2 that covers the resale, from time to time pursuant to Rule 415 under the Securities Act (or any successor thereto), of some or all of the Registrable Securities on an appropriate form under the Securities Act, including all post-effective and other amendments and supplements to such registration statement, the related Prospectus, all exhibits thereto and all material incorporated by reference therein (including, without limitation, the Initial Registration Statement, any New Registration Statement and any Remainder Registration Statement).

“Underwriter” means any underwriter of Registrable Securities for an offering thereof under the Shelf Registration Statement.

2.           Shelf Registration. (a) The Company will, no later than the ninetieth (90th) day after the Closing Date, file with the Commission a Shelf Registration Statement (which, initially, will be on Form S-1 and, as soon as the Company is eligible, will be on Form S-3) providing for the registration of the offer and sale, from time to time on a continuous or delayed basis, of the Registrable Securities by the Holders in accordance with the methods of distribution elected by such Holders, pursuant to Rule 415 (or any successor thereto) under the Securities Act (the “Initial Registration Statement”) and will use its best efforts to cause such Initial Registration Statement to become effective under the Securities Act no later than the one hundred and eightieth (180th) day after the Closing Date; provided, that if the Commission has notified the Company that it will not review or has no comments to such Initial Registration Statement within one hundred and ten (110) days after the Closing Date, the Company will use its best efforts to cause such Initial Registration Statement to become effective under the Securities Act no later than the one hundred and twentieth (120th) day after the Closing Date. Notwithstanding the registration obligations set forth in this Section 2, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission and/or (ii) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or, if the Company is ineligible to register the Registrable Securities on Form S-3, or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, the Securities Act Rules Compliance and Disclosure Interpretations Question 612.09. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Shelf Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Shelf Registration Statement will first be reduced by securities to be included other than Registrable Securities, and second be reduced by Registrable Securities applied to the Holders on a pro rata basis based on the total number of unregistered Common Shares held by such Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Common Shares held by such Holders. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by the Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”).

(b)          The Company will use its best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Securities Act, in order to permit the related Prospectus to be usable by Holders for a period (the “Shelf Registration Period”) from the date the Shelf Registration Statement becomes effective to, and including, the date upon which no Registrable Securities are outstanding and constitute “restricted securities” (as defined in Rule 144 under the Securities Act).

(c)          The Company will cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act; and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d)          Subject to applicable law, the Company will provide written notice to the Holders of the anticipated effective date of the Shelf Registration Statement at least ten (10) Business Days before such anticipated effective date. Each Holder, in order to be named in the Shelf Registration Statement at the time of its initial effectiveness, will be required to deliver a Notice and Questionnaire and such other information as the Company may reasonably request in writing, if any, to the Company on or before the fifth (5th) day before the anticipated effective date of the Shelf Registration Statement as provided in the notice. Subject to Section 3(i), from and after the effective date of the Shelf Registration Statement, the Company will, as promptly as is practicable after the date a Holder’s Notice and Questionnaire is delivered, but in no event after the tenth (10th) day after such date, (i) file with the Commission an amendment to the Shelf Registration Statement or prepare and, if permitted or required by applicable law, file a supplement to the Prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document so that such Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus, and so that such Holder is permitted to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law (except that the Company will not be required to file more than one supplement or post-effective amendment in any thirty (30) day period in accordance with this Section 2(d)(i)) and, in the case of a post-effective amendment to the Shelf Registration Statement, the Company will use its best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is practicable; (ii) provide such Holder, upon request, copies of any documents filed pursuant to Section 2(d)(i); and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i); provided, however, that if such Notice and Questionnaire is delivered during a Deferral Period, then the Company will so inform the Holder delivering such Notice and Questionnaire and will take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(i). Notwithstanding anything to the contrary herein, the Company need not name any Holder that is not a Notice Holder as a selling securityholder in the Shelf Registration Statement or Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to this Section 2(d) (whether or not such Holder was a Notice Holder at the effective date of the Shelf Registration Statement) will be named as a selling securityholder in the Shelf Registration Statement or Prospectus in accordance with this Section 2(d).

3.           Registration Procedures. The following provisions will apply in connection with the Shelf Registration Statement.

(a)          The Company will:

(i)       furnish to the Exchange Parties and to counsel for the Notice Holders, not less than five (5) Business Days before the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereto and each amendment or supplement, if any, to the Prospectus (other than amendments and supplements that do nothing more than name Notice Holders and provide information with respect thereto and other than filings by the Company under the Exchange Act) and will use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Exchange Parties reasonably propose within three (3) Business Days of the delivery of such copies to the Exchange Parties; and

(ii)       include information regarding the Notice Holders and the methods of distribution they have elected for their Registrable Securities provided to the Company in Notices and Questionnaires as necessary to permit such distribution by the methods specified therein.

(b)         The Company will ensure that:

(i)       the Shelf Registration Statement and any amendment thereto, and any Prospectus and any amendment or supplement thereto, comply in all material respects with the Securities Act; and

(ii)       the Shelf Registration Statement and any amendment thereto do not, when each becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)          The Company will advise the Exchange Parties, the Notice Holders and any Underwriter that has provided in writing to the Company a telephone or email or other address for notices, and confirm such advice in writing, if requested (which notice pursuant to clauses (ii) to (v), inclusive, below will be accompanied by an instruction to suspend the use of the Prospectus until the Company has remedied the basis for such suspension):

(i)       when the Shelf Registration Statement and any amendment thereto have been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii)       of any request by the Commission for any amendment or supplement to the Shelf Registration Statement or the Prospectus or for additional information;

(iii)       of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the institution or threatening of any proceeding for that purpose;

(iv)       of the receipt by the Company of any notification with respect to the suspension of the qualification of the Common Stock included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

(v)       of the happening of any event that requires any change in the Shelf Registration Statement or the Prospectus so that they do not contain any untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d)         The Company will use its best efforts to prevent the issuance of any order suspending the effectiveness of the Shelf Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as practicable the withdrawal thereof.

(e)          Upon request, the Company will furnish, in electronic or physical form, to each Notice Holder, without charge, one copy of the Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if a Notice Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(f)          During the Shelf Registration Period, the Company will promptly deliver to each Exchange Party, each Notice Holder, and any sales or placement agents or underwriters acting on their behalf, without charge, as many copies of the Prospectus (including the preliminary Prospectus, if any) relating to the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. Subject to the restrictions set forth in this Agreement, the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the foregoing in connection with the offering and sale of the Registrable Securities.

(g)          Before any offering of Registrable Securities pursuant to the Shelf Registration Statement, the Company will arrange for the qualification of the Registrable Securities for sale under the laws of such U.S. jurisdictions as any Notice reasonably requests and will maintain such qualification in effect so long as required; provided, however, that in no event will the Company be obligated by this Agreement to qualify to do business or as a dealer of securities in any jurisdiction where it is not then so qualified or to take any action that would subject it to taxation or service of process in suits in any jurisdiction where it is not then so subject. If, at any time during the Shelf Registration Period, the Registrable Securities are not “covered securities” within the meaning of Section 18 of the Securities Act, then the Company will arrange for such qualification (subject to the proviso of the immediately preceding paragraph) in each U.S. jurisdiction of residence of each Notice Holder.

(h)          Upon the occurrence of any event contemplated by subsections (c)(ii) to (v), inclusive, above, the Company will promptly (or within the time period provided for by Section 3(i) hereof, if applicable) prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the Prospectus or file any other required document so that the Shelf Registration Statement and the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(i)           Upon the occurrence or existence of any pending corporate development, public filings with the Commission or any other material event that, in the reasonable judgment of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the Prospectus, the Company will give notice (without notice of the nature or details of such events) to the Notice Holders that the availability of the Shelf Registration Statement is suspended and, upon receipt of any such notice, each Notice Holder agrees: (i) not to sell any Registrable Securities pursuant to the Shelf Registration Statement until such Notice Holder receives copies of the supplemented or amended Prospectus provided for in Section 3(i), or until it is advised in writing by the Company that the Prospectus may be used; and (ii) to hold such notice in confidence. Except in the case of a suspension of the availability of the Shelf Registration Statement and the Prospectus solely as the result of filing a post-effective amendment or supplement to the Prospectus to add additional selling securityholders therein, the period during which the availability of the Shelf Registration Statement and any Prospectus is suspended (the “Deferral Period”) will not exceed an aggregate of (A) thirty (30) days (or, if the Shelf Registration Statement is on Form S-1 (or any successor thereto), sixty (60) days) in any calendar quarter; or (B) sixty (60) days (or, if the shelf registration statement is on Form S-1 (or any successor thereto), ninety (90) days) in any calendar year.

(j)          The Company will comply with all applicable rules and regulations of the Commission and will make generally available to its securityholders an earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act as soon as practicable after the effective date of the Shelf Registration Statement and in any event no later than forty five (45) days after the end of the twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement.

(k)          The Company may require each Holder of Registrable Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement in order to comply with the Securities Act. The Company may exclude from the Shelf Registration Statement the Registrable Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving a request from the Company for such information.

(l)           Subject to Section 6, the Company will enter into customary agreements (including, if requested by the Majority Holders, an underwriting agreement in customary form that, for the avoidance of doubt, will provide for customary representations and warranties, legal opinions, comfort letters and other documents and certifications) and take all other necessary actions in order to expedite or facilitate the registration or the disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain customary indemnification provisions and procedures.

(m)         Subject to Section 6, for persons who are or may be “underwriters” with respect to the Registrable Securities within the meaning of the Securities Act and who make appropriate requests for information to be used solely for the purpose of taking reasonable steps to establish a due diligence or similar defense in connection with the proposed sale of such Registrable Securities pursuant to the Shelf Registration, the Company will:

(i)       make reasonably available during business hours for inspection by the Holders, any Underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders or any such Underwriter all relevant financial and other records and pertinent corporate documents of the Company and its subsidiaries; and

(ii)       cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such Underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement as is customary for similar due diligence examinations.

(n)          In the event that any Broker-Dealer underwrites any Registrable Securities or participates as a member of an underwriting syndicate or selling group or “participates in an offering” (within the meaning of the FINRA Rules) thereof, whether as a Holder or as an underwriter, placement, sales agent or broker or dealer in respect thereof, or otherwise, the Company will, upon the reasonable request of such Broker-Dealer, comply with any reasonable request of such Broker-Dealer in complying with the FINRA Rules.

(o)          The Company will use its best efforts to take all other steps necessary to effect the registration of the offer and sale of the Registrable Securities covered by the Shelf Registration Statement.

4.           Registration Expenses. The Company will bear all expenses incurred in connection with the performance of its obligations under Sections 2 and 3. The Company will reimburse the Exchange Parties and the Holders for the reasonable fees and disbursements of one firm or counsel (which may be a nationally recognized law firm experienced in securities matters designated by the Majority Holders) to act as counsel for the Holders in connection therewith.

5.           Indemnification and Contribution.

(a)         The Company agrees to indemnify and hold harmless each Holder, the directors, officers, employees, Affiliates and agents of each Holder and each person who controls any Holder within the meaning of the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the party claiming indemnification specifically for inclusion therein.

The Company also agrees to provide customary indemnities to, and to contribute as provided in Section 5(d) to Losses of, any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided herein with respect to the Holders.

(b)          Each Holder of securities covered by the Shelf Registration Statement (including each Exchange Party that is a Holder, in such capacity) severally and not jointly agrees to indemnify and hold harmless the Company, each of the Company’s directors, each of the Company’s officers who sign the Shelf Registration Statement and each person who controls the Company within the meaning of the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be acknowledged by each Notice Holder that is not an Exchange Party in such Notice Holder’s Notice and Questionnaire and will be in addition to any liability that any such Notice Holder may otherwise have.

(c)          Promptly after receipt by an indemnified party under this Section 5 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof, but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b), as applicable, above unless and to the extent it has been materially prejudiced through the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b), as applicable, above. If any action is brought against an indemnified party and it has notified the indemnifying party thereof, the indemnifying party will be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case, the indemnifying party will not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties, except as set forth below); provided, however, that such counsel will be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party will have the right to employ separate counsel (including local counsel), and the indemnifying party will bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party has reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party has not employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party has authorized the indemnified party to employ separate counsel at the expense of the indemnifying party. The indemnifying party will not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one (1) separate law firm (in addition to any local counsel) for all indemnified persons. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party.

(d)         In the event that the indemnity provided in paragraph (a) or (b) of this Section 5 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party will have a several, and not joint, obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending such losses, claims, damages, liabilities or actions) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the offering of the Registrable Securities and the Shelf Registration Statement that resulted in such Losses; provided, however, that in no case will any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Shelf Registration Statement that resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, then the indemnifying party and the indemnified party will contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions, or alleged statements or omissions, that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company will be deemed to be equal to the total net proceeds from the offering of the Notes (before deducting expenses). Benefits received by any Holder will be deemed to be equal to the value of having the offer and sale of such Holder’s Registrable Securities registered under the Securities Act pursuant to the Shelf Registration Statement and hereunder. Benefits received by any underwriter will be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus relating to the Shelf Registration Statement that resulted in such Losses. Relative fault will be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission or alleged untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding anything to the contrary in this Section 5(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person who controls a Holder within the meaning of the Securities Act or the Exchange Act and each director, officer, employee, Affiliate and agent of such Holder will have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of the Securities Act or the Exchange Act, each officer of the Company who signed the Shelf Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 5(d).

(e)          The provisions of this Section 5 will remain in full force and effect, regardless of any investigation made by or on behalf of any Exchange Party or Holder or the Company or any of the indemnified persons referred to in this Section 5, and will survive the sale by a Holder of securities covered by the Shelf Registration Statement.

6.           Underwritten Registrations. (a) Notwithstanding anything to the contrary herein, in no event will the method of distribution of Registrable Securities take the form of an underwritten offering without the prior written consent of the Company. Consent may be conditioned on waivers of any of the obligations in Section 3, 4 or 5.

(b)          If any Registrable Securities are to be sold in an underwritten offering, the Managing Underwriters will be selected by the Company, subject to the prior written consent of the Majority Holders, which consent will not be unreasonably withheld.

(c)          No person may participate in any underwritten offering pursuant to the Shelf Registration Statement unless such person: (i) agrees to sell such person’s Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

7.           No Inconsistent Agreements. The Company has not entered into, and agrees not to enter into, any agreement with respect to its securities that is inconsistent with the registration rights granted to the Holders herein.

8.           Rule 144A and Rule 144. So long as any Registrable Securities remain outstanding, the Company will file the reports required to be filed by it under Rule 144A(d)(4) under the Securities Act and the reports required to be filed by it under the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of such Holder’s Registrable Securities pursuant to Rules 144 and 144A of the Securities Act. The Company covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act pursuant to Rule 144 or Rule 144A (including, without limitation, satisfying the requirements of Rule 144A(d)(4)). Upon the written request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding anything to the contrary in this Section 8, nothing in this Section 8 will be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

9.           Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of a majority of the Registrable Securities (determined on an as-converted basis); provided, however, that this Section 9 may not be amended, qualified, modified or supplemented, and waivers of or consents to departures from this Section 9 may not be given, unless the Company has obtained the written consent of each Exchange Party and each Holder.

10.         Notices. All notices and other communications provided for or permitted hereunder will be made in writing by hand-delivery, first-class mail, telex, telecopier, email or air courier guaranteeing overnight delivery:

(a)          if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of the Notice and Questionnaire.

(b)          if to any Exchange Party, initially at the address thereof set forth above; and

(c)          if to the Company, initially at its address set forth in the Restructuring Agreement.

All such notices and communications shall be deemed to have been duly given when received.

11.          Remedies. Each Holder, in addition to being entitled to exercise all rights provided to it herein or in the Restructuring Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

12.         Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders, and the indemnified persons referred to in Section 5. The Company hereby agrees to extend the benefits of this Agreement to any Holder, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

13.          Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

14.         Headings. The section headings used herein are for convenience only and shall not affect the construction or interpretation hereof.

15.         Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT THE TRANSACTION CONTEMPLATED HEREBY.

16.          Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof will not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties will be enforceable to the fullest extent permitted by law.

17.         Common Stock Held by the Company, Etc. Whenever the consent or approval of Holders of a specified percentage of securities is required hereunder, securities held by the Company or its Affiliates (other than subsequent Holders thereof if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such securities) will not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Very truly yours,

Company:

Xtant Medical Holdings, Inc.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

EXCHANGE PARTIES:

ORBIMED ROYALTY OPPORTUNITIES II, LP

By OrbiMed ROF II LLC,
its General Partner

By OrbiMed Advisors LLC,
its Managing Member

By:
Name:
Title:

ROS ACQUISITION OFFSHORE LP

By OrbiMed Advisors LLC, solely in its
capacity as Investment Manager

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

TELEMETRY SECURITIES, L.L.C.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

BRUCE FUND, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

PARK WEST INVESTORS MASTER FUND, LIMITED

By: Park West Asset Management LLC
Its: Investment Manager

By:
Name:
Title:

PARK WEST PARTNERS INTERNATIONAL, LIMITED

By: Park West Asset Management LLC
Its: Investment Manager

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

ANNEX A

Exhibit G

Form of Second Amended and Restated Bylaws

SECOND AMENDED AND RESTATED BYLAWS OF

XTANT MEDICAL HOLDINGS, INC.

Article I

Meetings of Stockholders

Section 1.1.          Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors either at such date, time and place, if any, either within or without the State of Delaware, or by means of remote communication, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting. The corporation may postpone, reschedule, adjourn, recess or cancel any annual meeting of stockholders previously scheduled.

Section 1.2.          Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, by the Chairman of the Board of Directors, or by the Chief Executive Officer, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The corporation may postpone, reschedule, adjourn, recess or cancel any special meeting of stockholders previously scheduled. Any special meeting may be held either at a place, within or without the State of Delaware, or by means of remote communication, as may be designated by resolution of the Board of Directors from time to time.

Section 1.3.          Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the corporation.

Section 1.4.          Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 1.5.          Quorum. Except as otherwise provided by law, the certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of one-third of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.4 of these bylaws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6.          Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Chief Executive Officer, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7.          Voting; Proxies . Except as otherwise provided by or pursuant to the provisions of the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

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Section 1.8.          Fixing Date for Determination of Stockholders of Record.

(a)          In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)          In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 1.9.          List of Stockholders Entitled to Vote . The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person or by proxy at any meeting of stockholders.

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Section 1.10.         Action By Written Consent of Stockholders; Record Date.

(a)          Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

(b)          In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board of Directors fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 1.10(b)). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 1.10(b) or otherwise within ten (10) days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 1.10(b), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board of Directors is required by applicable law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

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(c)          In the event of the delivery, in the manner provided by this Section 1.10 and applicable law, to the corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the corporation may engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. If the corporation engages such inspectors of election, for the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the corporation in accordance with this Section 1.10 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 1.10(c) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(d)          Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the earliest dated written consent received in accordance with this Section 1.10, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the corporation in the manner prescribed in this Section 1.10 and applicable law, and not revoked.

Section 1.11.         Inspectors of Election. The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

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Section 1.12.         Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.13.         Notice of Stockholder Business and Nominations.

(A)         Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any committee thereof or (c) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 1.13 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.13.

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(2)         For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.13, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the corporation, (v) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this paragraph (A) of this Section 1.13 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

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(3)         Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.13 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 1.13 and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.13 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

(B)         Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 1.13 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.13. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 1.13 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

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(C)         General. (1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.13 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.13. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.13 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(vi) of this Section 1.13) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.13, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.13, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 1.13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)         For purposes of this Section 1.13, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3)         Notwithstanding the foregoing provisions of this Section 1.13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.13; provided however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.13 (including paragraphs (A)(1)(c) and (B) hereof), and compliance with paragraphs (A)(1)(c) and (B) of this Section 1.13 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of (A)(2), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 1.13 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

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Article II

Board of Directors

Section 2.1.          Number; Qualifications. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders. If for any cause, any director(s) shall not have been elected at an annual meeting, such director(s) may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these bylaws. No decrease in the authorized number of directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

Section 2.2.          Election; Resignation; Vacancies. Directors shall be elected to hold office until the next annual meeting of stockholders and until the election and qualification of such directors’ respective successors, subject to such directors’ earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the corporation. Unless otherwise provided by law or the certificate of incorporation, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by either (i) the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation or (ii) a majority of the remaining members of the Board of Directors, even though such majority is less than a quorum, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.

Section 2.3.          Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine. Notice of regular meetings need not be given if the date, times and places thereof are fixed by resolution of the Board

Section 2.4.          Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board of Directors, the Chief Executive Officer or a majority of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.

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Section 2.5.          Telephonic Meetings Permitted . Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 2.6.          Quorum; Vote Required for Action . At all meetings of the Board of Directors the directors entitled to cast a majority of the votes of the whole Board of Directors shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time without further notice thereof. Except in cases in which the certificate of incorporation, these bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7.          Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8.          Action by Unanimous Consent of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the board or committee in accordance with applicable law.

Section 2.9.          Fees and Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors, including without limitation compensation for services as members of committees of the Board of Directors. No such compensation shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Article III

Committees

Section 3.1.          Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

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Section 3.2.          Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.

Article IV

Officers

Section 4.1.          Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies . The Board of Directors shall elect a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer and a Secretary, and it may, if it so determines, choose a Chairman of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as it shall from time to time deem necessary or desirable. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 4.2.          Powers and Duties of Officers. The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 4.3.          Appointing Attorneys and Agents; Voting Securities of Other Entities . Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 4.3 which may be delegated to an attorney or agent may also be exercised directly by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President.

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Article V

Stock

Section 5.1.          Certificates. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation certifying the number of shares owned by such holder in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 5.2.          Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.3.          Agreements with Stockholders. The corporation will have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the Delaware General Corporation Law (the “DGCL”).

Section 5.4.          Declaration of Dividends. Dividends on the capital stock of the corporation, subject to the provisions of the certificate of incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation and applicable law.

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Article VI

Indemnification and Advancement of Expenses

Section 6.1.          Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Covered Person. Such indemnification shall continue as to a Covered Person who has ceased to be a director or officer of the corporation and shall inure to the benefit of such Covered Person’s heirs, executors and administrators. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the corporation.

Section 6.2.          Advancement of Expenses. The corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3.          Claims. If a claim for indemnification under this Article VI (following the final disposition of such proceeding) is not paid in full within sixty days after the corporation has received a claim therefor from the Covered Person, or if a claim for any advancement of expenses under this Article VI is not paid in full within thirty days after the corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.4.          Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

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Section 6.5.          Other Sources. The corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 6.6.          Amendment or Repeal. Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

Section 6.7.          Effect of Determination. Neither the failure of the corporation (whether by its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the standard of conduct for entitled to indemnification under applicable law, nor an actual determination by the corporation (whether by its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the Covered Person has not met such standard of conduct, shall create a presumption that the Indemnitee has not met such standard of conduct or, in the case of such a suit brought by the Covered Person, be a defense to such suit.

Section 6.8.          Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

Section 6.9.          Other Indemnification and Advancement of Expenses. This Article VI shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action, or to provide greater rights to indemnification and advancement of expenses than those provided in this Article VI to any Covered Person

Article VII

Miscellaneous

Section 7.1.          Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

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Section 7.2.          Seal. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 7.3.          Manner of Notice. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally, mailed to the directors or stockholders at their addresses appearing on the books of the corporation or, if specifically consented to by the stockholder as described in Section 7.4, by sending such notice by electronic transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the corporation under any provision of applicable law, the certificate of incorporation, or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice permitted under this Section 7.3, shall be deemed to have consented to receiving such single written notice. Notice to directors may be given by telecopier, telephone or other means of electronic transmission.

Section 7.4.          Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the certificate of incorporation, or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given in accordance with Section 232 of the DGCL. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (a) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (b) such inability becomes known to the Secretary or an Assistant Secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section 7.4 shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

Section 7.5.          Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

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Section 7.6.          Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 7.7.          Severability. If any provision of these bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the certificate of incorporation, then such provision shall, to the fullest extent permitted by law, be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these bylaws (including without limitation, all portions of any section of these bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the certificate of incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the certificate of incorporation) shall remain in full force and effect.

Section 7.8.          Amendment of Bylaws. These bylaws may be altered, amended or repealed, and new bylaws made, by the Board of Directors. Shareholders may also make additional bylaws and may alter and repeal any bylaws to the extent permitted by applicable law.

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Annex B

Support Agreement

Support Agreement, dated as of January 11, 2018 (this “Agreement”), by and among OrbiMed Royalty Opportunities II, LP, ROS Acquisition Offshore LP (collectively, the “Investors”) and the equityholders of Xtant Medical Holdings, Inc. (the “Company”), set forth on Schedule A hereto (each, an “Equityholder” and collectively, the “Equityholders”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Restructuring Agreement.

WHEREAS, as of the date hereof, each Equityholder is the holder of the number of shares of common stock, par value $0.000001 per share, of the Company (“Common Stock”) set forth opposite such Equityholder’s name on Schedule A (all such shares of Common Stock set forth on Schedule A, together with any shares of Common Stock hereafter issued to or otherwise acquired or owned by such Equityholder prior to the termination of this Agreement, including by way of purchase, exercise, conversion or exchange of securities, stock dividend or distribution, split-up, recapitalization, combination, share exchange or otherwise, being referred to herein as the “Subject Shares”);

WHEREAS, the Company, the Investors and certain other parties propose to enter into a Restructuring and Exchange Agreement, dated as of the date hereof (the “Restructuring Agreement”), which provides, among other things, for (i) amendments to the Company’s certificate of incorporation (the “Charter Amendment”) and (ii) the issuance of Common Stock pursuant to an exchange by the Investors and certain other holders of the Company’s convertible senior unsecured notes for shares of Common Stock at an exchange rate of $7.20 (after giving effect the Reverse Stock Split (as defined in the Charter Amendment)) (the “Convertible Notes Exchange”);

WHEREAS, each Equityholder stands to benefit from the consummation of the transactions contemplated by the Restructuring Agreement and the Restructuring Documents;

WHEREAS, under the Restructuring Agreement, approval of the holders of Common Stock (the “Company Stockholders”) is required to consummate the Charter Amendment and the Convertible Notes Exchange, and the Company has agreed to convene a Company Stockholder meeting to submit the Charter Amendment and the Convertible Notes Exchange to the Company Stockholders for approval, in accordance with the terms and conditions of the Restructuring Agreement; and

WHEREAS, as a condition to the Investors’ and the Company’s willingness to enter into the Restructuring Agreement, the Investors and the Company require that each Equityholder, and as an inducement and in consideration therefor, each such Equityholder (in such Equityholder’s capacity as a holder of shares of Common Stock) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I
VOTING AGREEMENT; GRANT OF PROXY

Each Equityholder hereby covenants and agrees that:

Section 1.1       Voting of Subject Shares. Subject to the remaining terms of this Section 1.1, at every meeting of Company Stockholders, however called, and at every adjournment or postponement thereof, in each case, at which Company Stockholders are to vote on any proposal to approve the Charter Amendment and the Convertible Notes Exchange (any such vote, a “Subject Proposal”) (or pursuant to a written consent if the Company Stockholders act by written consent in lieu of a meeting), such Equityholder shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) and to vote such Equityholder’s Subject Shares in favor of the approval of (i) the Charter Amendment and the Convertible Notes Exchange, (ii) any proposal to adjourn or postpone the meeting to a later date, if there are not sufficient votes for the approval of the Charter Amendment and the Convertible Notes Exchange the date on which such meeting is held, and (iii) any other proposal included in the Definitive Proxy Statement with respect to the Subject Proposal in connection with, or related to, the consummation of the transactions contemplated by the Restructuring Agreement that the Company’s Board of Directors has recommended that the Company Stockholders approve.

Section 1.2       No Inconsistent Arrangements. No Equityholder shall, directly or indirectly, (a) take any action that would make any representation or warranty of such Equityholder herein untrue or incorrect in any material respect, or have the effect of preventing such Equityholder from performing such Equityholder’s obligations hereunder, or (b) publicly announce its intention to take any action described in the immediately preceding clause (a). Notwithstanding the foregoing, (x) such Equityholder may transfer, sell, assign, gift or otherwise dispose of (collectively, “Transfer”) its shares of Common Stock that are subject to this Agreement, in which case such shares of Common Stock, as applicable, shall continue to be bound by this Agreement and provided that each transferee agrees in writing to be bound by the terms and conditions of this Agreement and either such Equityholder or the transferee provides the Investors with a copy of such agreement promptly upon consummation of any such Transfer and (y) such Equityholder shall take all actions reasonably necessary to consummate the transactions contemplated by the Restructuring Agreement.

Section 1.3       Documentation and Information. Each Equityholder shall permit and hereby authorizes the Investors and the Company to publish and disclose in all documents and schedules filed with the Securities and Exchange Commission, and any press release or other disclosure document that the Investors or the Company (or any of their respective Affiliates) reasonably determines to be necessary in connection with the Restructuring Agreement or the transactions contemplated thereby, such Equityholder’s identity and ownership of the shares of Common Stock and the nature of such Equityholder’s commitments and obligations under this Agreement.

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Section 1.4       Irrevocable Proxy.  Each Equityholder hereby revokes (or agrees to cause to be revoked) any proxies that such Equityholder has heretofore granted with respect to the Subject Shares, but solely to the extent such proxies apply to a Subject Proposal. Such Equityholder hereby irrevocably appoints the Investors, and any individual designated in writing by the Investors, as attorney-in-fact and proxy for and on behalf of such Equityholder, for and in the name, place and stead of such Equityholder, to: (a) attend any and all meetings of the Company Stockholders at which the Company Stockholders are to act on a Subject Proposal, (b) vote, express consent or dissent or issue instructions to the record holder to vote such Equityholder’s Subject Shares in accordance with the provisions of Section 1.1 at any and all meetings of the Company Stockholders at which the Company Stockholders are to act on a Subject Proposal or in connection with any action sought to be taken by written consent of the Company Stockholders without a meeting with respect to a Subject Proposal and (c) grant or withhold, or issue instructions to the record holder to grant or withhold, consistent with the provisions of Section 1.1, all written consents with respect to the Subject Shares at any and all meetings of the Company Stockholders at which the Company Stockholders are to act on a Subject Proposal or in connection with any action sought to be taken by written consent without a meeting with respect to a Subject Proposal. The Investors agree not to exercise the proxy granted herein for any purpose other than the purposes expressly described in this Agreement. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of such Equityholder, as applicable) until the earlier of the termination of the Restructuring Agreement and the Closing and shall not be terminated by operation of law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 4.2. Such Equityholder authorizes such attorney and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company. Such Equityholder hereby affirms that the proxy set forth in this Section 1.4 is given in connection with and granted in consideration of and as an inducement to the Investors to enter into the Restructuring Agreement and that such proxy is given to secure the obligations of such Equityholder under Section 1.1. The proxy set forth in this Section 1.4 is executed and intended to be irrevocable, subject, however, to its automatic termination upon the termination of this Agreement pursuant to Section 4.2.

Section 1.5       No Solicitation of Transactions. Without limiting and subject to the provisions of Section 4.14, such Equityholder shall not, directly or indirectly, knowingly take any action to solicit, initiate, facilitate or knowingly encourage any inquiries, proposals, offers or negotiations with respect to, or the submission of, any transaction proposal other than the transactions contemplated by the Restructuring Agreement.

Section 1.6       Legending of Shares. If so requested by the Investors or the Company, each Equityholder agrees that the Subject Shares shall bear a legend stating that they are subject to this Agreement.

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Article II

REPRESENTATIONS AND WARRANTIES OF THE EQUITYHOLDERS

Each Equityholder, severally but not jointly as to any other Equityholder, represents and warrants to the Investors that:

Section 2.1       Authorization; Binding Agreement. Such Equityholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Equityholder’s obligations hereunder and to consummate the transactions contemplated hereby. Such Equityholder has full power and authority to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by such Equityholder, and constitutes a valid and binding obligation of such Equityholder enforceable against such Equityholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”).

Section 2.2       Ownership of Common Stock; Total Shares. Such Equityholder is the record or beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of such Equityholder’s shares of Common Stock listed on Schedule A opposite such Equityholder’s name and has good and marketable title to such shares of Common Stock free and clear of any charge, claim, condition, equitable interest, lien, license, security interest, pledge, defect or irregularity in title, right of first option, right of first refusal or similar restriction, or any other restriction on use, transfer or exercise of any other attribute of ownership (including, with respect to shares of Common Stock, any restriction on the right to vote or otherwise transfer the shares of Common Stock), except as (a) provided hereunder, (b) pursuant to any applicable restrictions on transfer under the Securities Act of 1933, (c) subject to any risk of forfeiture with respect to any shares of Common Stock granted to such applicable Equityholder under an employee benefit plan of the Company, and (d) subject to any claims asserted against an applicable Equityholder pursuant to that certain Escrow Agreement, dated July 31, 2015, among the Company, Wells Fargo Bank, National Association, as escrow agent, and the other parties thereto. The shares of Common Stock listed on Schedule A opposite such Equityholder’s name constitute all of the shares of Common Stock owned by such Equityholder as of the date hereof. Except pursuant to this Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Equityholder’s shares of Common Stock.

Section 2.3       Voting Power. Except as set forth on Schedule A, such Equityholder has full voting power, with respect to such Equityholder’s Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Equityholder’s Subject Shares. None of such Equityholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares that would prevent such Equityholder’s Subject Shares from being voted as provided in Section 1.1.

Section 2.4        Reliance. Such Equityholder has had the opportunity to review the Restructuring Agreement and this Agreement with counsel of such Equityholder’s own choosing. Such Equityholder understands and acknowledges that the Investors are entering into the Restructuring Agreement in reliance upon such Equityholder’s execution, delivery and performance of this Agreement.

Section 2.5       Absence of Litigation. With respect to such Equityholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of such Equityholder, threatened against, such Equityholder or any of such Equityholder’s properties or assets (including the shares of Common Stock) that could reasonably be expected to prevent, delay or impair the ability of such Equityholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

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Article III

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

The Investors represent and warrant to each Equityholder that:

Section 3.1       Organization; Authorization. The consummation of the transactions contemplated hereby are within the Investors’ powers and have been duly authorized by all necessary actions on the part of the Investors. The Investors has full power and authority to execute, deliver and perform this Agreement.

Section 3.2       Binding Agreement. This Agreement has been duly authorized, executed and delivered by the Investors and constitutes a valid and binding obligation of the Investors enforceable against the Investors in accordance with its terms, subject to the Enforceability Exceptions.

Article IV

MISCELLANEOUS

Section 4.1       Notices. All notices, requests and other communications to either party hereunder shall be in writing (including facsimile transmission) and shall be given, (a) if to the Investors, in accordance with the provisions of the Restructuring Agreement and (b) if to any Equityholder, to such Equityholder’s address set forth on a signature page hereto, or to such other address as such Equityholder may hereafter specify in writing to the Investors for such purpose.

Section 4.2       Termination. This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, upon the earliest of (a) the termination of the Restructuring Agreement in accordance with its terms or (b) the Closing. Upon termination of this Agreement, no party hereto shall have any further obligations or liabilities under this Agreement; provided, however, that the provisions of this Article IV shall survive any termination of this Agreement.

Section 4.3       Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between and among the parties with regard to the subjects of this Agreement. All Schedules attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.

Section 4.4       No Waiver of Remedies; Remedies Cumulative. No failure or delay on the part of any party hereto in exercising any right, power or privilege hereunder and no course of dealing between the Investors and any Equityholder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies that the parties hereto would otherwise have. No notice to or demand on the Investors or their Subsidiaries in any case shall entitle the Investors to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other parties hereto to any other or further action in any circumstances without notice or demand.

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Section 4.5       Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Equityholder without the prior written consent of the Investors and their respective successors, and any such assignment without such prior written consent shall be null and void; provided, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement (and the rights, duties and obligations of the parties to this Agreement) will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

Section 4.6       Amendments and Waivers of Terms. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Investors and by those Equityholders who own a majority of the shares of Common Stock held by all Equityholders or, in the case of a waiver, by the party against whom the waiver is to be effective; provided, that if a proposed amendment would adversely affect the rights of a single Equityholder, or would disproportionately affect the rights of such single Equityholder, the consent of such Equityholder shall be required for the amendment. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all parties to this Agreement.

Section 4.7       Governing Law; Jurisdiction; Venue; Enforcement.

(a)          This Agreement shall be governed by, construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require application of the laws of a jurisdiction other than such State.

(b)          If any action, proceeding or litigation shall be brought in order to enforce any right or remedy under this Agreement, each party hereto hereby consents and will submit, and will cause each of their respective Subsidiaries and Affiliates, to submit, to the jurisdiction of any state or federal court of competent jurisdiction sitting in the State of New York, borough of Manhattan, on the date of this Agreement. Each party hereto hereby irrevocably waives, and will cause each of their respective Subsidiaries and Affiliates, to waive, any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction. Each party hereto further agrees that they shall not, and shall cause their respective Subsidiaries and Affiliates, not to, bring any action, proceeding or litigation arising out of this Agreement in any state or federal court other than any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement.

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(c)          Each party hereto irrevocably consents, and will cause each of their respective Subsidiaries and Affiliates, to consent, to the service of process of any of the applicable aforementioned courts in any such action, proceeding or litigation by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 4.1, such service to become effective thirty (30) days after such mailing.

(d)          EACH PARTY HERETO HEREBY WAIVES, AND WILL CAUSE EACH OF THEIR RESPECTIVE SUBSIDIARIES AND AFFILIATES, TO WAIVE, ANY AND ALL RIGHTS ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT.

Section 4.8       Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile or in electronic format, each of which may be executed by less than all the parties, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.

Section 4.9       Severability. If any provision of this Agreement becomes or is determined by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the remaining provisions (or portion of the provision) shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid, unenforceable or void provisions (or portions thereof).

Section 4.10       Equitable Remedies; Specific Performance. Each of the parties agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that the Investors would be irreparably harmed if for any reason any Equityholder fails to perform any of its obligations under this Agreement and that monetary damages would not provide adequate remedy in such event. Accordingly, in addition to any other remedy to which a non-breaching party may be entitled at law, a non-breaching party shall be entitled to seek injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof. Each party hereby irrevocably waives (a) any requirement that the other party post a bond or other security as a condition for obtaining such relief and (b) any defenses based on adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or thereof or injunctive relief in any action brought therefor by any other party.

Section 4.11      Further Actions. Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

Section 4.12      Third-Party Beneficiaries. Notwithstanding anything contained in this Agreement to the contrary, except to the extent provided in Section 1.3, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including any partner, member, shareholder, director, officer, employee or other beneficial owner of any party, in its own capacity as such or in bringing a derivative action on behalf of a party) shall have any standing as third-party beneficiary with respect to this Agreement or the transactions contemplated by this Agreement.

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Section 4.13       Titles and Subtitles; Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. When a reference is made in this Agreement to a Section, Article or Schedule, such reference shall be to a Section, Article or Schedule of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to in this Agreement means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 4.14       Obligations; Capacity as Equityholder. The obligations of each Equityholder under this Agreement are several and not joint, and no Equityholder shall have any liability or obligation under this Agreement for any breach hereunder by any other Equityholder. Each Equityholder signs this Agreement solely in such Equityholder’s capacity as a holder of shares of Common Stock, and not in such Equityholder’s capacity as a director, officer or employee of the Company or in such Equityholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company in the exercise of his or her fiduciary duties as a director or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust, or prevent any director or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

Section 4.15       Conversion or Exercise. Nothing contained in this Agreement shall require any Equityholder (or shall entitle any proxy of such Equityholder) to (a) convert, exercise or exchange any option, warrants or convertible securities in order to obtain any underlying Subject Shares or (b) vote, or execute any consent with respect to, any Subject Shares underlying such options, warrants or convertible securities that have not yet been issued as of the applicable record date for that vote or consent.

Section 4.16       Representations and Warranties. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the termination of this Agreement.

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Section 4.17         No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until the Restructuring Agreement is executed by all parties thereto.

[Signature pages follow]

9

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

ORBIMED ROYALTY OPPORTUNITIES II, LP

By OrbiMed ROF II LLC,
its General Partner

By OrbiMed Advisors LLC,
its Managing Member

By:	/s/ Samuel D. Isaly
	Name:	Samuel D. Isaly
	Title:	Managing Member

ROS ACQUISITION OFFSHORE LP

By OrbiMed Advisors LLC, solely in its capacity as Investment Manager

By:	/s/ Samuel D. Isaly
	Name:	Samuel D. Isaly
	Title:	Managing Member

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

KENNETH J. HEMMELGARN, JR. REVOCABLE LIVING TRUST DATED FEBRUARY 9, 1998, AS AMENDED

By:	/s/ Kenneth J. Hemmelgarn, Jr.
	Name:	Kenneth J. Hemmelgarn, Jr.
	Its:	Trustee

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

BRIAN J. HEMMELGARN REVOCABLE LIVING TRUST DATED FEBRUARY 9, 1998, AS AMENDED

By:	/s/ Brian J. Hemmelgarn
	Name:	Brian J. Hemmelgarn
	Its:	Trustee

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

/s/ Kent Swanson
Kent Swanson

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

/s/ Carl O’Connell
Carl O’Connell

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

/s/ Michael Lopach
Michael Lopach

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

/s/ Paul Buckman
Paul Buckman

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

/s/ John Deedrick
John Deedrick

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

/s/ Eric Timko
Eric Timko

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

/s/ Rudy Mazzocchi
Rudy Mazzocchi

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

/s/ David Kirschman, M.D.
David Kirschman, M.D.

[Signature Page to Support Agreement]

Schedule A

Name of Equityholder	Number of Shares of Common Stock
Kenneth J. Hemmelgarn, Jr. Revocable Living Trust dated February 9, 1998	1,272,796
Brian J. Hemmelgarn Revocable Living Trust dated February 9, 1998	1,272,796
Carl O’Connell	0
Kent Swanson	140,794	[1]
Michael Lopach	55,709	[2]
Paul Buckman	20,101
John Deedrick	46,550
Eric Timko	0
Rudy Mazzocchi	0
David Kirschman	1,697,063

1 Amount includes (a) 120,794 shares of Common Stock held directly and (b) 20,000 shares held by a family limited partnership.

2 Amount includes (a) 41,451 shares of our Common Stock held directly and (b) 14,258 shares held by a 401(k) plan.

Annex C

Confidential Board of Directors Special Strategic Committee of the Board of Directors Xtant Medical Holdings, Inc. 600 Cruiser Lane Belgrade, MT 59714	January 10, 2018

Ladies and Gentlemen:

Xtant Medical Holdings, Inc. (the “Company”) has engaged Duff & Phelps, LLC (“Duff & Phelps”) to serve as an independent financial advisor to the Board of Directors (the “Board of Directors”) and to the Special Strategic Committee to the Board of Directors (solely in their capacity as members of the Special Strategic Committee to the Board of Directors) (the “Strategic Committee”) of the Company (solely in their capacity as members of the Board of Directors) to provide an opinion (this “Opinion”), as of the date hereof, as to the fairness of the exchange rate of the 2021 Notes (defined below) into common stock of the Company, from a financial point of view, to the public holders of common stock of the Company in connection with the contemplated transaction described below (the “Proposed Transaction”). Duff & Phelps understands from the Company that all members of the Strategic Committee are also members of the Board of Directors.

Description of the Proposed Transaction.

It is Duff & Phelps’ understanding from the Company that the Proposed Transaction involves the following:

•	a 12-for-1 reverse stock split of the Company’s stock (the “Reverse Stock Split”);
•	the conversion of $1.627 million of principal plus any accrued and unpaid interest of 6% convertible senior unsecured notes of the Company issued on January 17, 2017 (the “2017 Notes”) into common stock of the Company at a price of $0.7589 per share, or $9.1068 per share after giving effect to the Reverse Stock Split (the “2017 Notes Conversions”);
•	the exchange of $70.238 million of principal plus any accrued and unpaid interest on the 6% convertible senior secured notes due 2021 issued on July 31, 2015 (the “2015 Notes”) and April 14, 2016 (the “2016 Notes” and collectively with the 2015 Notes, the “2021 Notes”) into common stock of the Company at a price of $0.60 per share, or $7.20 per share after giving effect to the Reverse Stock Split;

Duff & Phelps, LLC 10100 Santa Monica Blvd. Suite 1100 Los Angeles, CA 90067	T +1 424 249 1650 F +1 424 249 1651	www.duffandphelps.com

Board of Directors

Special Strategic Committee of the Board of Directors

Xtant Medical Holdings, Inc.

January 10, 2018

•	the amendment of the Company’s term loan, including, without limitation, amendments to the covenants thereof, a reduction in the interest rate thereof (including an amendment to allow the payment of interest thereof on a payment-in-kind basis) and a reduction in the repayment fee from 9% to 1% (the “Loan Amendments”); and
•	a private placement whereby ROS Acquisition Offshore LP (“ROS”) and OrbiMed Royalty Opportunities II, LP (“OrbiMed”) will purchase approximately $6.8 million of common stock of the Company at a price of $0.60 per share, or $7.20 per share after giving effect to the Reverse Stock Split (the “Private Placement”).

Scope of Analysis

In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account in connection with this Opinion its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations and financial analysis with respect to the preparation of this Opinion included, but were not limited to, the items summarized below:

1.	Duff & Phelps reviewed the following documents provided by the Company:

a.	the Company’s annual reports and audited financial statements in the Company’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the calendar years ended December 31, 2015 and December 31, 2016, and the Company’s unaudited interim financial statements in the Company’s Form 10-Q filed with the SEC for the quarterly period ended September 30, 2017;

b.	the Company’s pro forma financial information contained in the Company’s Form 8-K filed with the SEC for the calendar year ended December 31, 2014;

c.	the Company’s anticipated corrections to the financial information for the quarters ending March 31, 2017 and June 30, 2017 contained in the Company’s Form 8-K filed with the SEC on November 20, 2017, as reflected in the Company’s Form 10-Q filed with the SEC for the quarterly period ended September 30, 2017;

d.	the Company’s unaudited pro forma financial information prepared by management of the Company for the calendar year ended December 31, 2015;

Board of Directors

Special Strategic Committee of the Board of Directors

Xtant Medical Holdings, Inc.

January 10, 2018

e.	the detailed financial projections prepared by management of the Company and provided to Duff & Phelps for the calendar years ending December 31, 2017 through December 31, 2020 (the “Management Projections”);

f.	a letter dated December 18, 2017 from the Chief Executive Officer and the Deputy Restructuring Officer of the Company to Duff & Phelps, which made certain representations to Duff & Phelps with respect to the Management Projections and the underlying assumptions related thereto (the “Management Representation Letter”);

g.	the Company’s Management Presentation dated March 28, 2017;

h.	the Company’s Board of Directors Meeting Discussion Materials prepared by Alvarez & Marsal Securities, LLC dated July 18, 2017;

i.	the Company’s Board of Directors Meeting Presentation dated December 12, 2017;

j.	other internal documents relating to the history, current operations and probable future outlook of the Company;

k.	documents related to the Company’s indebtedness, including: (i) Bacterin International Holdings, Inc.’s (n/k/a the Company) $65,000,000 indenture for the 2021 Notes dated as of July 31, 2015 and the subsequent amendments thereto; (ii) the $995,700 and $42,856.59 promissory notes issued by the Company to ROS, and the $564,300 and $24,288.41 promissory notes issued by the Company to OrbiMed for the 2017 Notes dated January 17, 2017; and (iii) the amended and restated term loan credit agreement dated July 27, 2015 by and among Bacterin International, Inc., ROS, and OrbiMed and the subsequent amendments thereto;

l.	the December 20, 2017 draft of the Amended and Restated Certificate of Incorporation of Xtant Medical Holdings, Inc.; and

m.	documents related to the Proposed Transaction, including the January 9, 2018 draft of the Restructuring and Exchange Agreement by and among the Company, OrbiMed, ROS, and the consenting noteholder parties.

2.	Duff & Phelps discussed the documents referred to above and the background and other elements of the Proposed Transaction with management of the Company.

3.	Duff & Phelps reviewed the historical trading price and trading volume of the Company’s common stock and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant.

Board of Directors

Special Strategic Committee of the Board of Directors

Xtant Medical Holdings, Inc.

January 10, 2018

4.	Duff & Phelps performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques, including a discounted cash flow analysis, an analysis of selected public companies and selected transactions that Duff & Phelps deemed relevant, and an analysis of selected publicly traded debt that Duff & Phelps deemed relevant.

5.	Duff & Phelps conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Assumptions, Qualifications and Limiting Conditions

In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps, with the Company’s consent:

1.	relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including management of the Company, and did not independently verify such information;

2.	relied upon the fact that the Strategic Committee, the Board of Directors and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including, without limitation, whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken, and all conditions to the Proposed Transaction have been satisfied;

3.	assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps by the Company were reasonably prepared by the Company and based upon the best currently available information and good faith judgment of the person at the Company furnishing the same, and Duff & Phelps expresses no opinion with respect to such estimates, evaluations, forecasts and projections or the underlying assumptions;

4.	assumed that information supplied and representations made to Duff & Phelps by management of the Company are substantially accurate regarding the Company and the Proposed Transaction;

5.	assumed that the final versions of all documents provided to Duff & Phelps by the Company and reviewed by Duff & Phelps in draft form and referenced in Section 1.k above conform in all material respects to the drafts provided to Duff & Phelps by the Company and reviewed by Duff & Phelps;

6.	assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps by the Company and referenced herein, and that there is no information or facts that would make the information provided by the Company and reviewed by Duff & Phelps and referenced herein incomplete or misleading;

Board of Directors

Special Strategic Committee of the Board of Directors

Xtant Medical Holdings, Inc.

January 10, 2018

7.	assumed that all of the conditions required to implement the Proposed Transaction will be satisfied, including, without limitation, the Reverse Stock Split, and that the Proposed Transaction will be completed in accordance with the draft documents referenced in Section 1.k without any amendments thereto or any waivers of any terms or conditions thereof;

8.	did not address the fairness of any related transactions, including, without limitation, the Loan Amendments, the Private Placement, or the Reverse Stock Split; and

9.	assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction (including, without limitation, the consent of the Strategic Committee and the Board of Directors), will be obtained without any adverse effect on the Company.

To the extent that any of the foregoing assumptions, qualifications and limiting conditions, or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.

Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated only as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof.

Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise). Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of the Company, or any alternatives to the Proposed Transaction, (ii) structure or negotiate the terms or the effect of the exchange rate of the 2021 Notes or any part of the Proposed Transaction and, therefore, Duff & Phelps has assumed that the terms of the Proposed Transaction, including, without limitation, the exchange rate of the 2021 Notes, are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Restructuring and Exchange Agreement with respect to the Proposed Transaction, or (iii) advise the Strategic Committee, the Board of Directors or any other party with respect to alternatives to the Proposed Transaction or the relative merits of the Proposed Transaction.

Board of Directors

Special Strategic Committee of the Board of Directors

Xtant Medical Holdings, Inc.

January 10, 2018

Duff & Phelps is not expressing any opinion as to the market price or value of the Company’s common stock (or anything else) after the announcement or the consummation of the Proposed Transaction. This Opinion should not be construed as a valuation opinion, a credit rating, a solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the consideration to be received by the public shareholders of the Company in the Proposed Transaction, or with respect to the fairness of any such compensation.

This Opinion is furnished solely for the use and benefit of the Strategic Committee and the Board of Directors in connection with their consideration of the Proposed Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps’ express prior written consent. This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any transaction other than the Proposed Transaction, whether or not such transaction is related to the Proposed Transaction; (iii) is not a recommendation as to how the Strategic Committee or the Board of Directors or any stockholder should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction; and (iv) does not indicate that the exchange rate for the 2021 Notes is the best price possibly attainable under any circumstances. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This Opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party, including, without limitation, the Strategic Committee or the Board of Directors, the Company or any stockholder or noteholder of the Company.

This Opinion is solely the opinion of Duff & Phelps, and Duff & Phelps’ liability in connection with this Opinion shall be limited in accordance with the terms and conditions set forth in the engagement letter between Duff & Phelps and the Company dated July 28, 2017 and the Addendum dated December 15, 2017 (collectively referred to as the “Engagement Letter”). This Opinion is confidential, and its use and disclosure is strictly limited in accordance with the terms set forth in the Engagement Letter.

Board of Directors

Special Strategic Committee of the Board of Directors

Xtant Medical Holdings, Inc.

January 10, 2018

Disclosure of Prior Relationships

Duff & Phelps has acted as financial advisor to the Strategic Committee and the Board of Directors and will receive a fee for its services. No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in this Opinion or whether or not the Proposed Transaction is successfully consummated. Pursuant to the terms of the Engagement Letter, a portion of Duff & Phelps’ fee is payable upon the later of (i) Duff & Phelps’ informing the Strategic Committee and the Board of Directors that it is prepared to deliver their Opinion, and (ii) January 10, 2018. Duff & Phelps has also performed certain portfolio valuation engagements for OrbiMed Advisors, LLC and for these engagements Duff & Phelps received customary fees, expense reimbursement and indemnification. These engagements did not include OrbiMed Advisors, LLC’s investments in the Company.

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that, as of the date hereof, the conversion of the 2021 Notes into common stock of the Company at the conversion price of $7.20 per share is fair, from a financial point of view, to the public holders of common stock of the Company

This Opinion has been approved by the Opinion Review Committee of Duff & Phelps.

Respectfully submitted,

/s/ Duff & Phelps, LLC
Duff & Phelps, LLC

Annex D

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

XTANT MEDICAL HOLDINGS, INC.

Under Sections 242 and 245

of the

General Corporation Law of the State of Delaware

XTANT MEDICAL HOLDINGS, INC. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST:  The name of the Corporation is Xtant Medical Holdings, Inc.

SECOND:  The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 8, 2006, and the original name of the Corporation was K-Kitz, Incorporated. The original certificate of incorporation was amended by the Restated Certificate of Incorporation filed with the State of the State of Delaware on October 24, 2011.

THIRD:  Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware of this Amended and Restated Certificate of Incorporation, each twelve (12) shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Common Stock of the Corporation (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock of the Corporation shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s certificates that immediately prior to the Effective Time represented shares of Common Stock of the Corporation (“Old Certificates”), in an amount equal to the product obtained by multiplying (a) the closing price per share of Common Stock of the Corporation as reported on the NYSE American LLC as of the date of the Effective Time, by (b) the fraction of one share owned by the stockholder. Each Old Certificate shall, after the Effective Time, represent that number of shares of Common Stock of the Corporation into which the shares of Common stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

FOURTH:  This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and by the stockholders of the Corporation, in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and amends and restates the Corporation’s Certificate of Incorporation as heretofore amended and supplemented.

FIFTH:  The text of the Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended and supplemented, is hereby amended and restated in its entirety as follows:

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

XTANT MEDICAL HOLDINGS, INC.

ARTICLE I: NAME

The name of the Corporation is Xtant Medical Holdings, Inc.

ARTICLE II: AGENT FOR SERVICE OF PROCESS

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808, and the name of the registered agent therein and in charge thereof is Corporation Service Company.

ARTICLE III: PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV: AUTHORIZED STOCK

1.       Total Authorized. The total number of shares of all classes of stock which the Corporation shall have authority to issue:

COMMON STOCK:	Fifty Million (50,000,000) with a par value of $0.000001 (USD)

PREFERRED STOCK:	Ten Million (10,000,000) with a par value of $0.000001 (USD)

2.       Increase or Decrease in Authorized Capital Stock. The Board of Directors is authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series (including a series of Preferred Stock), the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Amended and Restated Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

3.       Rights of Preferred Stock.

3.1.       The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is authorized, by resolution or resolutions, to fix the number of shares of any series of Preferred Stock and to determine the designation, powers, rights, preferences, qualifications, limitations, privileges and restrictions, if any, of any wholly unissued series of Preferred Stock, including without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

3.2.       Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provision, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting powers, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

4.       Rights of Common Stock. Each share of Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote of holders of Common Stock at a meeting of stockholders.

ARTICLE V: AMENDMENT OF BY-LAWS

The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

ARTICLE VI: MATTERS RELATING TO THE BOARD OF DIRECTORS

1.       Director Powers. The affairs of the Corporation shall be governed by a Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the by-laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

2.       Number of Director. Subject to the rights (if any) of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be such as from time to time shall be fixed by exclusively by resolution adopted by a majority of the Board of Directors. Effective on the date that this Amended and Restated Certificate is filed with the Delaware Secretary of State, and subject to the preceding provisions of this sentence, the initial number of directors shall be seven (7).

3.       Limitations of Liability. To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.  If the General Corporation Law of the State of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

4.       Indemnification. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director at the request of the Corporation or any predecessor to the Corporation.

5.       Change in Right. Any repeal or modification of Sections 3 or 4 of this ARTICLE VI, or the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with such Sections 3 or 4 of this ARTICLE VI, by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, modification or adoption of an inconsistent provision.

6.       Vote by Ballot. Election of directors need not be by ballot unless the by-laws so provide.

7.       No Classified Board. Commencing with the 2018 annual meeting of stockholders, directors shall not be divided into separate classes, and all directors shall hold office until the next annual meeting of stockholders and until the election and qualification of such directors’ respective successors, subject to such directors’ earlier death, resignation, disqualification or removal.

8.       Removal. Each director shall hold office until the expiration of such director's term of office and until such director's successor shall have been elected and qualified, or until such director's earlier resignation, removal or death. A director elected to fill a vacancy in the manner provided in the Bylaws shall hold office for the remainder of the term of the predecessor director and until such director's successor has been elected and qualified, or until such director's earlier resignation, removal or death.

ARTICLE VII: MATTERS RELATING TO STOCKHOLDERS

1.       Special Meetings. Special meetings of the stockholders may be called only by the (i) Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors; (ii) the chairman of the Board of Directors; or (iii) the chief executive officer of the Corporation.

2.       No Cumulative Voting. No stockholder will be permitted to cumulate votes at any election of directors.

3.       Business Combinations. The Corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE VIII: GENERAL PROVISIONS

1.       Severability. If any provision of this Amended and Restated Certificate of Incorporation becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Amended and Restated Certificate of Incorporation, and the court will replace such illegal, void or unenforceable provision of this Amended and Restated Certificate of Incorporation with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Amended and Restated Certificate of Incorporation shall be enforceable in accordance with its terms.

2.       Forum. Unless the Corporation consents in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising under any provision of the General Corporation Law of the State of Delaware, the Amended and Restated Certificate of Incorporation, or the by-laws of the Corporation, or (iv) any action asserting a claim governed by the internal-affairs doctrine. Any person or entity that acquires any interest in shares of capital stock of the Corporation will be deemed to have notice of and consented to the provisions of this section.

3.       Amendment of this Amended and Restated Certificate of Incorporation. The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of applicable law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the capital stock of this corporation required by applicable law or by this Amended and Restated Certificate of Incorporation, any amendment to or repeal of Articles V, VI, VII or VIII of this Amended and Restated Certificate of Incorporation (or the adoption of any provision inconsistent therewith) shall require the affirmative vote of the holders of at least two-thirds of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its authorized officer as of [ ], 2018.

XTANT MEDICAL HOLDINGS, INC.

By:
Name:
Title: